As filed with the Securities and Exchange Commission on July 31, 2008.	Registration No.333-150659

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5910 (Primary Standard Industrial Classification Code Number)	33-0843696 (I.R.S. Employer Identification Number)

7F, De Yang Garden
No. 267 Qu Yang Road
Hongkou District, Shanghai
Shanghai, China 200081
Telephone: +86 (0)21 5556-0020
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
10375 Park Meadows Drive, Suite 375
Wilmington, Delaware 19801
Telephone: (302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Adam J. Agron
Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
Telephone: (303) 223-1100
Facsimile: (303) 223-1111

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	10,921,329(2)	$8.99 (3)	$98,182,747.71	$3,858.58(4)

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered hereunder additional shares of common stock as may be issued to the selling stockholders because of any future stock dividends, stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments.

(2)
The amount to be registered consists of (a) 3,937,122 shares of common stock issuable upon conversion of convertible preferred stock, (b) 2,026,431 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock, and (c) 4,957,776 shares of common stock, in each case in order to account for potential future adjustments of common stock issuable as a result of such conversion or exercise in accordance with the registration rights agreement pursuant to which the re-sale of such securities are being registered. See “Selling Stockholders.”

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, based on the last reported sales price on the Over the Counter Bulletin Board for the registrant’s common stock as of May 2, 2008.

(4)	$3,873.17 has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 31, 2008

China Energy Recovery, Inc.
7F, De Yang Garden
No. 267 Qu Yang Road
Hongkou District, Shanghai
Shanghai, China 200081
Telephone: +86 (0)21 5556-0020

10,921,329 shares of common stock

The holders of common stock, Series A Convertible Preferred Stock and warrants to purchase common stock of China Energy Recovery, Inc. named herein may offer and sell from time to time up to an aggregate amount of 10,921,329 shares of our common stock for their own accounts. We will not receive any proceeds from the sale of the shares other than the exercise price, if any, payable to us upon exercise of warrants for our common stock.

The number of shares being registered for resale under this prospectus consists of an aggregate of 4,957,776 shares of common stock held by stockholders who acquired the shares from us while we were a shell company, 3,937,122 shares of our common stock issued or issuable upon conversion of our Series A Convertible Preferred Stock and 2,026,431 shares of our common stock issuable upon exercise of outstanding warrants to purchase our common stock. The selling stockholders acquired these securities at different times in private transactions exempt from registration under the Securities Act. We are registering the offer and sale of the common stock to satisfy registration rights we have granted to certain of the selling stockholders. See “Selling Stockholders.”

Our common stock is quoted on the Over the Counter Bulletin Board, also referred to herein as the OTC BB, under the symbol “CGYV.OB.” As of July 21, 2008, the market price of our common stock was $8.00 per share based on the last reported sales price on the Over the Counter Bulletin Board. The selling stockholders will sell their shares at prevailing market prices or privately negotiated prices.

Investing in our common stock involves risks. YOU SHOULD READ THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ ___, 2008

PROSPECTUS SUMMARY	1
Overview	1
Recent Developments	1
Organizational Structure, Limitations on Ownership and Conflicts of Interest	1
The Offering	2
RISK FACTORS	2
Risks Related to Our Business	2
Risks Related to Our Corporate Structure	6
Risks Related to Doing Business in China	7
Risks Related to Our Common Stock	8
Risks Related to Our Company	11
FORWARD LOOKING STATEMENTS	12
USE OF PROCEEDS	12
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	13
Market Information	13
Options, Warrants, Convertible Securities, Rule 144 Sales, Registered Securities and Public Offering	13
Determination of Offering Price	13
Stockholders	13
Dividends	13
Securities Authorized for Issuance Under Equity Compensation Plans	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CHINA ENERGY RECOVERY, INC. FORMERLY MMA MEDIA INC. (A DEVELOPMENT STAGE COMPANY)	14
Overview	14
Plan of Operation	16
Recent Accounting Pronouncements	17
Off-Balance Sheet Arrangements	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS POISE PROFIT INTERNATIONAL, LTD. AND SUBSIDIARIES	18
Overview	18
Critical Accounting Policies	18
Recent Accounting Pronouncements	19
Results of Operations	19
Liquidity and Capital Resources	24
Contractual Obligations	26
Off-Balance Sheet Arrangements	26
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	26
Interest Rates	26
Foreign Exchange Rates	26
OUR BUSINESS	27
Overview of Our Business	27
Our History	27
Organizational Structure and Subsidiaries	28
Industry Overview	31
Global Market Overview	31
China Market Overview	32
Competitive Markets and Competition	32

i

(continued)

Design and Engineering	33
Manufacturing	33
Marketing and Sales	33
Products and Technology	33
Customers	34
Intellectual Property And Other Proprietary Rights	34
Research and Development	35
Our Business Strategy	35
Raw Materials and Principal Suppliers	35
Employees	35
Principal Executive Offices and Properties	35
Governmental Regulation	36
Compliance with Environmental Laws	36
Legal Proceedings	36
DIRECTORS AND EXECUTIVE OFFICERS	36
Our Directors and Executive Officers	36
Family Relationships	37
Legal Proceedings	37
EXECUTIVE COMPENSATION	38
Summary Compensation Table	38
Base Salary	38
Director Compensation	38
Employment Contracts and Termination of Employment and Change-in-Control Arrangements	38
Retirement Plans and Employee Benefits	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	40
Certain Relationships and Related Transactions	40
Director Independence	42
DESCRIPTION OF CAPITAL STOCK	42
Description of Common Stock	42
Description of Preferred Stock	42
Description of Warrants to Purchase Common Stock	43
Change in Control Provisions	43
SELLING STOCKHOLDERS	43
PLAN OF DISTRIBUTION	49
LEGAL MATTERS	50
EXPERTS	50

ii

(continued)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	50
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	51
AVAILABLE INFORMATION	51
INDEX TO FINANCIAL STATEMENTS CHINA ENERGY RECOVERY, INC., FORMERLY MMA MEDIA INC. (A DEVELOPMENT STAGE COMPANY)	F-1
INDEX TO FINANCIAL STATEMENTS CHINA ENERGY RECOVERY, INC., FORMERLY MMA MEDIA INC. (A DEVELOPMENT STAGE COMPANY)	FF-1
INDEX TO FINANCIAL STATEMENTS POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES	FFF-1
INDEX TO FINANCIAL STATEMENTS POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES	FFFF-1
INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS	FFFFF-1

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and our historical financial statements and the notes thereto included elsewhere in this prospectus.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “the Company,” “we,” “us” and “our” refer to China Energy Recovery, Inc. and our subsidiaries.

Overview

China Energy Recovery, Inc (the “Company”) is headquartered in Shanghai, China, and, through its wholly-owned subsidiary, HAIE Hi-tech Engineering (Hong Kong) Company, Limited (“Hi-tech”), is in the business of designing, fabricating, implementing and servicing industrial energy recovery systems. The Company’s energy recovery systems capture industrial waste energy for reuse in industrial processes or to produce electricity and thermal power, thereby allowing industrial manufacturers to reduce their energy costs, shrink their emissions, reduce capital expenditures on cooling equipment and generate sellable emissions credits. A majority of the manufacturing takes place at the Company’s leased manufacturing facilities in Shanghai, China. The Company transports the manufactured systems in parts via truck, train or ship to the end-users’ facilities where the system is assembled and installed. The Company has installed over 100 energy recovery systems both in China and internationally. The Company sells its energy recovery systems and services mainly directly to customers.

Recent Developments

On April 15, 2008, the Company consummated a share exchange with the stockholders of Poise Profit International, Ltd., a private British Virgin Islands corporation (“Poise”), pursuant to which we acquired all of the issued and outstanding shares of Poise’s common stock in exchange for the issuance of shares of our common stock representing approximately 81.5% of our issued and outstanding common stock (the “Share Exchange”). After the Share Exchange, our business operations consist of those of Poise’s wholly-owned subsidiary, Hi-tech, incorporated in the Hong Kong Special Administration Region, China. Poise, through its Chinese subsidiary Hi-tech, is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy for reuse in industrial processes or for the production of electricity and thermal power. Hi-tech has installed more than 100 energy recovery systems and has deployed and is deploying its systems throughout China and in a variety of international markets including in Egypt, Turkey, Korea, Vietnam and Malaysia.

As a condition to and simultaneously with the closing of the Share Exchange, we entered into securities purchase agreements (the “Securities Purchase Agreement”) with 25 accredited investors pursuant to which we issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08 with each unit consisting of one share of our Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase one-half of one share of our common stock at an exercise price of $2.58 per share. Thus, at the closing, we issued 7,874,241 shares of our Series A Convertible Preferred Stock to the investors and we also issued warrants to the investors for the purchase of an aggregate of 1,968,561 shares of our common stock for an aggregate purchase price of $8,504,181 (the “Financing”). On April 16, 2008, we conducted a 1-for-2 reverse stock split of our issued and outstanding capital stock pursuant to which each two shares of our common stock issued and outstanding on the record date of April 15, 2008 was converted into one share of our common stock. On May 5, 2008, we filed a correction to our Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock with the Delaware Secretary of State to make clear that each share of our Series A Convertible Preferred Stock is initially convertible into one share of our common stock. All share amounts and per share data in this prospectus and the registration statement of which this prospectus forms a part reflect the April 16, 2008 1-for-2 reverse stock split.

The Company is registering for resale 1,000,000 shares of our common stock originally issued in the Share Exchange, but which are not currently held by the former stockholders of Poise. The Company is not registering for resale any shares of our common stock issued to and currently held by the stockholders of Poise in the Share Exchange.

Organizational Structure, Limitations on Ownership and Conflicts of Interest

The majority of our operations are carried out by Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd. (“Shanghai Engineering”), a company organized in Shanghai, China. While we own, directly or indirectly, 100% of the equity interests of Poise and Hi-tech, we do not own any equity interest in Shanghai Engineering. Instead, Hi-tech has entered into contractual relationships with Shanghai Engineering and its shareholders pursuant to which Hi-tech enjoys the benefits and risks of equity ownership. This arrangement is necessary to comply with Chinese limitations on foreign investments and ownership in Chinese businesses. As a result, Shanghai Engineering is considered a “variable interest entity” and its financial information must be consolidated with ours. The material contractual relationships between Hi-tech and Shanghai Engineering and the most important terms thereof consist of:

•	a Consulting Services Agreement pursuant to which Hi-tech manages and operates Shanghai Engineering in exchange for a fee equal to Shanghai Engineering’s net profits.
•
an Operating Agreement pursuant to which Hi-tech guarantees the contractual performance by Shanghai Engineering under any agreements with third parties in exchange for a pledge by Shanghai Engineering of all of its respective assets. Hi-tech has the right to approve any transactions that may materially affect the assets, liabilities, rights or operations of Shanghai Engineering and provide, binding advice regarding its daily operations, financial management and employment matters, including the dismissal of employees. In addition, Hi-tech has the right to recommend director candidates and appoint senior executives.

•
a Proxy Agreement pursuant to which Shanghai Engineering’s shareholders have vested their voting power in Hi-tech and agreed to not transfer the shareholders’ respective equity interests in Shanghai Engineering to anyone but Hi-tech or its designee(s).

•
an Option Agreement pursuant to which the shareholders of Shanghai Engineering have granted Hi-tech or its designee(s) the irrevocable right and option to acquire all or a portion of such shareholders’ equity interests in Shanghai Engineering for a purchase price equal to such shareholders’ original paid-in price for such equity interest.

•
an Equity Pledge Agreement pursuant to which the shareholders of Shanghai Engineering have pledged all of their equity interests in Shanghai Engineering to Hi-tech to guarantee Shanghai Engineering’s performance of its obligations under the Consulting Services Agreements.

Our organizational structure and these contractual relationships are described in more detail elsewhere in this prospectus under the caption “OUR BUSINESS – Organizational Structure and Subsidiaries.”

Shanghai Engineering is owned jointly by Mr. Qinghuan Wu, one of our directors and a significant shareholder, and our Chairman of the Board and Chief Executive Officer, and his spouse, Mrs. Jialing Zhou, who is one of our directors. Mr. Wu is also an executive director of Shanghai Engineering and Mrs. Zhou is the controller thereof. Conflicts of interest may arise between Mr. Wu’s and Mrs. Zhou’s duties to our company and Shanghai Engineering. The risks associated with such conflicts of interest are described in more detail elsewhere in this prospectus under the caption “RISK FACTORS - Risks Related to Our Company.”

The Offering

Common stock offered (1)	10,921,329.

Offering price	The selling stockholders will sell their shares at prevailing market prices or privately negotiated prices.

Common stock outstanding (2)	26,934,886 shares as of July 25, 2008.

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock but may receive payment of the exercise price to convert warrants into common stock prior to sale thereof. Any payment of the exercise price received will be used for working capital.

Risk factors
An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” beginning on page 2 and the other information contained in this prospectus before making an investment decision regarding our common stock.

(1)
This prospectus covers the resale of (a) 3,937,122 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, (b) 2,026,431 shares of common stock issuable upon exercise of warrants, (c) 1,000,000 shares of common stock originally issued in the Share Exchange but not currently held by the former stockholders of Poise and (d) 4,037,134 shares of common stock. The number of shares of our common stock into which our Series A Convertible Preferred Stock are convertible and our warrants are exercisable will be adjusted to account for future stock splits, stock dividends, reclassifications, recapitalizations or other similar events, fundamental transactions, distributions of company assets, issuance of common stock, options, convertible securities or purchase rights, or if we take an action with regard to our common stock that would diminish the value of our Series A Convertible Preferred Stock or warrants.

(2)	The number of outstanding shares does not include shares issuable upon conversion of Series A Convertible Preferred Stock or shares issuable upon exercise of warrants.

RISK FACTORS

There are numerous and varied risks that may prevent us from achieving our goals, including those described below. You should carefully consider the risks described below and the other information included in this registration statement on Form S-1, including our financial statements and related notes. Our business, financial condition and results of operations could be harmed by any of the following risks. If any of the events or circumstances described below were to occur, our business, financial condition and results of operations could be materially adversely affected. As a result, the trading price of our common stock could decline, and investors could lose part or all of their investment.

Risks Related to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history and the unpredictability of our industry make it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to companies with longer operating histories.

Our dependence on a limited number of customer segments may cause significant fluctuations or declines in our revenues.

We currently sell a substantial portion of our energy recovery systems to companies in either the chemical or paper manufacturing sectors. In the fiscal year ended 2007, approximately 97% and 3% of our total sales were attributable to the chemical and paper manufacturing sectors, respectively. We anticipate that our dependence on a limited number of customer sectors will continue for the foreseeable future. Consequently, any one of the following events may cause material fluctuations or declines in our revenues and have a material adverse effect on our results of operations:

•	Decreased demand for the products of these manufacturing sectors;

•	Advances in the manufacturing processes of these sectors that could eliminate the economic feasibility of our technology; and

•
Failure to successfully implement our systems for one or more customers within a particular sector could adversely affect the reputation of our products and services have as a viable option for other companies within that sector.

We face risks associated with the marketing, distribution and sale of our energy recovery systems, and if we are unable to effectively manage these risks, they could impair our ability to expand our business.

The marketing, distribution and sale of our products expose us to a number of risks, including:

•	Increased costs associated with maintaining marketing efforts in various countries;

•	Marketing campaigns that are either ineffective or negatively perceived in one or more countries and/or across one or more industry sectors;

•	Difficulty and cost relating to compliance with the different commercial and legal requirements of the overseas markets in which we offer our products;

•	Inability to obtain, maintain or enforce intellectual property rights; and

•	Trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries.

The success of our business depends on our ability to attract highly qualified personnel without whom we would be unable to maintain the quality of our services, and our ability to retain them, including senior management and other key personnel who may terminate their employment with us at any time causing us to lose experienced personnel and to expend resources in securing qualified replacements.

We depend substantially on the current and continued services and performance of our senior management and other key personnel. Loss of the services of any of such individuals would adversely impact our operations. In addition, we believe that our technical personnel represent a significant asset and provide us with a competitive advantage over many of our competitors and that our future success will depend upon our ability to hire and retain these key employees and our ability to attract and retain other skilled financial, engineering, technical and managerial personnel. As our industry continues to grow, we expect increased competition for qualified personnel. In the event that we are unable to retain or attract the same level of qualified personnel as in the past on the current terms of employment, we may face higher labor costs or lower productivity. If our productivity or the quality of the services we provide decrease, our business may suffer negative consequences such as a reduction in our rate of securing and completing customer engagements. Increased costs of labor and reduced throughput would negatively affect our profitability.

None of our key personnel, including our Chief Executive Officer, is party to any employment agreements with us and management and other employees may voluntarily terminate their employment at any time. Our Chief Financial Officer has entered into a short-term consulting agreement with us that expires in September 2008. There is no guarantee that we will be able to retain the services of these, or other, individuals on reasonable terms or at all. We do not currently maintain any “key man” life insurance with respect to any of such individuals.

Our inability to obtain capital, use internally generated cash, or use shares of our capital stock or debt to finance future expansion efforts could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete business expansion efforts could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to use shares of capital stock to consummate expansions will depend on the market value of our capital stock from time to time and the willingness of potential investors, sellers or business partners to accept it as full or partial payment. Using shares of capital stock for this purpose also may result in significant dilution to our then existing stockholders. To the extent that we are unable to use capital stock to make future expansions, our ability to grow through expansions may be limited by the extent to which we are able to raise capital for this purpose through debt or equity financings. Raising external capital in the form of debt could require periodic interest payments that could hinder our financial flexibility in the future. No assurance can be given that we will be able to obtain the necessary capital to finance a successful expansion program or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to (a) obtain additional capital on acceptable terms, (b) use internally generated cash or debt to complete expansions because it significantly limits our operational or financial flexibility, or (c) use shares of capital stock to make future expansions may hinder our ability to actively pursue any expansion program we may decide to implement. In addition, if we are unable to obtain necessary capital going forward, our ability to continue as a going concern would be negatively impacted.

Our future success substantially depends on our ability to significantly increase our manufacturing capacity. Our ability to achieve our capacity expansion goals is subject to a number of risks and uncertainties.

Our future success depends on our ability to significantly increase our manufacturing capacity. If we are unable to do so, we may be unable to expand our business, decrease our average cost per watt, maintain our competitive position and improve our profitability. Our ability to establish additional manufacturing capacity is subject to significant risks and uncertainties. We may be unable to raise the necessary capital to initiate and complete the construction of a new manufacturing facility, acquire the appropriate permits to allow construction of a new manufacturing facility, or engage a company qualified to construct our manufacturing facility at a reasonable price, or at all.

We may not be able to manage our expansion of operations effectively and if we are unable to do so, our profits may decrease.

We are in the process of significantly expanding our business in order to meet the increasing demand for our products and services, as well as to capture new market opportunities. As we continue to grow, we must continue to improve our operational and financial systems, procedures and controls, increase manufacturing capacity and output, and expand, train and manage our growing employee base. In order to fund our on-going operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, our management will be required to maintain and strengthen our relationships with our customers, suppliers and other third parties. As a result, our continued expansion has placed, and will continue to place, significant strains on our management personnel, systems and resources. We will also need to further strengthen our internal control and compliance functions to ensure that we will be able to comply with our legal and contractual obligations and minimize our operational and compliance risks. Our current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures. As a result, our results from operations may decline.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.

We rely primarily on patent, trademark, trade secret, copyright law and other contractual restrictions to protect our intellectual property. For example, Shanghai Engineering holds five patents in China. Nevertheless, these afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. In addition, implementation of China’s intellectual property-related laws has historically been lacking, primarily because of ambiguities in China’s laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. As a result, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition or operating results. In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. We cannot assure you that the outcome of such potential litigation will be in our favor. Such litigation may be costly and may divert management attention as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us to pay significant damage awards.

Our success also depends largely on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. The validity and scope of claims relating to our technology patents involve complex scientific, legal and factual questions and analysis and, therefore, may be highly uncertain. We may be subject to litigation involving claims of patent infringement or violation of intellectual property rights of third parties. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our products or subject us to injunctions prohibiting the manufacture and sale of our products or the use of our technologies. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

Although we sell a substantial portion of our products outside of China, the patents protecting parts of our energy recovery systems are issued in China. Our business, results of operations and financial condition could be materially and adversely affected if our sales outside China were to be restricted by intellectual property claims by third parties.

As of April 15, 2008, Shanghai Engineering held a total of five issued patents in China. We do not have, and have not applied for, any patent for our proprietary technologies outside of China although we have sold, and expect to continue to sell, a substantial portion of our products outside of China. Because the protection afforded by our patents is effective only in China, others may independently develop substantially equivalent technologies, or otherwise gain access to our proprietary technologies, and obtain patents for such intellectual properties in other jurisdictions, including the countries to which we sell our products. If any third parties are successful in obtaining patents for technologies that are substantially equivalent or the same as the technologies we use in our products in any of our markets before we do and enforce their intellectual property rights against us, our ability to sell products containing the allegedly infringing intellectual property in those markets will be materially and adversely affected. If we are required to stop selling such allegedly infringing products, seek license and pay royalties for the relevant intellectual properties, or redesign such products with non-infringing technologies, our business, results of operations and financial condition may be materially and adversely affected.

Fluctuations in exchange rates could adversely affect our business and your investment.

A portion of our sales is currently denominated in U.S. dollars, with the remainder in Renminbi and Euros, while a substantial portion of our costs and expenses is denominated in U.S. dollars and Renminbi, with the remainder in Euros. Therefore, fluctuations in currency exchange rates could have a material adverse effect on our financial condition and results of operations. Fluctuations in exchange rates, particularly among the U.S. dollar, Renminbi and Euro, affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our financial statements are expressed in U.S. dollars but our functional currency is Renminbi. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. To the extent we hold assets denominated in U.S. dollars, any appreciation of the Renminbi against the U.S. dollar could result in a change to our income statement. On the other hand, a decline in the value of Renminbi against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the prices of our stock.

The change in value of the Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the Chinese government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in approximately 18% appreciation of the Renminbi against the U.S. dollar as of April 10, 2008 since the change in policy. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As we rely entirely on dividends paid to us by our operating subsidiary, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars we received in the Financing into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

As our manufacturing processes generate noise, wastewater, gaseous and other industrial wastes, we are required to comply with all national and local regulations regarding protection of the environment. We believe that we are in compliance with present environmental protection requirements and have all necessary permits, environmental or others, to conduct our business as it is presently conducted. However, if more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. If we fail to comply with present or future environmental regulations, however, we may be required to pay substantial fines, suspend production or cease operations. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

We do not believe that our energy recovery systems are subject to emission standards applicable to fuel-burning boilers but if they were to be subject to such emission standards, we may incur additional costs in complying with them which may negatively impact our profitability.

There are emissions standards applicable to the operation of coal-burning, oil-burning or gas-fired boilers (China National General Standard GWPB 3-1999). We do not believe that these emission standards are applicable to the boilers included within our energy recovery systems because our boilers are not independently emitting any emissions as they are being heated by industrial processes as opposed to by coal, oil or gas. If our energy recover systems were to become subject to these emission standards, we may need to change the design of our energy recovery systems to bring them into compliance with the emission standards which may increase our costs and negatively impact our profitability.

We operate in a competitive industry with several established and more horizontally integrated companies. It may be difficult to sustain our market share in the event of a decline in market conditions.

Our industry is competitive and rapidly changing. Future competitors may include international engineering companies and large domestic engineering companies. These competitors may have a material advantage in their financial, technical and marketing resources. Competition in the energy recovery industry may increase in the future, which could result in reduced pricing power and declining margins. We may be unable to successfully compete against future competitors, which would adversely affect our business and operations.

In our course of business, we expose ourselves to possible litigation associated with performing services on our customers’ properties.

We perform installation services on our customers’ properties and doing so can result in claims of property damage, breach of contract, harassment, theft, and other such claims. These claims may become time consuming and expensive, which would adversely affect our financial condition and the reputation of our business.

We are subject to risks related to warranty claims whereby we may not be able to collect the full purchase price of sold products or which are greater than anticipated due to the unenforceability of liability limitations.
We warrant the majority of our products for periods of one or two years. Defects may not become apparent until after the products have been sold and installed. As a normal practice in the industry, we allow our customers to retain 5% to 10% of the contract prices as retainage during the warranty period for any future warranty claims. We record the retainage as deferred revenue and do not recognize it until our customers pay it after the warranty period expires. When a warranty claim occurs and we determine that the product in question is defective, we repair the product at our expenses, which could increase our costs and adversely affect our business. Also, if we are unable to repair the product to the customer's satisfaction or for other reasons, we may not have the right or be able to collect the whole or part of the retainage at the end of the warranty period, thus losing related deferred revenue that we otherwise would have recognized as earned. Further, our standard warranties contain limits on damages and exclusions of liability for consequential damages and for misuse, alteration, accident or mishandling after the sale and installation. If these limitations are ineffective or found to be unenforceable, we may be subject to greater than anticipated warranty claims.

We have limited insurance coverage and may incur losses resulting from product liability claims or business interruptions.

While we historically have not been subject to any product liability claims, we are exposed to risks associated with such claims in the event that the use of the products we sell results in injury. We do not have any product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. In addition, because the insurance industry in China is still in its early stages of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

A drop in the price of conventional energy sources may decrease the demand for our energy recovery systems and may negatively impact our sales and profitability.

Our energy recovery systems capture industrial waste energy which then can be reused in industrial processes or used to produce electricity and thermal power. An energy recovery system is expensive to purchase and install. We believe that our customers make purchasing decisions based on the economic feasibility of installing one of our energy recovery systems relative to using conventional energy and other alternative energy sources. Decreases in the prices of oil and other fossil fuels, utility electric rates, and other alternative energy sources could cause the demand for energy recovery systems to substantially decline, which would negatively impact our profitability.

If we do not generate the anticipated demand for our energy recovery systems, we may not continue to realize the necessary sales levels needed to reach or maintain profitability.

The market for energy recovery systems is relatively new and still evolving. The success of our products and services will depend on the cost effectiveness and the relative performance of our systems relative to conventional and other alternative energy technologies. If our products and services do not capture the necessary industry market share, we may not be able to generate sufficient revenue or sustain profitability.

Risks Related to Our Corporate Structure

In order to comply with Chinese laws limiting foreign ownership of Chinese companies, we conduct our business through Hi-tech by means of contractual arrangements with other Chinese companies that we do not own. If the Chinese government determines that these contractual arrangements do not comply with applicable regulations, our business could be adversely affected.

The Chinese government restricts foreign investment in the manufacturing business in China. Accordingly, we operate our business in China through our indirect wholly-owned Chinese subsidiary, Hi-tech, which in turn has entered into contractual arrangements with Shanghai Engineering and Shanghai Environmental (as defined below) for the design, manufacturing and installation of energy recovery systems. Shanghai Engineering, in turn, has entered into contractual agreements with Shanghai Si Fang (as defined below), an entity owned and controlled by the Chinese government, pursuant to which Shanghai Engineering leases Vessel Works Division (as defined below), a subsidiary of Shanghai Si Fang, which manufactures our energy recovery systems. Vessel Works Division holds the licenses and approvals necessary for such manufacturing. Hi-tech has contractual arrangements with Shanghai Engineering and Shanghai Environmental, and their respective shareholders, that allow Hi-tech to substantially control Shanghai Engineering and Shanghai Environmental. However, we cannot assure you that we will be able to enforce, retain or renew these contracts. Any failure to enforce, retain or renew these contracts or to enter into satisfactory substitute agreements with other manufacturers would likely mean that we would be unable to continue to manufacture and install energy recovery systems.

Although we believe that we comply with current Chinese laws and regulations related to foreign ownership of manufacturing operations, we cannot assure you that the Chinese government would agree that our contractual arrangements comply with Chinese licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the Chinese government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

Our contractual arrangements with Shanghai Engineering and Shanghai Environmental and their respective shareholders may not be as effective in providing control over these entities as direct ownership.

Because Chinese law limits foreign equity ownership in companies in China, we operate our business through affiliated Chinese companies, Shanghai Engineering and Shanghai Environmental. We have no equity ownership interest in Shanghai Engineering or Shanghai Environmental and rely on contractual arrangements to control and operate such entities and their business. These contractual arrangements may not be as effective in providing control as direct ownership. For example, Shanghai Engineering or Shanghai Environmental could fail to take actions required for our business despite their contractual obligation to do so. If Shanghai Engineering or Shanghai Environmental fail to perform under their agreements with us, we may have to rely on legal remedies under Chinese law to enforce them, which may not be effective. In addition, we cannot assure you that Shanghai Engineering or Shanghai Environmental’s respective shareholders would always act in our best interests.

Risks Related to Doing Business in China

Our business is exposed to risks associated with the economic, environmental and political conditions in China because the substantial majority of our assets are located in China and the majority of our revenues are derived from our operations in China.

Because our headquarters and manufacturing facilities are located in China, our business is disproportionately exposed to the economic, environmental and political conditions of the region. The country’s political and economic systems are very different from more developed countries and uncertainties may arise with changing of governmental policies and measures. China also faces many social, economic and political challenges that may produce instabilities in both its domestic arena and in its relationship with other countries. These instabilities may significantly and adversely affect our performance. In addition, as the Chinese legal system develops, we cannot assure that changes in laws and regulations and their interpretation or their enforcement will not have a material adverse effect on our business operations. As a large portion of our target customers are also located in China and are subject to the aforementioned risks, our business may also be adversely affected by the effects of the conditions within the region upon them.

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

A majority of our business operations and sales are conducted and made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	The amount of government involvement;

•	The level of development;

•	The growth rate;

•	The control of foreign exchange; and

•	The allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by companies in our target markets for energy recovery systems, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

We conduct substantially all of our business through affiliated entities in China. These entities are generally subject to laws and regulations applicable to foreign investment in China. China’s legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and China’s legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Certain portions of our revenues and expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares. Under China’s existing foreign exchange regulations, our Chinese subsidiary, Hi-tech, is able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. However, we cannot assure you that that the Chinese government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

Foreign exchange transactions by our subsidiaries or under the capital account continue to be subject to significant foreign exchange controls and require the approval of China’s governmental authorities, including the SAFE. In particular, if our subsidiaries borrow foreign currency loans from us or other foreign lenders, these loans must be registered with the SAFE, and if we finance our subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities including the Ministry of Commerce or its local counterparts. These limitations could affect the ability of our subsidiaries to obtain foreign exchange through debt or equity financing.

Our business benefits from certain Chinese government incentives. Expiration of, or changes to, these incentives could have a material adverse effect on our operating results.

The Chinese government has provided various incentives to high technology companies, including our affiliate Shanghai Engineering, in order to encourage development of the high technology industry. Such incentives include reduced tax rates and other measures. For example, Shanghai Engineering has been qualified as a “high or new technology enterprise.” As a result, we are entitled to a preferential enterprise income tax rate of 15% so long as Shanghai Engineering continues to maintain its “high or new technology enterprise” status. We were entitled to a two-year exemption from the enterprise income tax for our first two profitable years of operation, which were 2005 and 2006. We thereafter are entitled to a 50% deduction of the income tax rate of 33%, which is a rate of 16.5% from January 2007 to December 31, 2009. As these tax benefits expire, our effective tax rate may increase significantly. We expect that a new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”) some time during 2008. The key changes are: (a) the new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for companies with high or new technology enterprise status, which will pay a reduced rate of 15%, and (b) companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next five years or until the tax holiday term is completed, whichever is sooner. These companies will pay the standard tax rate as defined in point (a) above during the grace period. Because Shanghai Engineering was established before March 16, 2007, it is qualified to continue enjoying the reduced tax rate as described above. Since the detailed guidelines for this new tax law have not been published yet, we cannot determine the new tax rate (15% or 25%) applicable to Shanghai Engineering and its affiliates after the end of their respective tax holiday terms. Any increase in our enterprise income tax rate in the future could have a material adverse effect on our financial condition and results of operations.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of avian flu, SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. In 2005, there were reports on the occurrences of avian flu in various parts of China, including a few confirmed human cases. Any prolonged recurrence of avian flu, SARS or other adverse public health developments in China may have a material adverse effect on our business operations. These could include our ability to travel or ship our products outside of China, as well as temporary closure of our manufacturing facilities. Such closures or travel or shipment restrictions would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

Risks Related to our Common Stock

There is not an active trading market for our common stock, and if a market for our common stock does not develop, our investors may be unable to sell their shares.

Our common stock is currently quoted on the OTC BB trading system. The OTC BB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. The OTC BB tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC BB as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

•	The lack of readily available price quotations;

•	The absence of consistent administrative supervision of “bid” and “ask” quotations;

•	Lower trading volume;

•	Market conditions;

•	Technological innovations or new products and services by us or our competitors;

•	Regulatory, legislative or other developments affecting us or our industry generally;

•	Limited availability of freely-tradable “unrestricted” shares of our common stock to satisfy purchase orders and demand;

•	Our ability to execute our business plan;

•	Operating results that fall below expectations;

•	Industry developments;

•	Economic and other external factors; and

•	Period-to-period fluctuations in our financial results.

In addition, the value of our common stock could be affected by:

•	Actual or anticipated variations in our operating results;

•	Changes in the market valuations of other companies operating in our industry;

•	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Adoption of new accounting standards affecting our industry;

•	Additions or departures of key personnel;

•	Introduction of new services or technology by our competitors or us;

•	Sales of our common stock or other securities in the open market;

•	Changes in financial estimates by securities analysts;

•	Conditions or trends in the market in which we operate;

•	Changes in earnings estimates and recommendations by financial analysts;

•	Our failure to meet financial analysts’ performance expectations; and

•	Other events or factors, many of which are beyond our control.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required either to sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

Because we do not intend to pay any dividends on our common stock, purchases of our common stock may not be suited for investors seeking dividend income.

We do not currently anticipate declaring and paying dividends to our stockholders in the near future. It is our current intention to apply any net earnings in the foreseeable future to the internal needs of our business. Prospective investors seeking or needing dividend income or liquidity from our common stock should, therefore, not purchase our common stock. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

We cannot assure you that we will list our common stock on NASDAQ or any other national securities system or exchange.

Although we intend to apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we do not currently meet the initial listing standards of either of those markets and we cannot assure you that we will be able to qualify for and maintain a listing of our common stock on either of those markets or any other stock system or exchange in the future. Furthermore, in the case that our application is approved, there can be no assurance that trading of our common stock on such market will reach or maintain desired liquidity. If we are unable to list our common stock on NASDAQ, the American Stock Exchange or another stock system or exchange, or to maintain the listing, we expect that our common stock will be eligible to trade on the OTC BB, maintained by NASDAQ, another over-the-counter quotation system, or on the “pink sheets,” where an investor may find it more difficult, or impossible, to dispose of shares or obtain accurate quotations as to the market value of our common stock. Under such circumstances, the probability of reduced liquidity would hinder investors’ ability to obtain accurate quotations for our common stock, and our common stock could become substantially less attractive to investors.

Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on our common stock’s market price.

The trading market for our common stock will depend, in part, on the research and reports that securities analysts publish about us and our business. We do not have any control over these analysts. Currently there is no coverage of our common stock and there is no guarantee that securities analysts will cover our common stock in the future. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We have raised substantial amounts of capital in private placements, and if we fail to comply with the applicable securities laws, ensuing rescission rights or lawsuits would severely damage our financial position.

Our private placements consist of securities that were not registered under the Securities Act or any state “blue sky” law as a result of exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with any of such exemptive provisions, investors could have the right to rescind their purchase of our securities and also sue for damages. If any investors were to successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could have significant, adverse affects on our financial position. Future financings may involve sales of our common stock at prices below prevailing market prices on the OTC BB or exchange on which our common stock is quoted or listed at that time, as well as the issuance of warrants or convertible securities at a discount to market price.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. While the last reported trade of our company stock on the OTC BB was at a price above $5.00 per share, our common stock has in the past been considered a penny stock and there can be no assurance that our common stock will continue to trade at a price above $5.00 per share in the future. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

A significant amount of our common stock may be eligible for sale under registration statements or Rule 144 promulgated under the Securities Act at different times in the future, and its sale could depress the market price of our common stock.

We do not believe that our stockholders are currently eligible to sell shares of our common stock under Rule 144 promulgated under the Securities Act but we expect that they may become eligible at different times during the year.

We estimate that stockholders holding approximately 40,000 shares of our common stock are currently eligible to sell their shares without restrictions. Provided that all applicable Rule 144 conditions are satisfied, we believe that stockholders holding the balance of our currently outstanding shares of common stock, approximately 26,894,886 shares, are eligible to sell their shares as early as April 21, 2009.

In addition, we are registering an aggregate of 10,921,329 shares of our common stock, subject to future adjustments in accordance with the terms of our Series A Convertible Preferred Stock and outstanding warrants, in the registration statement on Form S-1 of which this prospectus forms a part and have granted registration rights to stockholders holding an additional 561,197 shares of our common stock. If and when any registration statement covering these shares becomes effective, such shares of our common stock may be sold immediately.

Sales of a significant number of shares of common stock in the public market could lower the market price of our common stock

A significant amount of common stock is subject to issuance upon the conversion of our Series A Convertible Preferred Stock and upon exercise of warrants to purchase common stock. The conversion, exercise and sale of these financial instruments could depress the market price of our common stock.

As of July 25, 2008, we had 6,670,537 shares of our Series A Convertible Preferred Stock currently exercisable into 3,335,269 shares of common stock outstanding. Also, all of the warrants issued in the Financing, currently exercisable into 1,968,561 shares of common stock, remain outstanding.

We also issued warrants to purchase our common stock to a party that provided us with bridge financing on August 27, 2007. The warrants issued to the bridge lender on August 27, 2007 are exercisable at any time prior to their expiration date.

Further, on June 20, 2008 we entered into a Consulting Agreement with ARC China, Inc. pursuant to which we issued to ARC China, Inc. a warrant to purchase 750,000 shares of our common stock at an exercise price of $2.16 per share. The warrant is exercisable in a cash-less manner. The warrant will vest and be exercisable according to the following schedule: (a) warrants to purchase 250,000 shares of our common stock vested and became exercisable upon execution of the Consulting Agreement, (b) warrants to purchase 5,000 shares of shares of our common stock will vest and be exercisable on the date of our receipt of each $1,000,000 in gross proceeds in each financing during the term of the Consulting Agreement, up to a maximum of 250,000 shares of our common stock (provided that warrants shall not vest for increments of less than $1,000,000 in gross proceeds received in a financing), and (c) warrants to purchase 250,000 shares of our common stock will vest and become exercisable upon a transfer of the quotation of our common stock from the OTC BB to the NASDAQ Stock Market or the American Stock Exchange. In the event that we terminate the Consulting Agreement for any reason or for no reason, all unvested portions of the warrant on the effective date of such termination will become fully vested and immediately exercisable. In the event ARC China, Inc. terminates the Consulting Agreement for any reason, all unvested portions of the warrant on the effective date of such termination will be forfeited. ARC China, Inc. exercised the vested portion of the warrant on June 23, 2008 in a cash-less manner and we issued 195,454 shares of our common stock to ARC China, Inc. on such date.

The following table sets forth the number of underlying shares of our common stock, the exercise price and the expiration date of all warrants outstanding as of July 25, 2008:

Number of shares underlying warrants	Exercise Price	Expiration Date
57,870	$2.16	August 27, 2010
1,968,561	$2.58	April 15, 2013
500,000	$2.16	June 20, 2013

Sales of a significant number of shares of our common stock in the public market after the conversion or exercise of these securities could lower the market price of our common stock.

Risks Related to Our Company

Mr. Qinghuan Wu, one of our directors and our Chairman of the Board and Chief Executive Officer, may have potential conflicts of interest with us, which may adversely affect our business, and beneficially owns a significant number of shares of our common stock, which will have an impact on all major decisions on which our stockholders may vote and which may discourage an acquisition of our Company.

Mr. Wu, who is one of our directors, a significant shareholder, and our Chairman of the Board and Chief Executive Officer, is also an Executive Director of each of Shanghai Engineering and Shanghai Environmental. Shanghai Engineering is owned jointly by Mr. Wu and his spouse, Mrs. Jialing Zhou, who is one of our directors. Shanghai Environmental is wholly-owned by Mr. Wu. Conflicts of interest may arise between his duties to our company and his duties to Shanghai Engineering or Shanghai Environmental, or his interest as an owner of Shanghai Engineering and Shanghai Environmental. As Mr. Wu is a director and executive officer of our company, he has a duty of loyalty and care to us under Delaware law when there are any potential conflicts of interest between our company and Shanghai Engineering and Shanghai Environmental. We cannot assure you that when conflicts of interest arise, Mr. Wu will act completely in our interests or that conflicts of interest will be resolved in our favor. In addition, Mr. Wu could violate his legal duties by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between us and Mr. Wu, we would have to rely on legal proceedings, which could disrupt our business.

Further, the design, manufacturing and installation of energy recovery systems are conducted by Shanghai Engineering while Shanghai Environmental is not an operating company but serves as a vehicle for arranging sales and maximizing Chinese tax benefits. We do not own Shanghai Engineering or Shanghai Environmental but instead rely on contractual arrangements between our wholly-owned subsidiary Hi-tech and these two companies to control them and to participate in their profitability. Shanghai Engineering, in turn, has entered into contractual agreements with Shanghai Si Fang for the manufacture of our energy recovery systems. The agreements constituting these contractual arrangements provide that Hi-tech may assign them to other parties, in some cases freely, and that Shanghai Engineering and Shanghai Environmental, respectively, may assign them to other parties with Hi-tech's consent. Mr. Wu, as an owner and member of management of Shanghai Engineering and Shanghai Environmental, and as our Chairman of the Board and Chief Executive Officer, has the power to direct the operations of Shanghai Engineering, Shanghai Environmental and Hi-tech and to cause them to terminate, fail to renew, assign or consent to the assignment of the agreements constituting these contractual arrangements, even if contrary to Mr. Wu's duties to us. If these agreements were terminated, not renewed or assigned to a party unaffiliated with us, and we were unable to enter into satisfactory substitute agreements with other design firms, manufacturers, installers and sales firms, we would likely be unable to continue to design, manufacture, install and sell energy recovery systems and our stockholders would hold stock in a company without meaningful business operations. Further, we would no longer enjoy the Chinese tax benefits provided by our arrangement with Shanghai Environmental.

Currently, Mr. Qinghuan Wu directly owns approximately 45% of our currently outstanding common stock (including the shares escrowed in the Share Exchange; and beneficially together with his spouse approximately 78%). In addition, he is also one of our directors and our Chairman of the Board and Chief Executive Officer. The interests of Mr. Wu may differ from the interests of other stockholders. As a result, Mr. Wu will have the ability to significantly impact virtually all corporate actions requiring stockholder approval, vote, including the following actions:

•	Election of our directors;

•	The amendment of our organizational documents;

•	The merger of our company or the sale of our assets or other corporate transaction; and

•	Controlling the outcome of any other matter submitted to the stockholders for vote.

Mr. Wu’s beneficial stock ownership may discourage potential investors from investing in shares of our common stock due to the lack of influence they could have on our business decisions, which in turn could reduce our stock price.

We have not yet been required to obtain the independent auditor attestation required by the Sarbanes-Oxley Act of 2002 and if we are unable to implement effective internal controls and to obtain the attestation, investor confidence in our company may decrease and our stock price may fall.

Section 404 of the Sarbanes-Oxley Act of 2002 requires management of public companies to develop and implement internal controls over financial reporting and evaluate the effectiveness thereof, and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management.

Some members of our management team have limited or no experience operating a publicly-traded company. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. This may be time consuming, difficult and costly for us and may mean that we are unable to implement the required internal controls in order to allow us to obtain the independent auditor attestation. We have not yet been required to obtain the necessary independent auditor attestation and there can be no assurance that our internal controls will meet the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 to allow us to obtain such an attestation when required to do so. Failure to obtain the independent auditor attestation could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock or delay or prevent a change in control.

Our board of directors has the authority to fix and determine the relative rights and preferences of our preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. In addition, our issuing preferred stock could have the effect of delaying or preventing a change in control.

FORWARD LOOKING STATEMENTS

This prospectus and other materials we will file with the Securities and Exchange Commission (“SEC”) contain, or will contain, disclosures which are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as, but not limited to, the discussion of economic conditions in market areas and their effect on revenue growth, the discussion of our growth strategy, the potential for and effect of future governmental regulation, fluctuation in global energy costs, the effectiveness of our management information systems, and the availability of financing and working capital to meet funding requirements, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: economic conditions affecting manufacturers of energy recovery systems and the industry segments they serve; the adverse effect of governmental regulation and other matters affecting energy recovery system manufacturers; increased competition in the industry; our dependence on certain customer segments; the availability of and costs associated with potential sources of financing; difficulties associated with managing future growth; our inability to increase manufacturing capacity to meet demand; fluctuations in currency exchange rates; restrictions on foreign investments in China; uncertainties associated with the Chinese legal system; the loss of key personnel; and our inability to attract and retain new qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should also read, among other things, the risks and uncertainties described in the section of this prospectus entitled “Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock but may receive payment of the exercise price for the exercise of our warrants into common stock prior to sale thereof. Any payment of the exercise prices received will be used for working capital.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted under the symbol “CGYV.OB” on the OTC BB (previous stock symbols include “MMAI.OB” and “CRCV.OB”). The following table sets forth, for the periods indicated, the high and low bid prices of our common stock as reported on the OTC BB, adjusted for stock splits.

Period	High	Low

2008:
Second Quarter	$12.50	$3.00
First Quarter	6.50	0.54
2007:
Fourth Quarter	4.32	0.45
Third Quarter	36.00	1.98
Second Quarter	N/A	N/A
First Quarter	N/A	N/A
2006:
Fourth Quarter	N/A	N/A
Third Quarter	N/A	N/A
Second Quarter	250.00	250.00
First Quarter	1,250.01	550.00

As of July 21, 2008, the last reported sales price on the OTC BB for our common stock was $8.00 per share. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Options, Warrants, Convertible Securities, Rule 144 Sales, Registered Securities and Public Offering

As of July 25, 2008, there were outstanding 26,934,886 shares of our common stock, 7,874,241 shares of our Series A Convertible Preferred Stock, 3,937,122 shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock, and warrants to purchase our common stock exercisable into 2,526,431 shares of our common stock.

We estimate that stockholders holding approximately 40,000 shares of our common stock are currently eligible to sell their shares without restrictions. Provided that all applicable Rule 144 conditions are satisfied, we believe that stockholders holding the balance of our currently outstanding shares of common stock, approximately 26,894,866 shares, are eligible to sell their shares as early as April 21, 2009.

Please consult the section entitled “Risk Factors” for a discussion of risks associated with our common stock related to its quotation on the OTC BB or if it is considered to be a “penny stock.”

Determination of Offering Price

The selling stockholders will sell at prevailing market prices or privately negotiated prices.

Stockholders

As of July 25, 2008, we had approximately 125 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)

You should read the following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” together with the financial statements and related notes included elsewhere in this prospectus.

The following discussion and analysis of the results of operation and financial condition of the Company for the years ended December 31, 2007 and 2006 and the three months ended March 31, 2008 and 2007 should be read in conjunction with the financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the captions “Risk Factors,” “Cautionary Notice Regarding Forward Looking Statements” and “Business” in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

The disclosures about our history reflect the Company’s capital structure as of the time of the occurrences described and do not take into account subsequent stock splits or other adjustments to the Company’s capital structure.

We were originally incorporated under the laws of the State of Maryland in May 1998 with the name Majestic Financial Ltd. From inception to March 31, 2002, we were a wholly-owned subsidiary of The Majestic Companies, Ltd. In March 2002, Majestic’s board of directors approved a plan to spin-off our Company to an entity controlled by Majestic’s former Chief Executive Officer and to Majestic’s stockholders.

We were previously engaged in the limited origination and servicing of new modular building leases. This activity was conducted primarily in the State of California.

In 2002, we conducted a 1-for-10 reverse stock split of our issued and outstanding capital stock pursuant to which each ten shares of our common stock issued and outstanding on the record date of August 31, 2002 was converted into one share of our common stock. We had 27,150,000 shares of common stock issued and outstanding immediately prior to the reverse stock split and 2,715,000 shares thereafter.

In April 2002, we changed our name to Commerce Development Corporation, Ltd.

On September 24, 2002, we acquired USM Financial Solutions, Inc. through a Capital Stock Exchange Agreement. Pursuant to the agreement, USM Financial Solutions became our wholly-owned subsidiary.

On April 7, 2006, we entered into an Agreement and Plan of Merger with our wholly-owned subsidiary, Commerce Development Corporation, Ltd., a Delaware corporation for purposes of changing our state of incorporation from Maryland to Delaware. On the same day, we conducted a 2,184-for-1 reverse split of our issued and outstanding capital stock pursuant to which each 2,184 shares of our issued and outstanding common stock on the record date of April 5, 2006 was converted into one share of our common stock. We had 98,285,596 shares of common stock outstanding immediately prior to the stock split and 45,096 thereafter.

On June 5, 2007, we amended our Certificate of Incorporation to (i) change our name from “Commerce Development Corporation, Ltd.” to “MMA Media Inc.”, (ii) increase the number of authorized shares of our common stock, par value $0.001, from 50,000,000 to 100,000,000, and (iii) increase the number of authorized shares of our preferred stock, $0.001 par value, from 5,000,000 to 50,000,000. Additionally, on June 5, 2007, we effected a forward stock split of our common stock whereby each issued and outstanding share of our common stock on the record date of June 5, 2007 was automatically split, subdivided and reclassified as 40 shares of common stock.

On August 14, 2007, we launched our website announcing our entry into a new line of business. We sought to capitalize on the explosive growth of mixed martial arts by creating what we believed to be the first comprehensive media company dedicated solely to the sport. We planned to distribute third party and proprietary mixed martial arts media content, goods and services through multiple media platforms such as the Internet, television and print. These media platforms were expected to be secured through acquisitions and strategic partnerships.

On January 24, 2008, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Poise and the shareholders of Poise. Poise, through its Chinese subsidiary, Hi-tech, is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy to reuse in industrial processes or to produce electricity and thermal power. Hi-tech has installed more than 100 energy recovery systems and has deployed and is deploying its systems throughout China and in a variety of international markets including in Egypt, Turkey, Korea, Vietnam and Malaysia. Pursuant to the terms of the Share Exchange Agreement, we agreed to acquire all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of 20,757,090 shares of our common stock to the shareholders of Poise. Pursuant to the terms of the Share Exchange Agreement, upon the closing of the transaction, which subsequently occurred on April 15, 2008, Poise became our wholly-owned subsidiary.

Following is a brief description of certain material terms and conditions of the Share Exchange Agreement:

•
In connection with the closing of the transaction contemplated by the Share Exchange Agreement, we completed an equity financing of approximately $8,500,000 (the “Financing”) by issuing Series A preferred stock at a price of $1.08 per share and warrants to purchase our common stock at an exercise price of $2.58 per share;

•
At the closing, we placed 1,779,179 shares of our common stock issuable to the Poise shareholders at the closing into an escrow account with an escrow agent mutually acceptable to us and the Poise shareholders to be released to either: (a) the Poise shareholders if Hi-tech meets certain financial targets for the period ending December 31, 2008; or (b) to the investors in the Financing described above if Hi-tech does not meet the financial targets; and

•
Poise delivered to us audited financial statements for its last two fiscal years, prepared in accordance with U.S. GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

On January 25, 2008, in connection with and as a condition to closing the Share Exchange Agreement, we entered into and closed an Asset Purchase Agreement with MMA Acquisition Company, a Delaware corporation (“MMA Acquisition”), pursuant to which we sold substantially all of our assets to MMA Acquisition in exchange for MMA Acquisition’s assuming a substantial majority of our outstanding liabilities. Accordingly, we have abandoned the mixed material arts line of business in light of our entry into the Share Exchange Agreement.

In addition, on February 5, 2008, we conducted a 1-for-9 reverse stock split of our issued and outstanding common stock in anticipation of the Share Exchange Agreement in which every nine shares of our common stock was converted into one share of our common stock and our Certificate of Incorporation was amended and restated to, among other things, change our name to “China Energy Recovery, Inc.” All per share amounts have been retroactively restated to reflect all stock splits (unless otherwise indicated).

In connection with our name change, we have been assigned a new stock symbol. Our common stock was previously quoted on the OTC Bulletin Board under the stock symbols “MMAI.OB” and “CRCV.OB”, and is now quoted on the OTC Bulletin Board under the stock symbol “CGYV.OB”.

On April 15, 2008, we closed the Share Exchange pursuant to which we acquired all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of 20,757,090 shares of our common stock to Poise's stockholders. Upon the closing of the transaction, Poise became our wholly-owned subsidiary.

On April 16, 2008, we conducted a 1-for-2 reverse stock split of our issued and outstanding capital stock pursuant to which each two shares of our common stock issued and outstanding on the record date of April 15, 2008 was converted into one share of our common stock. We had 50,950,160 shares of common stock issued and outstanding immediately prior to the stock split and 25,475,080 shares thereafter.

From inception until 2000, we were engaged in the limited origination and servicing of new modular building leases. We conducted such activity primarily in the State of California and accounted for all the leases we entered into as operating leases. We ceased entering into new leases in 2000. Between 2000 and January 24, 2007, we were in the business of providing business management and capital acquisition solutions. Upon closing of the Share Exchange on April 15, 2008, through Poise's Chinese subsidiary, Hi-tech, we became engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy for reuse in industrial processes or to produce electricity and thermal power.

We are headquartered in Shanghai, China and we have manufactured and installed over 100 energy recovery systems in China and internationally.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates, based on historical experience, and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Plan of Operation

Before closing the Share Exchange, we were a development stage company, as defined by Statement of Financial Accounting Standards No. 7, “Accounting and Reporting by Development Stage Enterprises.”

During the years ended December 31, 2007 and 2006, we incurred net losses of $376,607 and $83,422, respectively. For the periods from inception through December 31, 2007 and 2006, we have accumulated losses of $1,020,521 and $643,914, respectively.

As of December 31, 2007 and 2006, we had cash on hand of $1,427 and approximately $0, respectively.

During the three months ended March 31, 2008 and 2007, we incurred net losses of $333,609 and $9,293, respectively. For the period from inception through March 31, 2008, we have accumulated losses of $1,354,130.

As of March 31, 2008, we had cash on hand of $119.

On January 24, 2008, we entered into the Share Exchange Agreement with Poise and the shareholders of Poise. Poise, through its Chinese subsidiary, Hi-tech, is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy to reuse in industrial processes or to produce electricity and thermal power. Upon completion of the transaction on April 15, 2008, the combined Company had approximately 330 employees primarily based in Shanghai, China. We are now operating a full manufacturing facility as well as research and development department. There are no immediate plans for capital expenditures.

The effect of inflation on our revenue and operating results was not significant. Our operations were located primarily in North America and there were no seasonal aspects that would have a material effect on the Company's financial condition or results of operations.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (the "FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 157, “Fair Value Measurements” (“SFAS 157”), which enhances existing guidance for measuring assets and liabilities using fair value. SFAS 157 provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted market prices in active markets. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. SFAS 157 does not require any new fair value measurements for existing assets and liabilities on the Company’s balance sheet as of the date of adoption. As such, the Company does not expect any impact to its financial statements as of the January 1, 2008 adoption date.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 expands the use of fair value accounting but does not affect existing standards which require assets and liabilities to be carried at fair value. Under SFAS 159, a company may elect to use fair value to measure accounts and loans receivable, available-for-sale and held-to-maturity securities, equity method investments, accounts payable, guarantees, issued debt and other eligible financial instruments. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company has elected not to adopt SFAS 159.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”), which replaces SFAS 141. SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired in connection with a business combination. The Statement also establishes disclosure requirements that will enable users to evaluate the nature and financial effect of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of an entity’s first fiscal year that begins after December 15, 2008. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 141R on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires that accounting and reporting for minority interests will be re-characterized as noncontrolling interests and classified as a component of equity. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after December 15, 2008. The Company has not yet determined the impact, if any, that SFAS 160 will have on its financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
POISE PROFIT INTERNATIONAL, LTD. AND SUBSIDIARIES

You should read the following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” together with the financial statements and related notes included elsewhere in this prospectus.

The following discussion and analysis of the results of operation and financial condition of the Company for the years ended December 31, 2007 and 2006 and the three months ended March 31, 2008 and 2007 should be read in conjunction with the financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the captions “Risk Factors,” “Cautionary Notice Regarding Forward Looking Statements” and “Business” in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

On April 15, 2008, the Company consummated a share exchange with the stockholders of Poise. The share exchange transaction is described in more detail elsewhere in this prospectus. As a result of the Share Exchange, our new business operations consist of those of Poise’s Chinese subsidiary, Hi-tech, which is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing industrial energy recovery systems. Poise was incorporated on November 23, 2007 under the laws of British Virgin Islands. High-tech was incorporated under the laws of the Hong Kong Special Administration Region, China on January 4, 2002. Hi-tech carries out its operations mainly through Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd. (“Shanghai Engineering”), a company organized in Shanghai, China and with which Hi-tech has a contractual relationship, and its manufacturing activities at the facilities in Shanghai, China leased by Shanghai Engineering.

The energy recovery systems that the Company produces capture industrial waste energy for reuse in industrial processes or to produce electricity and thermal power, thereby allowing industrial manufacturers to reduce their energy costs, shrink their emissions and generate sellable emissions credits. Hi-tech and Shanghai Engineering have primarily sold energy recovery systems to chemical manufacturing plants to reduce their energy costs by increasing the efficiency of their manufacturing equipment. Hi-tech, through Shanghai Engineering, has installed more than 100 energy recovery systems throughout China and in a variety of international markets.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Consolidation of Variable Interest Entities

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 (“FIN 46R”), variable interest entities are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All variable interest entities with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of such variable interest entities. The primary beneficiary is required to consolidate the variable interest entities for financial reporting purposes.

We have concluded that Shanghai Engineering, Shanghai Si Fang Boiler Factory-Vessel Works Division (“Vessel Works Division”), a subsidiary of Shanghai Si Fang Boiler Factory (“Shanghai Si Fang”), Shanghai Zhuyi Industry Co., Ltd. (“Zhuyi”), a former affiliated company liquidated in July 2007 originally formed to derive tax benefits, Shanghai Haiyin Hi-Tech Engineering Co., Ltd. (“Haiyin”) a former affiliated company liquidated in February 2008 originally formed to derive tax benefits, and Shanghai Environmental are variable interest entities and that Poise and Hi-tech are the primary beneficiaries. Under the requirements of FIN 46R, Poise and Hi-tech consolidated the financial statements of Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin and Shanghai Environmental. As all companies are under common control (see Note 1 to our consolidated financial statements), the consolidated financial statements have been prepared as if the share exchange and Financing had occurred retroactively. We have eliminated intercompany items from our consolidated financial statements.

Allowance for Doubtful Accounts

We regularly review aging of receivables and changes in payment trends by our customers, and record a reserve when we believe collection of amounts due are at risk. We write off accounts that we consider uncollectible.

Inventories
Inventories constitute a majority of our current assets as reflected in our balance sheets as of December 31, 2006, December 31, 2007 and March 31, 2008. The manner in which we estimate the value of our inventories is a significant component in determining the carrying value of our inventories.

Inventories consist of raw materials and work in progress and are stated at the lower of cost or market value. Costs of work in progress include direct labor, direct materials, and production overhead before the products are ready for sale.

We determine the market value of our inventory by assessing current market prices as of the reporting date. If the market value is higher than our purchase price, we report the amount of the inventories at the original purchase price, and if the market value is lower than our purchase price, then we write-off the difference between our purchase price and the market value to the net realizable value.

We believe that these assumptions are reliable. However, these assumptions may change in the future based on actual experience as well as market conditions.

Revenue Recognition

We derive revenues principally from (a) sales of our energy recovery systems, (b) provision of design services, and (c) provision of Engineering, Procurement and Construction (“EPC”) services, which are essentially turnkey contracts where we provide all services in the whole construction process from design, development, engineering, manufacturing to installation. In providing design services, we design energy recovery systems and other related systems based on a customer's requirements and the deliverable consists of engineering drawings. The customer may elect to engage us to manufacture the designed system or choose to present our drawings to other manufacturers for manufacturing and installation. In contrast, when providing EPC services, the customer is purchasing a turnkey energy recovery system and we are involved throughout the entire process from design to installation.

Sales of our energy recovery systems and related products are essentially product sales. The products consist mainly of waste heat boilers and other related equipment manufactured according to specific customers’ specifications. Once manufactured, we ship the products to our customers in their entirety in one batch.

We generally recognize revenues from product sales when (a) persuasive evidence of an arrangement exists, which is generally represented by a contract between us and the customer; (b) products are shipped; (c) title and risk of ownership have passed to the customer, which generally occurs at the time of delivery; (d) the customer accept the products upon quality inspection performed by the customer; (e) the purchase price is agreed to between us and the customer; and (f) collectability is reasonably assured. Sales revenues represent the invoiced value of products, less returns and discounts, and net of value-added tax.

We recognize revenues from design services when (a) the services are provided, (b) the design drawings are delivered, (c) invoices are issued and (d) collectability is reasonably assured. We generally deliver the drawings in one batch.

The energy recovery system involved in an EPC project is highly customized to the specific customer's facilities and essentially not transferable to any other facilities without significant modification and cost. It would be difficult, if not impossible, to beneficially use a single element of a specific EPC project on a standalone basis other than in connection with the facilities for which it was intended. Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (1981) issued by the American Institute of Certified Public Accountants ("SOP 81-1") requires use of the percentage of completion method in lieu of the completed contract method when: (a) it is possible to make reasonably reliable estimates of revenue and costs for the construction project; (b) the contract specifies the parties’ rights as to the goods, consideration to be paid and received, and the resulting terms of payment or settlement; (c) the purchaser has the ability and expectation to perform all contractual duties; and (d) the contractor has the same ability and expectation to perform. In contrast, SOP 81-1 provides that the completed contract method should be used in rare circumstances where: (a) the contract is of a short duration;(b) the contract violates any one of the prongs described above for the percentage of completion method; or (c) the project involves documented extraordinary, nonrecurring business risks. EPC contracts are by nature long-term construction-type contracts, usually lasting more than one accounting period, and we are able to reasonably estimate the progress toward completion, including contracts revenues and contracts costs. EPC contacts specify the customers' rights to the goods, the consideration to be paid and received, and the terms of payment. Specifically, we have the right to require a customer to make progress payments upon completion of determined stages of the project which serve as evidence of the customer’s approval and acceptance of the work completed to date as complying with the terms of the particular EPC contract and upon which we recognize revenue. The risks and rewards of ownership of the installed goods pass to the customer upon completion of each stage of the project. Hence, EPC contracts involve a continuous sale and transfer of ownership rights that occurs as the work progresses as described in paragraph 22 of SOP 81-1. Further, a customer has the right to require specific performance of the contract and the contracts do not involve any documented extraordinary nonrecurring business risks. Finally, according to Accounting Research Bulletin Opinion No. 45, Long-Term Construction-Type Contracts ("ARB 45"), paragraph 15, the percentage of completion method is preferable when recognizing revenue when the estimates of costs of completion and the extent of progress toward completion of long-term contracts are reasonably dependable. For the above-mentioned reasons, we recognize revenues from EPC contracts using the percentage of completion method based on the guidance provided by SOP 81-1 and on the percentage of actual costs incurred to date in relation to total estimated costs for each contract in accordance with ARB 45.

We offer a limited warranty to our customers pursuant to which our customers retain between 5% and 10% of the particular contract price as retainage during the limited warranty period (usually one to two years). We record the retainage as deferred revenue until our customers pay it after the warranty period expires, at which time we recognize it as revenue.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is expected to have no material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 159 is expected to have no material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141R”). SFAS No. 141R replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS No. 141R will have on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - An Amendment of SFAS No. 133” (“SFAS 161”). SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, SFAS 161 requires (a) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (b) the disclosure of derivative features that are credit risk-related; and (c) cross-referencing within the footnotes. SFAS 161 is effective on January 1, 2009. The Company is in the process of evaluating the new disclosure requirements under SFAS 161.

Results of Operations

Comparison of Years Ended December 31, 2007 and December 31, 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of revenues:

	Years ended December 31,
	2007		2006
	Amount	% of Revenues	Amount	% of Revenues
	(in dollars, except percentages)

REVENUES	11,846,892	100.00%	5 ,456,683	100.00%

COST OF SALES	9,718,424	82.03%	4,471,900	81.95%

GROSS PROFIT	2,128,468	17.97%	984,783	18.05%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,365,321	11.52%	1,014,458	18.59%

INCOME (LOSS) FROM OPERATIONS	763,147	6.44%	(29,675)	-0.54%

OTHER (EXPENSE) INCOME, NET
Non-operating income, net	11,259	0.10%	53,736	0.98%
Interest expense, net	(42,446)	-0.36%	(40,219)	-0.74%

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	731,960	6.18%	(16,158)	-0.30%

PROVISION FOR INCOME TAXES	91,041	0.77%	47,413	0.87%

NET INCOME (LOSS)	640,919	5.41%	(63,571)	-1.17%

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(201,560)	-1.70%	74,961	1.37%

COMPREHENSIVE INCOME	439,359	3.71%	11,390	0.21%

Revenues

Our revenues include revenues from sales of energy recovery systems, provision of design services and EPC services. Revenues increased to $11,846,892 for the year ended December 31, 2007 as compared to $5,456,683 for the year ended December 31, 2006, an increase of $6,390,209 or 117.11%. The increase is attributable to the increase in both revenue per contract values and sales volume of energy recovery systems and the Company having offered EPC services in 2007 while none in 2006. The detailed changes are as follows:

	Years ended December 31,
	2007	2006	Change ($)	Change (%)
Average Revenue per Contract
Products	$199,906	$126,073	$73,834	58.56%
Design Services	$48,861	$143,850	$(94,989)	-66.03%
EPC	$3,210,984	$-	$3,210,984	N/A
Average Revenue per Contract	$232,288	$126,900	$105,389	83.05%
Number of Contracts Completed
Products	41	41	0	0.00%
Design Services	9	2	7	350.00%
EPC	1	0	1	N/A
Total Number of Contracts Completed	51	43	8	18.60%

There was no change of revenue arrangements from 2006 to 2007 except that the Company entered into an EPC contract in 2007 with recognized revenue of $3,210,984 while the Company did not enter into any EPC contract in 2006. The Company believes it is among the few firms who have the engineering capacity to offer EPC services in China and EPC services are usually provided only upon a customer's request. Management believes that sales will continue to grow because the Company has secured orders for future periods and is among the few competitors in the industry with the necessary engineering capability to satisfy the recent growing market demand for larger energy recovery systems.

Cost of Sales

Cost of sales increased to $9,718,424 for the year ended December 31, 2007, as compared to $4,471,900 for the year ended December 31, 2006, an increase of $5,246,524 or 117.32%. The increase in cost of sales is proportional to the corresponding 117.11% increase in our revenues for 2007 as compared to our revenues for 2006. In 2007, we experienced increases in some raw material prices such as round bar steel (increased by 16.1%) and stainless steel plate (increased by 9.6%) while the prices of other raw materials decreased, such as for various steel pipes used for boilers (with price decreases ranging from 8.8% to 15.7%). Because the prices of some raw materials increased while the prices of others decreased, the overall net effect was essentially zero. An increase in the cost of sales caused by increased use of raw materials corresponded to a proportional change in revenues. Based on the current market situation, management expects the price of steel, which is the main raw material for manufacturing our products, to rise in 2008. Management also expects the prices of other materials to rise in 2008 due to overall market inflation. Thus, the costs of sales are expected to increase. Management expects that the Company will be able to adjust the prices of its products and services to manage increased raw materials costs and minimize the impact on the Company’s results of operations.

Gross Profit

As a result, gross profit was $2,128,468 for the year ended December 31, 2007 as compared to $984,783 for the year ended December 31, 2006, representing gross margins of approximately 17.97% and 18.05%, respectively. The slight decrease in our gross margin was mainly due to our offering EPC services in 2007, based on customers’ demands, which have larger contract values and a lower gross profit percentage. The Company did not offer EPC services in 2006.

Selling, General and Administrative Expenses
Selling, general and administrative expenses increased to $1,365,321 for the year ended December 31, 2007, as compared to $1,014,458 for the year ended December 31, 2006, an increase of $350,863 or 34.59%. The increase in selling, general and administrative expenses is mainly attributable to increased wages and benefits of $57,831, increased allowance for doubtful accounts of $164,445, increased depreciation of $9,602, and increased selling and distribution expenses of $22,608. As a result of improved operational efficiency, such operating expenses do not necessarily increase in proportion to the increase of sales and there are economies of scale as the Company continues to secure orders with larger contract values.

Income from Operations

As a result of the above, income from operations totaled $763,147 for the year ended December 31, 2007 as compared to a loss of $29,675 for the year ended December 31, 2006, an increase of $792,822. As a percentage of revenues, income from operations was 6.44% for the year ended December 31, 2007 as compared to -0.54% for the year ended December 31, 2006. The increase in operating margin is mainly attributable to increased sales and improved operational efficiency.

Non-operating Income

Non-operating income decreased to $11,259 for the year ended December 31, 2007 as compared to $53,736 for the year ended December 31, 2006, a decrease of $42,477 or 79.05%. This decrease resulted mainly from our writing off approximately $38,500 of accounts payables aged over three years in 2006 for which we had never received any payment notices.

Interest Expenses

Interest expenses increased to $42,446 for the year ended December 31, 2007, as compared to $40,219 for the year ended December 31, 2006, an increase of $2,227 or 5.54%. The increase in interest expenses is attributable to the foreign currency translation difference due to the appreciation of the Renminbi over the U.S. dollar and an increase in interest rates for short-term bank loans from 2006 to 2007.

Income before Provision for Income Taxes

As a result of the foregoing, income before provision for income taxes was $731,960 for the year ended December 31, 2007 as compared to a loss of $16,158 for the year ended December 31, 2006, an increase of $748,118. The increase in income before provision for income taxes is attributable to increased contract values, increased sales volume and improved operational efficiency.

Income Taxes

Income taxes were $91,041 for the year ended December 31, 2007 as compared to $47,413 for the year ended December 31, 2006, an increase of $43,628 or 92.02%. The increase was mainly because the Vessel Works Division had net income for the year ended December 31, 2007 as compared to a net loss for the year ended December 31, 2006. The Vessel Works Division is subject to a 33% enterprise income tax rate.

Net Income

As a result of the foregoing, net income increased to $640,919 for the year ended December 31, 2007 as compared to a net loss of $63,571 for the year ended December 31, 2006, an increase of $704,490. The increase in net income is attributable to increased contract values, increased sales volume and improved operational efficiency. Management believes that net income will continue to increase because it is expected that we will secure more new orders as the growing domestic market in China has recognized our strong engineering capability and we are also expanding our export sales to international markets in Northern and Southeast Asia, the Middle East and Africa. We are also continuing our efforts in improving operational efficiency.
Comparison of Three Months Ended March 31, 2008 and March 31, 2007

The following table sets forth the results of our operations for the periods indicated as a percentage of revenues (unaudited):

	Three Months ended March 31,
	2008		2007
	Amount	% of Revenues	Amount	% of Revenues
	(in dollars, except percentages)

REVENUES	4,182,472	100.00%	2,027,202	100.00%

COST OF SALES	3,132,996	74.91%	1,797,906	88.69%

GROSS PROFIT	1,049,476	25.09%	229,296	11.31%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	195,519	4.67%	271,724	13.40%

INCOME (LOSS) FROM OPERATIONS	853,957	20.42%	(42,428)	-2.09%

OTHER (EXPENSE) INCOME, NET
Non-operating income, net	1,607	0.04%	1,573	0.08%
Interest (expense) income, net	(1,573)	-0.04%	(14,556)	-0.72%

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	853,991	20.42%	(55,411)	-2.73%

PROVISION FOR INCOME TAXES	141,280	3.38%	6,326	0.31%

NET INCOME (LOSS)	712,711	17.04%	(61,737)	-3.05%

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(19,423)	-0.46%	20,501	1.01%

COMPREHENSIVE INCOME	693,288	16.58%	(41,236)	-2.03%

Revenues

Our revenues include revenues from sales of energy recovery systems, provision of design services and EPC services. Revenues increased to $4,182,472 for the three months ended March 31, 2008 as compared to $2,027,202 for the three months ended March 31, 2007, an increase of $2,155,270 or 106.32%. The increase is mainly attributable to the increase in both revenue per contract and sales volume of energy recovery systems during the three months ended March 31, 2008. The detailed changes are as follows:
	Three Months ended March 31,
	2008	2007	Change ($)	Change (%)
Average Revenue per Contract
Products	$186,860	$200,269	$(13,408)	-6.70%
Design Services	$191,398	$112,393	$79,005	70.29%
EPC	$53,399	$-	$53,399	N/A
Average Revenue per Contract	$181,847	$184,291	$(2,444)	-1.33%
Number of Contracts Completed
Products	18	9	9	100.00%
Design Services	4	2	2	100.00%
EPC	1	0	1	N/A
Total Number of Contracts Completed	23	11	12	109.09%

We recognized $736,588 in revenues during this period from licensing and design service contracts with Sichuan Chemical, one of the largest producers of synthesized ammonia and nitrogenous fertilizers in China. Management believes that sales will continue to grow because we have secured orders for future periods and because we believe we are among the few competitors in the industry with the necessary design and engineering capability to satisfy the recent growing market demand for larger energy recovery systems.

Cost of Sales

Cost of sales increased to $3,132,996 for the three months ended March 31, 2008, as compared to $1,797,906 for the three months ended March 31, 2007, an increase of $1,335,090 or 74.26%. During the three months ended March 31, 2008, prices of various steel-made materials increased by between 1% and 26%. We were able to offset the increase in raw material prices by gradually increasing contract prices for our products and projects and offering more design services which have much higher gross margin. Based on the current market situation, management expects the price of steel, which is the main raw material for manufacturing our products, to continue to rise in 2008. Management also expects the prices of other raw materials to rise in 2008 due to overall market inflation. Thus, we expect that the cost of sales will increase. Management expects that we will be able to adjust the prices of our products and services to manage increased raw materials costs and minimize the impact on our results of operations.

Gross Profit

Gross profit was $1,049,476 for the three months ended March 31, 2008 as compared to $229,296 for the three months ended March 31, 2007, an increase of $820,180 or 357.69%. The respective gross margins were 25.09% and 11.31% for the three months ended March 31, 2008 and 2007, respectively. The increase in our gross margin is mainly due to the better margin of the licensing and design service contracts with Sichuan Chemical completed in the first quarter of 2008 compared to that of product sales.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased to $195,519 for the three months ended March 31, 2008, as compared to $271,724 for the three months ended March 31, 2007, a decrease of $76,205 or 28.05%. The decrease is mainly attributable to a bonus granted during the three months ended March 31, 2007 while none was granted during the same period in 2008. Further, as a result of improved operational efficiency, our selling, general and administrative expenses do not necessarily increase in proportion to the increase in our sales, and we also benefit from economies of scale as we secure orders with larger contract values.

Income from Operations

As a result of the above, income from operations totaled $853,957 for the three months ended March 31, 2008 as compared to a loss of $42,428 for the three months ended March 31, 2007, an increase of $896,385. As a percentage of revenues, income from operations was 20.42% for the three months ended March 31, 2008 as compared to -2.09% for the three months ended March 31, 2007. The increase in operating margin is mainly attributable to increased sales, improved operational efficiency and the licensing and design service contracts with Sichuan Chemical.

Non-operating Income

Non-operating income increased to $1,607 for the three months ended March 31, 2008 as compared to $1,573 for the three months ended March 31, 2007, an increase of $34 or 2.16%.

Interest Expenses.

Interest expenses decreased to $1,573 for the three months ended March 31, 2008, as compared to $14,556 for the three months ended March 31, 2007, a decrease of $12,983 or 89.19%. The decrease in interest expenses is mainly attributable to our no longer paying interest on a loan to a related party of approximately $387,100 (Renminbi 3,000,000) that we borrowed in September 2005 and repaid in November 2007.

Income before Provision for Income Taxes

As a result of the foregoing, income before provision for income taxes was $853,991 for the three months ended March 31, 2008 as compared to a loss of $55,411 for the three months ended March 31, 2007, an increase of $909,402. The increase in income before provision for income taxes is attributable to increased contract values, increased sales volume and improved operational efficiency.

Net Income

As a result of the foregoing, net income increased to $712,711 for the three months ended March 31, 2008 as compared to a net loss of $61,737 for the three months ended March 31, 2007, an increase of $774,448. The respective net margins are 17.04% and -3.05% for the three months ended March 31, 2008 and 2007. The increase in net income is attributable to increased contract values, increased sales volume, improved operational efficiency and the licensing and design service contracts with Sichuan Chemical which has a comparably higher profit margin than other contracts we enter into. Management believes that net income will continue to increase because it is expected that we will secure more new orders as the growing domestic market in China has recognized our strong engineering capability and we are also expanding our export sales to international markets in Northern and Southeast Asia, the Middle East and Africa. We are also continuing our efforts in improving operational efficiency.

Liquidity and Capital Resources

Twelve Months Ended December 31, 2007 and 2006

Cash Flows

The following table sets forth a summary of our cash flows for the years indicated below:

	Year ended December 31,
	2007	2006
	(in dollars)

Net cash provided by / (used in) operating activities	1,335,115	(165,228)
Net cash provided by / (used in) investing activities	(953,267)	8,118
Net cash provided by / (used in) financing activities	(160,546)	(413,171)
Effect of exchange rate changes on cash and cash equivalents	26,358	12,708
Net increase / (decrease) in cash and cash equivalents	247,660	(557,573)
Cash and cash equivalents at the beginning of year	147,605	705,178
Cash and cash equivalents at the end of year	395,265	147,605

Operating Activities

Net cash provided by operating activities was $1,335,115 in the year ended December 31, 2007 compared with net cash used in operating activities of $165,228 in the same period in 2006. The increase of $1,500,343 in operating activities is mainly attributable to an increase of net income and an increase of customer deposits as a result mainly of the significant increase of the number of new contracts signed and corresponding contract values in 2007 compared to 2006. Other reasons include better management of accounts payable and accounts receivable. The increase in bad debt expense of $164,445 is due to the write-off of accounts receivable that were considered uncollectible upon management’s review of aging of receivables. The decrease in accounts receivable balance in 2007 compared to 2006 is mainly due to improvements in our accounts receivable management and collection practices by monitoring more closely the aging of accounts receivable balances and hiring outside collection agencies to collect overdue receivables.

Investing Activities

Net cash used in investing activities was $953,267 in the year ended December 31, 2007 compared to net cash provided by investing activities of $8,118 in the same period in 2006. The increase of $961,385 in investing activities is mainly attributable to an increased purchasing of manufacturing equipment to expand production capacity and additional payments by Vessel Works Division, one of our variable interest entities, to Mr. Qinghuan Wu. Mr. Wu is one of our directors, a significant shareholder, and our Chairman of the Board and Chief Executive Officer, and the controlling shareholder of Shanghai Engineering, which controls Vessel Works Division pursuant to a cooperative manufacturing agreement.

Financing Activities

Net cash used in financing activities was $160,546 in the year ended December 31, 2007 compared to $413,171 in the same period in 2006, a decrease of $252,625. This is mainly attributable to cash proceeds from short term bank loans.

On January 8, 2007, we borrowed 2,200,000 Renminbi (approximately $282,040 on the loan issuance date) on a short-term bank loan for working capital purposes from Bank of Shanghai, Baiyu Branch. The term of the loan was for less than one year. The loan agreement provided for quarterly interest payments at an interest rate of 7.04% per annum, maturing in December 2007. We repaid the loan before December 31, 2007.

On December 29, 2005, we borrowed 2,200,000 Renminbi (approximately $272,580 on the loan issuance date) on a short-term bank loan for working capital purposes from Bank of Shanghai, Hutai Branch. The term of the loan was for less than one year. The loan agreement provided for quarterly interest payments at an interest rate of 5.58% per annum, maturing in December 2006. We repaid the loan before December 31, 2006.

Three Months Ended March 31, 2008 and 2007

Cash Flows

The following table sets forth a summary of our cash flows for the periods indicated below (unaudited):

	Three Months ended March 31,
	2008	2007
	(in dollars)

Net cash provided by operating activities	109,463	161,298
Net cash provided by / (used in) investing activities	(31,944)	32,250
Net cash provided by / (used in) financing activities	(41,868)	71,284
Effect of exchange rate changes on cash and cash equivalents	(24,541)	(3,450)
Net increase / (decrease) in cash and cash equivalents	11,110	261,382
Cash and cash equivalents at the beginning of period	395,265	147,605
Cash and cash equivalents at the end of period	406,375	408,987

Operating Activities
Net cash provided by operating activities was $109,463 during the three months ended March 31, 2008 compared with net cash provided by operating activities of $161,298 in the same period in 2007. The decrease of $51,835 in operating activities is mainly attributable to a significant increase in accounts receivable as a result of our completion of several large projects and recognition of corresponding revenues close to March 31, 2008, constituting 69.2% of the accounts receivable balance as of March 31, 2008. The customers involved in these large projects are long-term customers of the Company and we extended to them 180 day credit terms. As of June 30, 2008, we have collected approximately 15% of the total accounts receivable balance as of March 31, 2008. We consider all our accounts receivable to be collectable and we have not made any provision for doubtful accounts in the financial statements.
Investing Activities

Net cash used in investing activities was $31,944 during the three months ended March 31, 2008 compared to net cash provided by investing activities of $32,250 in the same period in 2007. The increase of $64,194 used in investing activities is mainly attributable to an increased purchasing of manufacturing equipment to expand our production capacity and our receiving a repayment from a shareholder in the first quarter of 2007 while we did not receive any repayment in the first quarter of 2008.

Financing Activities

Net cash used in financing activities was $41,868 during the three months ended March 31, 2008 compared to net cash provided by financing activities of $71,284 in the same period in 2007, an increase of $113,152 used in financing activities. This is mainly attributable to the shareholder distribution from a variable interest entity and a distribution from a dissolved variable interest entity during the three months ended March 31, 2008, offset by the proceeds from the bank loans.

We incurred the following bank loans during the three months ended March 31, 2008 and 2007 respectively:

On January 30, 2008, we borrowed Renminbi 2,600,000 (approximately $371,280 as of March 31, 2008) on a short-term bank loan for working capital purposes from Shenzhen Development Bank, Shanghai Branch, Baoshan Sub-branch. The term of the loan is for one year. The loan agreement provides for monthly interest payments at an interest rate of 7.47% per annum, maturing in January 2009.

On January 8, 2007, we borrowed Renminbi 2,200,000 (approximately $282,040 on the loan issuance date) on a short-term bank loan for working capital purposes from Bank of Shanghai, Baiyu Branch. The term of the loan was for less than one year. The loan agreement provided for quarterly interest payments at an interest rate of 7.04% per annum, maturing in December 2007. We repaid the loan before December 31, 2007.

Contractual Obligations

The following table sets forth our contractual obligations and commercial commitments as of December 31, 2007:

Payment Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
(in thousands of dollars)
Contractual Obligations:	-	-	-	-	-
Bank Indebtedness	-	-	-	-	-
Other Indebtedness	-	-	-	-	-
Capital Lease Obligations	-	-	-	-	-
Operating Leases	696	348	348	-	-
Purchase Obligations	-	-	-	-	-
Total Contractual Obligations:	696	348	348	-	-

The operating leases amounts include the leases for our main office and manufacturing facilities. The lease for our main office is on a fixed repayment basis and does not include contingent rentals. The lease for the manufacturing facilities under the cooperative manufacturing agreement with Shanghai Si Fang is also on a fixed repayment basis and described in more detail elsewhere in this prospectus under the caption “BUSINESS - Organizational Structure and Subsidiaries.”

Bank indebtedness increased to approximately $371,000 as of March 31, 2008 compared to $0 as of December 31, 2007 as a result of our borrowing Renminbi 2,600,000 (approximately $371,280 as of March 31, 2008) on a short-term bank loan for working capital purposes from Shenzhen Development Bank, Shanghai Branch, Baoshan Sub-branch.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, we may engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

Interest Rates

Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. As of December 31, 2007, we had $395,265 in cash. A hypothetical 5% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates

A substantial portion of our sales is denominated in Renminbi or other currencies. As a result, changes in the relative values of U.S. Dollars, Renminbi and other currencies affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in exchange rates, particularly between the U.S. dollar and Renminbi, affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our exposure to foreign exchange rate risk primarily relates to currency gains or losses resulting from timing differences between signing of sales contracts and settling of these contracts. Furthermore, we translate monetary assets and liabilities denominated in other currencies into Renminbi, the functional currency of our operating business. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of stockholders’ equity. We recorded net foreign currency loss of $201,560 and net foreign currency gain of $74,961 in the years ended December 31, 2007 and 2006 respectively. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in foreign currencies, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is Renminbi. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. To the extent we hold assets denominated in U.S. dollars, any appreciation of the Renminbi against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of Renminbi against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

OUR BUSINESS

Overview of Our Business

The Company is headquartered in Shanghai, China, and, through its wholly-owned subsidiary, Hi-tech, is in the business of designing, fabricating, implementing and servicing industrial energy recovery systems. The Company’s energy recovery systems capture industrial waste energy for reuse in industrial processes or to produce electricity and thermal power, thereby allowing industrial manufacturers to reduce their energy costs, shrink their emissions, reduce capital expenditures on cooling equipment and generate sellable emissions credits. A majority of the manufacturing takes place at the Company’s leased manufacturing facilities in Shanghai, China. The Company transports the manufactured systems in parts via truck, train or ship to the end-users’ facilities where the system is assembled and installed. The Company has installed over 100 energy recovery systems both in China and internationally. The Company sells its energy recovery systems and services mainly directly to customers.

Our History

The disclosures about our history reflect the Company’s capital structure as of the time of the occurrences described and do not take into account subsequent stock splits or other adjustments to the Company’s capital structure.

We incorporated in the State of Maryland in May 1998 under the name Majestic Financial, Ltd. From inception to March 31, 2002, we were a wholly-owned subsidiary of The Majestic Companies, Ltd. In March 2002, The Majestic Companies’ board of directors approved a plan to spin-off our company to an entity controlled by The Majestic Companies’ former chief executive officer and to The Majestic Companies’ stockholders.

In 2002, we conducted a 1-for-10 reverse stock split of our issued and outstanding capital stock pursuant to which each ten shares of our common stock issued and outstanding on the record date of August 31, 2002 was converted into one share of our common stock. We had 27,150,000 shares of common stock issued and outstanding immediately prior to the reverse stock split and 2,715,000 shares thereafter.

We changed our name to Commerce Development Corporation, Ltd. in April 2002.

On September 24, 2002, we acquired USM Financial Solutions, Inc., through a Capital Stock Exchange Agreement. Pursuant to the agreement, USM Financial Solutions became our wholly-owned subsidiary. USM Financial Solutions has no assets and liabilities and has had no business activities since December 31, 2002.

On April 7, 2006, we entered into an Agreement and Plan of Merger with a newly formed wholly-owned subsidiary, Commerce Development Corporation, Ltd., a Delaware corporation, for purposes of changing our state of incorporation from Maryland to Delaware. On the same day, we conducted a 2,184-to-1 reverse stock split of our issued and outstanding capital stock pursuant to which each 2,184 shares of our common stock issued and outstanding on the record date of April 5, 2006 was converted into one share of our common stock. We had 98,285,596 shares of common stock issued and outstanding immediately prior to the reverse stock split and 45,096 shares thereafter.

Effective June 5, 2007, we changed our name to MMA Media Inc. and conducted a 40-for-1 forward stock split of our issued and outstanding capital stock pursuant to which each one share of our common stock issued and outstanding on the record date of June 5, 2007 was split into 40 shares of our common stock. We had 1,348,050 shares of common stock issued and outstanding immediately prior to the forward stock split and 53,922,000 shares thereafter.

On January 25, 2008, we entered into and closed an Asset Purchase Agreement with MMA Acquisition Company, a Delaware corporation, pursuant to which we sold substantially all of our assets to MMA Acquisition Company in exchange for MMA Acquisition Company’s assuming a substantial majority of our outstanding liabilities. The transferred assets consisted of letters of intent for the proposed acquisitions of MMAWeekly.com, dated June 9, 2007, and Blackbelt TV, Inc., dated July 16, 2007, and all shares of common stock in Blackbelt TV, Inc. we owned, among other things. The total book value of the assets acquired was approximately $317,000. The assumed liabilities consist of accounts payable, convertible debt, accrued expenses and shareholder advances of approximately $360,000.

Effective February 5, 2008, we changed our name to China Energy Recovery, Inc. and conducted a 1-for-9 reverse stock split of our issued and outstanding capital stock pursuant to which each nine shares of our common stock issued and outstanding on the record date of February 4, 2008 was converted into one share of our common stock. We had 85,067,000 shares of common stock issued and outstanding immediately prior to the reverse stock split and 9,451,889 shares thereafter.

On April 15, 2008, we closed the Share Exchange pursuant to which we acquired all of the issued and outstanding shares of Poise’s common stock in exchange for the issuance of 41,514,179 shares of our common stock to Poise’s stockholders. Upon the closing of the transaction, Poise became our wholly-owned subsidiary.

On April 16, 2008, we conducted a 1-for-2 reverse stock split of our issued and outstanding capital stock pursuant to which each two shares of our common stock issued and outstanding on the record date of April 15, 2008 was converted into one share of our common stock. We had 50,966,068 shares of common stock issued and outstanding immediately prior to the reverse stock split and 25,483,034 shares thereafter.

From inception until 2000, we were engaged in the limited origination and servicing of new modular building leases. We conducted such activity primarily in the State of California and accounted for all the leases we entered into as operating leases. We ceased entering into new leases in 2000. Between 2000 and January 24, 2007, we were a development stage company in the business of providing business management and capital acquisition solutions. Upon closing of the Share Exchange on April 15, 2008, through Poise’s Chinese subsidiary, Hi-tech, we became engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy for reuse in industrial processes or to produce electricity and thermal power.

We are headquartered in Shanghai, China and we have manufactured and installed over 100 energy recovery systems in China and internationally.

Organizational Structure and Subsidiaries

Our organizational structure reflects Chinese limitations on foreign investments and ownership in Chinese businesses. Generally, these limitations prevent a U.S. corporation from owning directly certain types of Chinese businesses, such as those engaged in the manufacturing, sale and design of boilers and related engineering projects. Instead, a U.S. corporation can obtain the benefits and risk of equity ownership of a Chinese business either by being a part-owner of a Chinese joint venture or by entering into fairly extensive and complicated contractual relationships with Chinese companies wholly-owned by Chinese owners. Our business relies on contractual relationships.

Poise is our only wholly-owned subsidiary. Poise, in turn, owns 100% of the issued and outstanding equity interests in Hi-tech. Hi-tech is engaged in the marketing and sale of energy recovery systems which are designed, manufactured and installed by affiliated companies. Hi-tech owns 90% of a joint venture called Shanghai Haie Investment Consultation Co., Ltd. (“JV Entity”), a company organized in Shanghai, China, providing investment consultancy services, enterprise management consultancy services and marketing policy planning services to third-party customers as well as affiliates. The remaining 10% is owned by Shanghai Engineering. In addition, Hi-tech has a contractual relationship with another entity organized in Shanghai, China called Shanghai Xin Ye Environmental Protection Engineering Technology Co., Ltd. (“Shanghai Environmental”). Each of Shanghai Engineering and Shanghai Environmental is considered a “variable interest entity” and its financial information must be consolidated with Hi-tech’s pursuant to the Financial Accounting Standards Board’s (“FASB”) Financial Interpretation 46 (Revised), Consolidation of Variable Interest Entities, which interprets Accounting Research Bulletin (“ARB”) 51, Consolidated Financial Statements. Hi-tech has entered into contractual relationships with Shanghai Engineering and Shanghai Environmental to comply with Chinese laws regulating foreign-ownership of Chinese companies. Shanghai Engineering is engaged in the business of designing, manufacturing and installing energy recovery systems. All manufacturing is done by Vessel Works Division pursuant to a cooperative manufacturing agreement between Shanghai Engineering and Shanghai Si Fang, as further described below. Vessel Works Division holds important permits for the manufacturing and installation of boilers used in our energy recovery systems. Shanghai Environmental is not an operating company but serves as a vehicle for arranging sales and maximizing tax benefits. Shanghai Engineering is owned jointly by Mr. Qinghuan Wu, one of our directors and our Chairman of the Board and Chief Executive Officer, and his spouse, Mrs. Jialing Zhou, who is one of our directors. Shanghai Environmental is wholly-owned by Mr. Wu.

The material contractual relationships between Hi-tech and each of Shanghai Engineering and Shanghai Environmental consist of:

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Consulting Services Agreements - These agreements allow Hi-tech to manage and operate Shanghai Engineering and Shanghai Environmental, and collect the respective net profits of each company. Under the terms of the agreements, Hi-tech is the exclusive provider of advice and consultancy services to Shanghai Engineering and Shanghai Environmental, respectively, related to the companies’ general business operations, human resources needs and research and development, among other things. In exchange for such services, each of Shanghai Engineering and Shanghai Environmental must pay to Hi-tech such company’s net profits. Hi-tech will own all intellectual property rights developed or discovered through research and development in the course of providing services under the agreements but will grant a license to use such intellectual property back to the respective company if necessary to conduct the business. Each of Shanghai Engineering and Shanghai Environmental are required to cause their respective shareholders to pledge such shareholders’ equity interests in the respective companies to secure the fee payable by Shanghai Engineering and Shanghai Environmental, respectively, under the agreements. The agreements contain affirmative covenants requiring each of Shanghai Engineering and Shanghai Environmental to take certain actions, such as (but not limited to) delivering periodic financial reports to Hi-tech. The agreements also contain negative covenants preventing each of Shanghai Engineering and Shanghai Environmental from taking certain actions such as (but not limited to) issuing equity, incurring indebtedness and changing its business. The agreements are effective until terminated and they may be terminated by Hi-tech for any or no reason and by either party for reasons explicitly set forth in the agreements, including (but not limited to) a breach by the other party or the other party’s becoming bankrupt or insolvent. The parties may not assign or transfer their rights or obligations under the respective agreements without the prior written consent of the other party, except that Hi-tech may assign its rights or obligations under the agreements to an affiliate.

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Operating Agreements - The parties to each of these agreements are Hi-tech, Shanghai Engineering, Shanghai Environmental, respectively, and all of the shareholders of each of Shanghai Engineering and Shanghai Environmental, respectively. Under the agreements, Hi-tech guarantees the contractual performance by each company under any agreements with third parties, in exchange for a pledge by each of Shanghai Engineering and Shanghai Environmental of all of its respective assets, including accounts receivable. Hi-tech has the right to approve any transactions that may materially affect the assets, liabilities, rights or operations of each company and provide, binding advice regarding each company's daily operations, financial management and employment matters, including the dismissal of employees. In addition, Hi-tech has the right to recommend director candidates and appoint the senior executives of each company. The agreements expire 10 years from execution unless renewed. Hi-tech has the right to terminate each of the agreements upon 30 days' written notice but Shanghai Engineering and Shanghai Environmental do not have the right to terminate their respective agreement during its term. Hi-tech may freely assign its rights and obligations under the agreements upon written notice to Shanghai Engineering and Shanghai Environmental, respectively. Shanghai Engineering and Shanghai Environmental may not assign their rights or obligations under the respective agreements without the prior written consent of Hi-tech.

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Proxy Agreements - Hi-tech has entered into proxy agreements with all of the shareholders of each of Shanghai Engineering and Shanghai Environmental under which the shareholders have vested their voting power of the companies in Hi-tech and agreed to not transfer the shareholders’ respective equity interests in the two companies to anyone but Hi-tech or its designee(s). The agreements do not have an expiration date. Hi-tech has the right to terminate each of the agreements upon 30 days’ written notice but the shareholders may not terminate the agreements without Hi-tech’s consent.

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Option Agreements - The parties to each of these agreements are Hi-tech, Shanghai Engineering, Shanghai Environmental, respectively, and all of the shareholders of each of Shanghai Engineering and Shanghai Environmental, respectively. The shareholders of each of Shanghai Engineering and Shanghai Environmental have granted Hi-tech or its designee(s) the irrevocable right and option to acquire all or a portion of such shareholders’ equity interests in the two companies. The shareholders have also agreed not to grant such an option to anyone else. The purchase price for a shareholder’s equity interests will be equal to such shareholder’s original paid-in price for such equity interest. Pursuant to the terms of the agreements, the shareholders and each of Shanghai Engineering and Shanghai Environmental have agreed to certain restrictive covenants to safeguard Hi-tech’s rights under the respective agreement. The agreements expire 10 years from execution unless renewed. Hi-tech may freely assign its rights and obligations under the agreements upon written notice to Shanghai Engineering, Shanghai Environmental and the shareholders, respectively. Shanghai Engineering, Shanghai Environmental and the shareholders, respectively, may not assign their rights or obligations under the respective agreements without the prior written consent of Hi-tech.

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Equity Pledge Agreements - The parties to each of these agreements are Hi-tech, Shanghai Engineering, Shanghai Environmental, respectively, and all of the shareholders of each of Shanghai Engineering and Shanghai Environmental, respectively. The shareholders of each of Shanghai Engineering and Shanghai Environmental have pledged all of their respective equity interests in the two companies to Hi-tech to guarantee each of Shanghai Engineering and Shanghai Environmental’s performance of these companies’ respective obligations under the Consulting Services Agreements. The pledge expires two years after the obligations under the Consulting Services Agreements described above are fulfilled. Hi-tech has the right to collect any and all dividends paid on the pledged equity interests. Pursuant to the terms of the agreements, the shareholders and each of Shanghai Engineering and Shanghai Environmental have agreed to certain restrictive covenants to safeguard Hi-tech’s rights under the respective agreement. Upon an event of default under the agreements, Hi-tech may vote, control, sell or dispose of the pledged equity interests and may require the shareholders to pay all outstanding and unpaid amounts due under the Consulting Services Agreement. Pursuant to the terms of the agreements, the shareholders have agreed to certain restrictive covenants to safeguard Hi-tech’s rights under the respective agreement. Hi-tech may freely assign its rights and obligations under the agreements upon written notice to the shareholders. The shareholders, may not assign their rights or obligations under the respective agreements without the prior written consent of Hi-tech.

All of Shanghai Engineering’s manufacturing activities are conducted through a Leasing and Operation Agreement, a form of cooperative manufacturing agreement, originally effective as of May 1, 2003 and subsequently amended, with a state-owned enterprise, Shanghai Si Fang. Pursuant to the agreement, Shanghai Si Fang leases one of its subsidiaries, Vessel Works Division (sometimes also translated from Chinese into English as “Shanghai Si Fang Boiler Factory Container Branch Factory”), to Shanghai Engineering. The agreement expires on December 31, 2009 unless renewed. According to the agreement, we have the following rights: (a) complete control over the operations of Vessel Works Division; (b) right of use of the employees, property, plant and equipment of Vessel Works Division; (c) use of the “Si Fang” brand name and license for pressure vessels; and (d) entitlement to the net profits of Vessel Works Division. Shanghai Si Fang provides quality control for the manufactured products. We pay Shanghai Si Fang rental and management fees of 2.4 million Renminbi in the aggregate (approximately $340,000 as of April 7, 2008) per year during the period from January 1, 2008 to December 31, 2009. We are in the process of renegotiating the rental and management fees and expect them to increase in the near future due to inflation and an increase in the price of land in the area. Although we do not own any of the outstanding equity interests in Vessel Works Division, we have control over Vessel Works Division and the risks and rewards associated with equity ownership under the terms of the agreement.

The following is an organizational chart setting forth the Company’s subsidiaries and affiliated companies:

Industry Overview

Global demand is increasing for innovative environmental protection and renewable energy solutions for sustainable economic growth. Modern industrial nations and emerging markets today are faced with the growing challenge of reducing and controlling air pollution emissions that present serious health risks to national populations, cross international borders, and damage the environment. Increased energy consumption has forced governments and industries to invest in alternative forms of power generation and conservation. As the global power generation industry increases its focus on improving efficiency and mitigating the environmental impact of its processes, we believe that energy recovery systems will play a major role in improving the output that can be obtained from current supplies.

Energy recovery systems can salvage the majority of the wasted energy from excess heat that industrial facilities and power plants release into the atmosphere in the form of hot exhaust gases or high pressure steam by converting the heat into electricity (often through steam driven generator turbines) which can be used in industrial processes, thereby lowering energy costs. In addition, energy recovery systems capture the majority of carbon emissions and other harmful pollutants that would otherwise be released into the environment. These reduced emissions can also help companies meet environmental regulations. Energy recovery systems may also be used in heat recovery applications whereby excess heat may be used to heat buildings and water. Examples of end-users of this type of energy recovery system include hospitals and schools that may heat their buildings and water with excess heat generated by their own large electrical equipment. This type of energy recovery system is less complicated and requires significantly less technical qualifications to build than the industrial energy recovery systems described above as it is essentially redirecting the heat generated by one system into other on site systems. As a result, this type of energy recovery system is cheaper to build and the barriers to entry into this market are lower than in the market for industrial energy recovery systems. Our business focuses on energy recovery systems for industrial applications.

We believe that energy recovery systems represent a large-scale, environmentally friendly and economically feasible form of power generation. Compared with other alternative forms of power, such as solar, wind or biomass, we believe that energy recovery systems are dramatically more affordable for technology capable of delivering power on the scale necessary for industrial clients. In our opinion, energy recovery systems are cost competitive even with large-scale, traditional power sources such as coal, fossil fuels and nuclear power, but have the added benefit of reducing pollution and greenhouse gas emissions.

According to recent studies from the U.S. Department of Energy and the U.S. Environmental Protection Agency, energy recovery systems could generate nearly 200 gigawatt (“GW”) of new power, equivalent to approximately 20% of current U.S. power generation capacity. The European Union is a significant user of energy recovery systems, with 104 GW installed power generating capacity; Germany and Italy have the most installed capacity at 16 GW and 13 GW, respectively.

Through our subsidiary Hi-tech, we have developed and commercialized our proprietary customized energy recovery technologies and solutions to cost-effectively reduce pollution and capture the waste heat released by our customer’s industrial processes. Our energy recovery systems can help our customers improve their energy use efficiency. For example, our energy recovery systems applied in sulfuric acid manufacturing processes can produce as much as three times the useable energy from the same fuel by recovering otherwise lost energy and reusing it to generate electrical power, which may allow customers to slash energy expenditures by up to two-thirds. Additionally, these systems significantly reduce combustible wastes such as carbon monoxide gas, sour gas, carbon black off gases and other harmful emissions. Other benefits include our customers’ ability to sell carbon credits, reduction of flue gas and equipment sizes of all flue gas handling equipment such as fans, stacks, ducts, and burners, and a reduction in auxiliary energy consumption.

The most notable target customers for our energy recovery systems include petrochemical plants, paper manufacturing plants, power generation facilities, oil refineries, cement plants and steel mills. These types of customers generally operate manufacturing equipment that is equipped with steam-driven turbines to produce electricity into which our energy recovery systems can be implemented.

Global Market Overview

The world currently faces fundamental problems with its energy supply, which are due primarily to the reliance on fossil fuels. The economic prosperity of the wealthiest nations in the twentieth century was built on a ready supply of inexpensive fossil fuel and developing nations have continued in the twenty-first century to consume fossil fuel reserves at an ever increasing rate. This has led to worldwide reserve depletions, indicating that both oil and gas are likely to be effectively exhausted before the end of this century. Only coal reserves are expected to last into the next century. Yet even if fossil fuel supplies were unconstrained, their continued use poses its own problems. All fossil fuel combustion produces carbon dioxide, which appears to result in the warming of the earth’s atmosphere with profound environmental implications across the globe.

These problems have resulted in the realization that the world must both increase the efficiency of its utilization of fossil fuels and decrease its reliance upon them. Environmental issues related to fossil fuel combustion arose first during the 1980s with the advent of acid rain, a product of the sulfur and nitrogen emissions from fossil fuel combustion. Power plants were forced by legislation and economic measures to control these emissions. However it is the recognition of global warming that presents the most serious challenge because carbon dioxide exists at much higher levels in the flue gases of power plants than sulfur dioxide and nitrogen oxides.

Although renewable energy capacity offers a hedge against major price rises because most renewable technologies exploit a source of energy that is freely available, many renewable technologies today still rely on government subsidies to make them competitive. Governments may also impose penalties upon companies, such as carbon trading schemes, which discourage the use of fossil fuels or increase its costs by imposing stringent emissions limits.

Given the international concerns regarding global warming and pollution and the need to more efficiently utilize fossil fuels, we believe that there exists massive worldwide demand and a growing market for technologies that can enable companies to generate greater amounts of energy from the same supply of fossil fuels and that also reduce the amount of harmful emissions that would otherwise be released from the combustion of those fossil fuels. These technologies, including energy recovery systems, could benefit companies by both reducing energy costs and mitigating possible emissions penalties.

China Market Overview

Booming economic growth and rapid industrialization has spurred demand for electric power in China over the previous few years. By the end of 2006, China’s total installed generating capacity reached 622 GW, an increase of more than 20% over the capacity at the end of 2005. Due to the expansion of energy intensive industrial sectors such as steel, cement, and chemicals, China’s energy consumption has been growing faster than the country’s gross domestic product (“GDP”) and thus causing a shortage of electricity and coal and blackouts in over 20 of the country’s 32 provinces, autonomous regions and municipalities. With the rapid modernization and industrialization of the country’s economy, China is the world’s second largest consumer of energy after the United States with its demand now accounting for over 15% of the world’s energy consumption. According to the International Energy Agency, China needs to add 1,300 GW to its electricity-generating capacity, more than the total installed capacity currently in the United States, to meet its demands over the next several years. We predict that the result of this massive increase in electric generation capacity will be a rapid rise in harmful emissions. China has already surpassed the United States to become the world’s largest emitter of greenhouse gases, and the country faces enormous challenges from the pollution brought about by its energy needs. Only 1% of China’s 560 million city dwellers breathe air considered safe by EU standards, environmental problems have led to industrial cities where people rarely see the sun, and birth defects in infants have soared nearly 40% since 2001. In addition, sulfur dioxide and nitrogen oxides released by coal-fired power plants fall as acid rain on Seoul, South Korea and Tokyo, Japan. A 2005 report by Chinese environmental experts, quoted in a New York Times article (“As China Roars, Pollution Reaches Deadly Extremes,” August 26, 2007), estimates that annual premature deaths attributable to outdoor air pollution in China were likely to reach 380,000 in 2010 and 550,000 in 2020.

China has set internal targets for energy efficiency to mitigate the negative impact of growth in future energy demand on the country’s environmental problems. China aims to improve energy efficiency per unit of GDP in 2010 by 20% compared with 2005. To enable the implementation of China’s recent climate change policy, mayors across each province are required to develop local plans, and their performance against implementing these plans will be measured. In order to meet demand more efficiently and without further increasing pollution, significant investment in alternative energy and clean technologies such as energy recovery systems will be crucial.

Use of alternative and renewable energy is expanding rapidly in China and currently contributes approximately 16% to total electricity generation and 7.5% to total primary energy supply. In China the generation capacity of electricity from renewable energy is dominated by hydropower, which accounted for more than 95% of the total electricity from renewable energy in 2005. Wind energy accounted for 1.1% of the total renewable installed capacity at the end of 2005, but China has more than doubled its total wind power capacity by installing additional capacity of 1,347 MW of wind energy during 2006. To reduce the country’s current reliance on coal-fired generation, the Chinese government is stepping up efforts to accelerate the development of renewable energy. The Renewable Energy Law, which came into effect on January 1, 2006, along with a number of incentive policies ranging from tax incentives to subsidies, have been introduced to stimulate investment in renewable energy technologies. NDRC, a macroeconomic management agency under the State Council, has set a target to source 16% of primary energy from renewable energy by 2020, up from a 7.5% actual share in 2005. This includes development of 300 GW of hydropower, 30 GW of wind power, 30 GW of biomass power, 1.8 GW of solar photovoltaic systems, and smaller amounts of solar thermal and geothermal power. Business Insights, a company involved in providing strategic market and company analyses, estimates that realizing this target would require approximately 130 GW of new renewable energy capacity with an investment of up to $184 billion.

We are principally engaged in the designing, manufacturing, installation and servicing of fully-customized energy recovery systems. While most of our competitors only offer one or two off-the-rack models, we develop products across varying specifications to best suit each customer’s needs and objectives. Our products can recycle as much as 70% of the energy that would otherwise have been lost.

We have made substantial gains in energy efficiency and continue to invest heavily in research and development to enhance efficiencies and decrease environmental impact. We employ approximately 80 highly trained engineers to enable the deployment of several energy recovery systems for large sulfuric acid plants, each producing approximately 3,000 metric tons of sulfuric acid per day, with power generating capabilities of approximately 53 MW each.

We have targeted our products at industrial sectors with significant amounts of waste heat. These sectors include:

•	Chemical and Petrochemical Industry;

•	Paper Manufacturing;

•	Refining Industry; and

•	Metallurgical Industry.

Competitive Markets and Competition

Competition in the energy recovery system industry generally is divided by segment following the differentiation between low-grade energy recovery systems used for heat recovery applications (lower power extraction/generation capacity) and high-grade energy recovery systems used in industrial applications (higher power extraction/generation capacity).

Most of the players in the market are engineering firms that produce low-grade energy recovery systems for heat recovery applications mainly used by schools, hospitals and similar facilities. These products are generally undifferentiated and require lower levels of capital to develop. This type of energy recovery system is less complicated and requires significantly less technical qualifications to build than high-grade industrial energy recovery systems. As a result, this type of energy recovery system is cheaper to build and the barriers to entry into this market are lower than in the market for industrial energy recovery systems.

High-grade energy recovery systems for industrial applications, like ours, require large amounts of capital investment and high levels of expertise resulting in barriers to entry to most prospective market entrants. Because energy recovery systems of this type are highly customized based on the particular customer’s need, manufacturers mainly compete based on their respective engineering capabilities. The manufacturers of industrial energy recovery systems generally fall into one of the following classifications:

•	Companies that specialize exclusively in energy recovery systems and account for the majority of the larger and more advanced production of energy recovery systems; and

•	Major equipment manufacturers for which energy recovery systems are not a key focus but that have the necessary resources to build effective systems.

Barriers to entry for the production of high grade energy recovery systems have resulted in a majority of the global sales for energy recovery systems being generated by a few large players. These industry participants focus on large scale projects leaving many intermediate opportunities for companies such as ours. The largest of these players globally include Babcock-Hitachi (Japan), Foster Wheeler (USA), and Mitsubishi Heavy Industries (Japan). The major players in China include Dong Fang Boiler Group, Wuhan Boiler, Hangzhou Boiler Group, and Anshan Boiler.

The Company differentiates itself from its competitors by specializing solely in energy recovery systems and being one of the few players in the market capable of providing EPC services for waste heat recovery. Although the Company has the capacity and ability to provide EPC services, it is relatively rare that a customer requests such services. For example, the Company did not enter into any EPC contracts in 2006 but entered into one EPC contract upon a customer's request in 2007. We believe that we are currently a dominant player in energy recovery systems to sulfuric acid manufacturers in China. We believe that energy recovery systems for sulfuric manufacturing are the most difficult to design and engineer due to the strong erosive character of the sulfuric acid.

Design and Engineering

Our primary design and engineering facility is located in Shanghai, China. The facility employs approximately 80 engineers. Approximately 65 of the engineers engage in project design, customizing the energy recovery systems to meet the individual needs of various industries. The balance of the engineers manage our production processes at the facility. We believe that our engineering team is highly experienced and accomplished in its field.

Manufacturing

Our subsidiary Hi-tech operates a manufacturing facility, owned by Shanghai Si Fang and through Shanghai Engineering as further described above, in Shanghai, China. The facility occupies approximately 10 acres (4 hectares) of land with approximately 617,000 square feet of manufacturing space and storage. We employ a team of 250 skilled workers, technicians and quality assurance personnel at the manufacturing facility. Our employees utilize a vast array of equipment including lathes, drills, metal cutting machines, forging equipment, handling equipment (cranes), welding machines, and testing equipment. A majority of the equipment is leased from Shanghai Si Fang pursuant to the cooperative manufacturing agreement descried above. This equipment will remain the property of Shanghai Si Fang when the agreement expires. Hi-tech does not own the facility but leases it from Shanghai Si Fang.

Marketing and Sales

We market and sell our products worldwide through our direct sales force, which is based in Shanghai, China. Our marketing programs include industrial conferences, trade fairs, sales training, and trade publication advertising. Our sales and marketing groups work closely with our research and development and manufacturing groups to coordinate our product development activities, product launches and ongoing demand and supply planning. We sell our products directly to the end users of our energy recovery systems.

We are also planning on entering into marketing partnerships and licensing deals that will enable us to reach a boarder segment of the market. We believe that there is significant opportunity in international markets such as the United States, Latin America and Europe, and we intend to enter these markets through partnerships. Additionally, we will look to expand into new industrial sectors through partnerships with leading engineering firms that specialize in specific industry verticals.

Products and Technology

We have four main service offerings available to our customers:

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Design . Our primary product line of energy recovery systems can be designed to meet the specific needs of our customers. We typically focus on heavy industrial applications and have designed systems with electricity generation capacity ranging from 50 to over 100 MW. In addition to the designing of energy recovery systems for our own customers, we occasionally are approached by and contract with third party manufacturers to design systems for their customers. This offers a peripheral revenue stream to supplement our core operations. We employ a flexible pricing scheme when designing for third party manufacturers that depends upon the size, application and deadline of the proposed energy recovery system.

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Fabrication . We have highly-trained manufacturing teams capable of building high quality energy recovery systems in a timely fashion. All of our energy recovery systems are of modular design with a high degree of factory assembly. With modular construction, site welds on heat exchanger pressure parts are kept to a minimum. We design all energy recovery systems we manufacture to protect our brand. We collect a one-time fee for the fabrication of each of our units. Of the over 100 unique customers who have purchased energy recovery systems from us, more than 25% of them have also purchased some of the other three major services that we offer which are auxiliary to our fabrication services.

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Implementation . Our subsidiary Hi-tech also possesses the resources, expertise and capabilities to act as the lead engineering procurement and construction contractor, overseeing the implementation of energy recovery systems for our customers. EPC services involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. Similar to the revenue model employed for our design services, we either package the implementation of our energy recovery system with the design and fabrication of our units, or outsource this function to third party manufacturers for a service charge; this allows smaller third party manufacturers to convert fixed costs to variable costs, while offering us an ancillary revenue stream.

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Maintenance . Our team is responsible for the overall maintenance of the energy recovery systems we install. In the event that major repairs are needed, the maintenance team is capable of rebuilding the equipment in order to repair or replace any necessary components. The maintenance team is contracted to service our own as well as other manufacturers’ energy recovery systems. Our maintenance team charges an hourly fee for its services.

Our energy recovery systems represent a fully-customizable technology capable of meeting the varying needs of a diversified customer base. The systems are capable of recycling up to 70% of the energy that would otherwise be lost in customers’ industrial processes, in many cases allowing our customers to recover their costs of the energy recovery system in energy savings within one to three years. The energy recovery systems capture and eliminate harmful particles, carbon dioxide, sulfur dioxide and other emissions.

Our energy recovery systems are suitable for use in a wide range of industries, including chemical processing, papermaking, and oil and ethanol refining. The core technology is easily adaptable to meet a variety of different size facilities and types of plant design. Below is an illustration of our technology as it is implemented in the sulfuric acid production industry.

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Traditional Sulfuric Acid Production Process . The production of sulfuric acid involves highly exothermic chemical reactions. Most of the heat is released into the atmosphere through cooling towers without capturing any of the energy contained therein. Some of the heat from the production process is captured as steam, which the manufacturer can use to, for example, generate electricity. Without the use of one of our energy recovery systems, the production of one ton of sulfuric acid will produce approximately one ton of steam.

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Sulfuric Acid Production Process with our Technologies . The incorporation of an energy recovery system increases the manufacturer’s ability to extract energy from the production process such that the production of one ton of sulfuric acid can produce between 1.3 and 1.65 tons of steam. In so doing, 94% of the heat that would have otherwise been released to the atmosphere is utilized to provide a larger quantity of steam that can be used in industrial applications. The harnessed steam can be used for various applications, most commonly to drive generator turbines to produce electricity. Doing so decreases the manufacturer’s demand for externally produced energy as the manufacturer instead can use internally produced energy resulting from the energy recovery system’s increased production and utilization of steam.

Customers

Our subsidiary Hi-tech has provided over 100 unique customers with energy recovery systems, and more than 25% of these customers have purchased multiple other products and services from us such as design, implementation, and maintenance services. Our customers are mainly industrial manufacturers, such as chemical plants, paper manufacturers and industrial engineering firms. Our energy recovery systems are currently deployed and being deployed in a variety of international markets, including Egypt, Turkey, Korea, Vietnam and Malaysia, as well as in 15 of China’s 31 provinces, including Yunnan, Jiangsu, Shandong, Sichuan, Hunan and Hubei.

We currently have a backlog of orders from a number of domestic Chinese and international customers, including our first North American orders.

Because of the long life of our energy recovery systems, a majority of our sales are from new customers. We are therefore not dependent upon a few major customers to continue our current level of sales. As of December 31, 2007, our top five customers accounted for approximately 67% of our total sales, three of which were new customers.

Intellectual Property And Other Proprietary Rights

The Chinese State IPR Office has authorized and granted the following patents to Shanghai Engineering on various components of our energy recovery systems:

Patent Type	Patent Name	Expiration Date
Utility model	Drum-type sectional ache fire tube boiler made by sulphur	5/6/2013

Utility model	Double drum-type fire tube exhaust-heat boiler which shares one steam dome	11/6/2013

Utility model	Improvement of tube compensator breed which makes ache fume	11/6/2013

Utility model	Improvement of protective casing tube	11/6/2013

Utility model	Triple drum-type fire tube exhaust-heat boiler which shares one steam dome	1/30/2015

Shanghai Engineering has, together with an unrelated company, Zhejiang Jia Hua Group Joint Stock Co., Ltd., submitted the following patent applications to the Chinese State IPR Office, which are currently pending authorization:

Patent Type	Patent Name	Application Date
Utility model	Spray pump synthesizing tower	8/31/2007

Invention	Chlorosulfonic acid preparation new craftwork and equipment	8/31/2007

Research and Development

We are focused on a strategy of utilizing our research and development capabilities to continuously improve the waste heat and emissions capture technology of our energy recovery systems. Our research and development efforts focus specifically on maximizing efficiency and reliability while minimizing the cost to customers. We have currently been focusing our efforts on new products with immediate demand in the markets such as capturing and reducing emissions of vitriol (a sulfate of any of various metals), alkali, and carbinol (an alcohol) released in various industrial processes. We maintain strong relationships with many professional engineering firms in China that can provide technical support in the development process.

We employ approximately 80 specialized engineers at our Shanghai, China facilities who are engaged in refining the core technology for our energy recovery systems, developing our intellectual property rights, enhancing energy efficiencies and decreasing environmental impact for our customers. We estimate that our engineers spend between 30% and 40% of their time on research and development efforts, resulting in company expenses on research and development of approximately 2 million and 3 million Renminbi in 2006 and 2007, respectively. Shanghai Engineering has a portfolio of core Chinese patents on various components of our energy recovery systems as described elsewhere in this prospectus.

Our Business Strategy

We have established a three-phase growth strategy:

•
Phase One. During the first phase of our growth strategy, we will continue to fulfill our current orders while growing our domestic Chinese business. During this time, we intend to establish long-term strategic purchasing agreements with suppliers that provide key raw materials.

•
Phase Two. The second phase of our growth strategy involves increased expenditures that will support our growth. We intend to start construction of our first owned manufacturing facility, which we believe will increase our profit margins and efficiency. We also intend to invest in specialized equipment to further increase the efficiency of our manufacturing process. While these capital expenditures are underway, we expect to increase our research and development expenditures to support an expansion into new sectors such as coke refining and cement. We anticipate recruiting an international sales and marketing team to assist with this expansion effort.

•
Phase Three. In the third phase of our growth strategy, we expect to construct a second manufacturing facility to meet future demand. We also anticipate expanding our EPC business by increasing the size of our engineering and design teams. Finally, we expect to increase our marketing efforts in Europe and the United States during this phase.

Raw Materials and Principal Suppliers

We do not have any long term supply agreements. We do not believe that we are reliant on our current suppliers. We believe that we could substitute other suppliers if needed. Our five largest suppliers (by value) supplied approximately 62% of our raw materials in 2007.

Employees

As of April 30, 2008, we had approximately 330 employees, all of who are full time employees. Of these, approximately 80 are management and engineering personnel. We expect to add additional personnel over the course of 2008 to meet our current customer orders.

None of our employees are covered by a collective bargaining agreement. Each of our managerial, sales and administrative employees has entered into a standard form of employment agreement which, among other things, contains covenants not to compete for 12 months following termination of employment and to maintain the confidentiality of certain proprietary information. We believe that our employee relations are good.

Principal Executive Offices and Properties

Our corporate headquarters are located at 7F, De Yang Garden, No. 267 Qu Yang Road, Hongkou District, Shanghai, Shanghai, China 200081. The telephone number of our corporate headquarters is +86 (0)21 5556-0020. Through a contractual arrangement with Shanghai Engineering, our subsidiary Hi-tech currently operates a manufacturing facility in Shanghai, China. The facility occupies approximately 10 acres (4 hectares) of land with 191,300 square feet of manufacturing space and storage. The manufacturing equipment includes cranes, press bending machines, cutting machines, welding machines, lathes, air compressors and other equipment. Shanghai Engineering does not own the manufacturing facility but operates it pursuant to the terms of a cooperative manufacturing agreement with Shanghai Si Fang. Pursuant to the agreement, Shanghai Si Fang leases its subsidiary Vessel Works Division to Shanghai Engineering. The manufacturing facility and equipment are in good working condition and we expect them to meet our capacity need for 2008. We are planning to build a new manufacturing plant to meet an anticipated growing capacity need.

Governmental Regulation

The manufacture of boilers and pressure vessels used in our energy recovery systems is subject to licensing requirements imposed by the Chinese national government, as well as regional and local governments, depending on the type of license needed. Shanghai Si Fang conducts all our manufacturing operations and has obtains the required licenses. Boilers and pressure vessels manufactured without such licenses are not allowed to be sold in China. To qualify for a license, a manufacturer must (a) be a legal entity registered with the local government; (b) have a production facility, equipment, technical expertise, and inspection and testing capabilities suitable for producing boilers and pressure vessels; (c) establish and maintain an effective quality assurance system; and (d) manufacture the boilers and pressure vessels in accordance with the requirements of the applicable safety and technical standards.

Our operations are also subject to governmental regulation applicable to any business such as general permitting, licensing and registration. For example, the installation of energy recovery systems at our clients’ locations requires a construction project building permit from the applicable regional government.

Compliance with Environmental Laws

We belong to what is known as the “machinery manufacturing industry” in China which industry is considered not to generate exhaust gas, waste liquor or waste residue during manufacturing. Therefore, our manufacturing operations are not subject to any material environmental regulations.

The installation and construction of our energy recovery systems at our clients’ locations are subject to environmental laws applicable to construction projects generally. As part of the procedure for obtaining a construction project building permit, we must submit an environmental impact statement for each construction project which assesses the pollution the projects is likely to produce, its impact on the environment, and stipulates preventive and curative measures. The issuance of a building permit is conditioned on the approval of the environmental impact statement.

There are emissions standards applicable to the operation of coal-burning, oil-burning or gas-fired boilers (China National General Standard GWPB 3-1999). We do not believe that these emission standards are applicable to the boilers included within our energy recovery systems because our boilers are not independently emitting any emissions as they are being heated by industrial processes as opposed by coal, oil or gas.

Legal Proceedings

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against us.

DIRECTORS AND EXECUTIVE OFFICERS

Our Directors and Executive Officers

The following table sets forth names, ages and positions of the persons who are our directors and named executive officers as of the date of this prospectus:

Name	Age	Position
Mr. Qinghuan Wu	62	Chairman of the Board, Chief Executive Officer and Director
Mr. Qi Chen	38	General Manager and Director
Mr. Richard Liu	34	Chief Financial Officer
Mrs. Jialing Zhou	54	Director

Biographies for the members of our current board of directors and our executive officers who are not members of our board of directors are provided below.

Mr. Qinghuan Wu has been a director, the Chairman of our Board and our Chief Executive Officer since April 2008. He has devoted his 39-year career to the design and production of waste heat boilers and energy recovery systems, and related technological development. Mr. Wu has been the Executive Director of Hi-tech, which was founded in January 2002, Shanghai Engineering, which was founded in July 1999, and Shanghai Environmental, which was founded in May 2007, since their inceptions. Between 1992 and 2004, Mr. Wu founded or held positions with numerous companies and research institutes whereby he developed significant expertise related to the energy recovery business. He was the founder and President of Zhangjiagang Hai Lu Waste Heat Boiler Research Institute between 1992 and 1998, the Executive Director of Kunshan Kun Lun Hi-technology Engineering Co., Ltd. between 1996 and 2004 and the founder and Executive Director of Zhangjiagang Hai Lu Kun Lun Hi-Technology Engineering Co., Ltd. between 1997 and 2001. Before that, Mr. Wu worked for 23 years as a research engineer at the Nanjing Chemical Industry Research Institute, the largest research institute under the Chinese Ministry of Chemical Industry, between 1969 and 1992. Mr. Wu has served as the executive member of the Chinese Sulfur Industry Association since 1999 and been responsible for waste heat recovery technology development for the industry. Mr. Wu was granted the China National Science and Technology Advancement Award and Technology Award of the Chinese Ministry of Chemical Industry for his technological innovation in the waste heat recovery field. Mr. Wu holds a bachelor degree in Process Equipment and Control Engineering from Beijing University of Chemical Technology, Beijing, China.

Mr. Qi Chen  has been our General Manager and a director since April 2008. He is also the General Manager of our affiliated company Shanghai Engineering, a position he has held since May 2007. Mr. Chen joined Shanghai Engineering in 1997 as a member of its design, engineering, and sales departments. Before joining Shanghai Engineering, he served as a trader for the Xiamen Trading and Development Co. for six years. Mr. Chen holds a bachelor degree in engineering from Xiamen University, Xiamen, China.

Mr. Richard Liu has been our Chief Financial Officer since April 2008. He has experience serving as a senior executive for numerous private and public U.S. and Chinese companies. From October 2006 to March 2008, Mr. Liu was the Chief Executive Officer and a director of China National Credit Information Services, Inc. (Sinocredit), a credit advisory company. Before that, he co-founded and served as Vice President of Finance and Operations and a director of PanPacifics Technology Holding Limited, an on-demand global trade management software developer for the Chinese market, between August 2004 and September 2006. Mr. Liu served as the Director of Finance for Kiwa Bio-Tech Products Group Corp. (OTCBB: KWBT), a developer, manufacturer, distributor and marketer of bio-technological products for agricultural, natural resources and environmental conservation, between September 2003 and August 2004. Before that, he was an assistant Chief Financial Officer for YesMobile Holdings Company Limited, a Chinese wireless technology company, between July 2000 and July 2001. Mr. Liu began his career at Arthur Andersen, LLP, a public accounting firm, where he worked from August 1996 to July 2000. Mr. Liu holds an MBA degree from the UCLA Anderson School of Management and a bachelor’s degree in hotel management from Shanghai Jiao Tong University, Shanghai, China. Mr. Liu is also a member of the Chinese Institute of Certified Public Accountants (CICPA).

Mrs.  Jialing Zhou has been a director since April 2008. She is also a director of Hi-tech and has served in such position since Hi-tech’s inception in January 2002. Mrs. Zhou also serves as the controller of Shanghai Engineering, a position she has held since Shanghai Engineering’s inception in July 1999. She served as the controller for Zhangjiagang Hai Lu Waste Heat Boiler Research Institute between 1992 and 1998 and for Zhangjiagang Hai Lu Kun Lun Hi-Technology Engineering Co., Ltd. between 1997 and 2001. Between 1972 and 1992, she was a computer system analyst at the Nanjing Chemical Industry Research Institute, the largest research institute under the Chinese Ministry of Chemical Industry.

Mr. Qinghuan Wu, Mr. Qi Chen  and Mrs. Jialing Zhou became directors pursuant to the terms of the Share Exchange Agreement whereby we agreed to increase the size of our board of directors to five and allow the selling Poise stockholders to appoint four out of the five directors effective upon closing of the Share Exchange or, if applicable, 10 days after the filing of a Schedule 14f-1 information statement. In addition, we agreed to allow the selling Poise stockholders to appoint our executive officers.

Family Relationships

Mr. Qinghuan Wu, a director and our Chairman of the Board and Chief Executive Officer, and one of our directors, Mrs. Jialing Zhou, who also is a director of Hi-tech and an employee of Shanghai Engineering, are husband and wife.

Legal Proceedings

We are unaware of any directors or executive officers who have, during the past five years:

(a)
Had any bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, the property of such person or a business for which such person was a general partner or executive officer either at the time of the filing or appointment or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)
Been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding annual and long-term compensation with respect to our fiscal years ended December 31, 2006 and December 31, 2007, paid or accrued by us to or on behalf of those persons who were, during the fiscal year ended December 31, 2006 or December 31, 2007, our principal executive officer and our two most highly compensated executive officers serving as such as of December 31, 2007 whose compensation was in excess of $100,000, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers as of December 31, 2007. We also refer to these individuals herein as our “named executive officers.”

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualifying deferred compensation earnings ($)	All other compensation ($)		Total ($)

Qinghuan Wu, current Chief Executive Officer	2006	3,770		-0-	-0-	-0-	-0-	-0-	3,833	(1)	7,603
	2007	3,957		-0-	-0-	-0-	-0-	-0-	4,033	(1)	7,980

Michael Kurdziel, former Chief Executive Officer	2006	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-
	2007	87,930	(2)	-0-	-0-	-0-	-0-	-0-	-0-		87,930	(2)

Richard Gammill, former Chief Executive Officer	2006	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-
	2007	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-

Qi Chen, General Manager	2006	3,016		9,550	-0-	-0-	-0-	-0-	3,833	(1)	16,399
	2007	3,759		9,431	-0-	-0-	-0-	-0-	4,033	(1)	17,223

Richard Liu, Chief Financial Officer	2006	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-
	2007	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-

(1)	Represents cost for automobile benefit.

(2)	Amount was not paid in 2007. In 2008, this obligation was assumed by MMA Acquisition Company.

No other annual compensation (including a bonus or other form of compensation) or long-term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other form of compensation, was paid to Mr. Gammill or Mr. Kurdziel during these periods.

Base Salary

Our executive officers receive base salaries that are determined based on their responsibilities, skills and experience related to their respective positions. The amount and timing of an increase in base compensation depends upon, among other things, the individual’s performance, and the time interval and any added responsibilities since his or her last salary increase.

Director Compensation

Members of our board of directors do not receive equity or cash compensation for their services as directors. Historically, we have not reimbursed our directors for reasonable expenses incurred in attending board of director or committee meetings. However, we may reimburse our directors for such expenses in the future to the extent necessary for the effective management of our affairs.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We currently do not have any employment contracts, or termination of employment and change-in-control arrangements with our named executive officers. We are currently in negotiations with Mr. Qinghuan Wu, our Chairman of the Board and Chief Executive officer, to renew his employment agreement with Shanghai Engineering that expired at the end of 2007. Under his expired employment agreement, Shanghai Engineering employed Mr. Wu as its Executive Director for a term of two years with an annual salary of 30,000 Renminbi (approximately $4,300 as of April 20, 2008).

On July 1, 2007, the Company entered into a consulting agreement with Mr. Michael Kurdziel, our then-Chief Executive Officer. The consulting agreement provided that Mr. Kurdziel will consult with the Company on an ongoing basis. Under the terms of the agreement, Mr. Kurdziel was to be compensated at the rate of $17,586 per month and reimbursed for reasonable out-of-pocket expenses. The consulting agreement had an initial term of three months with automatic monthly renewals and the consulting agreement was terminated on November 30, 2007. The accrued expense for Mr. Kurdziel as of December 31, 2007 was $87,930, of which $17,586 was capitalized to deferred acquisition costs. Mr. Kurdziel has deferred repayment of all travel and entertainment expenses related to his role as Chief Executive Officer and his work to secure funding. In 2008, all obligations to Mr. Kurdziel under his consulting agreement were assumed by MMA Acquisition Company in connection with the asset sale further described elsewhere in this prospectus under the caption “Certain Relationships and Related Transactions, and Director Independence.”

On April 15, 2008, the Company entered into a consulting agreement with Mr. Richard Liu, our Chief Financial Officer. The consulting agreement provided that Mr. Liu will provide consulting services to the Company as our interim Chief Financial Officer. The term of the agreement, as extended, expires on September 30, 2008. Under the terms of the agreement, Mr. Liu will receive 65,000 Renminbi per month and is eligible to receive a one-time cash bonus of up to 100,000 Renminbi upon meeting certain achievement thresholds. Mr. Liu is also eligible to receive options to purchase 25,000 shares of our common stock at an exercise price of $2.16 equal to the fair market value on the grant date provided that (a) the Company adopts an equity incentive plan, (b) the Company’s board of directors approves the grant, and (c) the grant will be subject to other conditions set forth in an option agreement. When extending the term of the consulting agreement, the Company agreed to grant Mr. Liu additional options to purchase 25,000 shares of our common stock at an exercise price of $2.16 equal to the fair market value on the grant date on the same terms and conditions.

Retirement Plans and Employee Benefits

Our Chinese subsidiaries and our affiliated companies are required to provide certain employee benefits to their respective employees under Chinese law as described below.

•
Local employee (residents of Shanghai, China). As stipulated by the relevant laws and regulations for companies operating in Shanghai, these companies are required to maintain a city-sponsored defined contribution employee benefit plans for all of their employees who are residents of Shanghai. The companies contribute to the city sponsored plan for each of their local employees and have no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The city sponsored plan is responsible for the entire pension and other benefit obligations payable for all past and present employees. The cost to each of the companies under the plan are: (a) pension and retirement benefit in the amount of 22% of the base salary of each employee, (b) medical insurance in the amount of 12% of the base salary of each employee, (c) unemployment insurance in the amount of 2% of the base salary of each employee, (d) injury insurance in the amount of 0.5% of the base salary of each employee, and (e) maternity insurance in the amount of 0.5% of the base salary of each employee. In addition, companies operating in Shanghai must also pay 7% of the base salary of each employee to a housing provident fund.

•
Employee from outside of Shanghai, China. For employees who are not the residents of Shanghai, as stipulated by the relevant laws and regulations for companies operating in the Shanghai, the employer company is required to contributes to a city sponsored comprehensive insurance plan in an amount equal to 12.5% of benchmark number consisting of 60% of the last year monthly average salary of the entire workforce in Shanghai (including the companies’ employees).

•
Outsourced employees. We have entered into an agreement with a human resource service company to outsource the employees for manufacturing. The human resource service company will be responsible for the comprehensive insurance for these employees.

•	Senior management. Our Chinese subsidiaries and our affiliated companies pay the premiums for accident insurances for a few member of their respective senior management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Our common stock and Series A Convertible Preferred Stock constitute our only voting securities. Holders of our common stock and Series A Convertible Preferred Stock vote together as a single class. As of July 25, 2008, we had 26,934,886 shares of common stock and 6,670,537 shares of Series A Convertible Preferred Stock issued and outstanding. Each holder of Series A Convertible Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such holder’s aggregate number of shares of Series A Convertible Preferred Stock is convertible immediately after the close of business on the applicable record date.

The following table sets forth as of July 25, 2008 the beneficial ownership of our common stock by (a) each person or group of persons known to us to beneficially own more than 5% of our outstanding shares of common stock, (b) each of our directors and named executive officers and (c) all of our directors and named executive officers as a group. None of the foregoing persons hold any shares of our Series A Convertible Preferred Stock.

Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The address of each individual named below is 7F, De Yang Garden, No. 267 Qu Yang Road, Hongkou District, Shanghai, Shanghai, China 200081.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of common stock outstanding

Directors and executive officers
Qinghuan Wu (1)	11,454,254	42.53%
Qi Chen (2)	-0-	-0-%
Richard Liu (3)	-0-	-0-
Jialing Zhou (4)	8,302,836	30.83%

All named executive officers and directors as a group (4 persons)	19,757,090	73.36%

5% stockholders
Qinghuan Wu (1)	11,454,254	42.53%
Jialing Zhou (4)	8,302,836	30.83%
Adam Roseman (5)	2,281,750	8.18%

(1)
Mr. Wu is a director and our Chairman of the Board and Chief Executive Officer. Includes 1,067,508 shares of common stock escrowed in the Share Exchange. Does not include 8,302,836 shares of common stock held by Mrs. Jialing Zhou, Mr. Wu’s spouse, over which Mrs. Zhou has sole voting and investment power.

(2)	Mr. Chen is our General Manager.

(3)	Mr. Liu is our Chief Financial Officer.

(4)
Mrs. Zhou is a director. Includes 711,672 shares of common stock escrowed in the Share Exchange. Does not include 11,454,253.7 shares of common stock held by Mr. Qinghuan Wu, Ms. Zhou’s spouse, over which Mr. Wu has sole voting and investment power.

(5)
Includes (a) 680,056 shares of our common stock held by R.A. Roseman Holdings, LLC over which Mr. Roseman has sole dispositive and voting control as the manager of R.A. Roseman Holdings, LLC, (b) 587,384 shares of our common stock underlying Series A Preferred Stock and 293,692 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share held by RMK Emerging Markets, LLC over which Mr. Roseman has dispositive and voting control as the chief executive officer of RMK Emerging Markets, LLC, (c) 46,296 shares of our common stock underlying Series A Preferred Stock, 23,148 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share, and 330,056 shares of common stock held by Tapirdo Enterprises, LLC over which Mr. Roseman has sole dispositive and voting control as the manager and sole member of Tapirdo Enterprises, LLC, (d) 195,454 shares of our common stock held by ARC China, Inc. over which Mr. Roseman has dispositive and voting control as the chief executive officer of ARC China, Inc., and (e) 5,392 shares of our common stock held by ARC Investment Partners, LLC over which Mr. Roseman has dispositive and voting control as the chief executive officer of ARC Investment Partners, LLC. Mr. Roseman disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. Before the Share Exchange, Mr. Roseman, along with entities affiliated with Mr. Roseman, including ARC Investment Partners, LLC, R.A. Roseman Holdings, LLC and Tapirdo Enterprises, LLC, owned or controlled up to 49% of our outstanding shares of common stock to a varying degree at different times. Mr. Roseman is a member of our advisory board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

From time-to-time, our Chinese subsidiaries and affiliated companies have entered into various transactions with Mr. Qinghuan Wu, one of our directors, a significant shareholder, and our Chairman of the Board and Chief Executive Officer. The table below sets forth as of December 31, 2007 and 2006 the approximate amounts we owed to or had due from Mr. Wu.

	2007	2006
Receivable from shareholder, Mr. Wu	$463,663	$1,250,547
Park, a company 7% owned by Mr. Wu and Mrs. Jialing Zhou
Account receivable	$572,036	$-
Customer deposit	$-	$185,174

The receivable from shareholder consists of various advances, described below, that our Chinese subsidiaries and affiliated companies have made from time-to-time to Mr. Wu for business convenience purposes which occurred before the Share Exchange. Such advances are due on demand and do not bear interest. During 2006 and 2007, Vessel Works Division made advances to Mr. Wu. Mr. Wu and his spouse, Mrs. Jialing Zhou, own Shanghai Engineering. Our wholly-owned subsidiary Hi-tech has entered into contractual relationships with Shanghai Engineering and its shareholders, Mr. Wu and Mrs. Zhou, pursuant to which Hi-tech controls Shanghai Engineering. In turn, Shanghai Engineering has entered into a cooperating manufacturing agreement with Vessel Works Division pursuant to which Shanghai Engineering controls Vessel Works Division. The details of these arrangements are further described under the caption "BUSINESS – Organizational Structure and Subsidiaries."

In December 2003, Vessel Works Division made an advance to Mr. Wu in the amount of approximately $1,240,000 (RMB 10,000,000) to be used as a partial capital contribution on behalf of Mr. Wu for Haiyin’s registered capital upon its formation. Haiyin is one of our former variable interest entities which was originally formed to derive tax benefits under Chinese law. In exchange for such capital contribution, Mr. Wu received common stock of Haiyin. Haiyin was owned by Mr. Wu, 60%, and his spouse, Mrs. Jialing Zhou, 40%. The shareholders of Haiyin liquidated the company in February 2008 through two successive decreases of its registered capital. Upon the decreases of the registered capital of Haiyin, in December 2007, Haiyin made a distribution of $1,240,000 to Mr. Wu as a return of the capital contributed with the money received from Vessel Works Division. Mr. Wu paid the distribution received to Shanghai Engineering. On the consolidation level, the receivable due from Mr. Wu for the advance by Vessel Works Division was offset against the payment made by Mr. Wu to Shanghai Engineering with the money distributed to Mr. Wu from Haiyin.

In November 2006, Vessel Works Division made an advance of approximately $128,200 (RMB 1,000,000) to Mr. Wu. In December 2006, Mr. Wu paid annual bonuses to all of the employees of Shanghai Engineering on its behalf in the amount of approximately $135,995 (RMB 1,060,800). On the consolidation level, part of this bonus payment was used to offset the receivable due from Mr. Wu for the $128,200 advance by Vessel Works Division.

In December 2006, Vessel Works Division made an advance of approximately $37,200 (RMB 300,000) to Mr. Wu for business convenience purposes. In December 2006, Mr. Wu paid annual bonuses to all of the employees of Vessel Works Division on its behalf in the amount of approximately $49,940 (RMB 389,546). Part of this bonus payment was used to offset the receivable due from Mr. Wu for the of $37,200 advance by Vessel Works Division.

In 2007, Vessel Works Divisions made various advances in the aggregate amount of approximately $854,304 (RMB 6,231,250) to Mr. Wu for business convenience purposes. In December 2007, Mr. Wu paid annual bonuses to all of the employees of Vessel Works Division on its behalf in the amount of approximately $92,457 (RMB 674,378). In December 2007, Mr. Wu paid annual bonuses to all of the employees of Shanghai Engineering on its behalf in the amount of approximately $140,471 (RMB 1,024,585) and made a payment of approximately $137,100 (RMB 1,000,000) to Shanghai Engineering, upon receiving a distribution from Haiyin of return of capital. On the consolidation level, these bonus payments and the repayment to Shanghai Engineering were used to offset the receivable due from Mr. Wu for the $854,304 advance by Vessel Works Division.

The largest aggregate amount of these advances outstanding in 2006 was approximately $1,272,096, which was the outstanding balance as of January 1, 2006. The largest aggregate amount of these advances outstanding in 2007 was approximately $1,250,547, which was the outstanding balance as of January 1, 2007. In 2007, Mr. Wu repaid approximately $1,939,870 (RMB 14,149,309), leaving a balance of approximately $463,663 outstanding as of December 31, 2007. As of March 31, 2008, the receivable from shareholder, Mr. Wu, was still outstanding and the balance was approximately $511,501, which will be repaid by Mr. Wu in due course. The increase of approximately $47,838 is attributable to the net effect of an additional advance to and a repayment by Mr. Wu.

Mr. Wu and his wife jointly hold an approximately 7% interest in Zhejiang Jia Hua Industrial Park Investment Development Co., Ltd. (“Park”). The account receivable from Park as of December 31, 2007 represents an amount due to us for products and services that we provided to it in 2007. In 2007, we sold products and provided services to Park in an aggregate amount of approximately $901,438. We installed an energy recovery system for sulfuric manufacturing in Park’s manufacturing facilities for a purchase price of approximately $563,228. We also conducted an EPC project for Park valued at approximately $338,210 and performed miscellaneous services. During 2007, Park paid us approximately $329,402 leaving a balance of approximately $572,036 as of December 31, 2007. As of March 31, 2008, the account receivable from Park had been paid.

The customer deposit received in 2006 represents revenues from deposits made by Park for products purchased in 2006 but that were delivered and installed in 2007.

On June 20, 2008, we entered into a Consulting Agreement with ARC China, Inc., a Delaware corporation, pursuant to which we engaged ARC China, Inc. to provide the Company with various sales, marketing and other advisory services. As compensation for the services to be rendered by ARC China, Inc. under the Consulting Agreement, we agreed to issue to ARC China, Inc. a warrant to purchase 750,000 shares of our common stock at an exercise price of $2.16 per share. The warrant is exercisable in a cash-less manner. The warrant will vest and be exercisable according to the following schedule: (a) warrants to purchase 250,000 shares of our common stock vested and became exercisable upon execution of the Consulting Agreement, (b) warrants to purchase 5,000 shares of shares of our common stock will vest and be exercisable on the date of our receipt of each $1,000,000 in gross proceeds in each financing during the term of the Consulting Agreement, up to a maximum of 250,000 shares of our common stock (provided that warrants shall not vest for increments of less than $1,000,000 in gross proceeds received in a financing), and (c) warrants to purchase 250,000 shares of our common stock will vest and become exercisable upon a transfer of the quotation of our common stock from the OTC BB to the NASDAQ Stock Market or the American Stock Exchange. ARC China, Inc. exercised the vested portion of the warrant on June 23, 2008 in a cash-less manner and we issued 195,454 shares of our common stock to ARC China, Inc. on such date. In the event that we terminate the Consulting Agreement for any reason or for no reason, all unvested portions of the warrant on the effective date of such termination will become fully vested and immediately exercisable. In the event ARC China, Inc. terminates the Consulting Agreement for any reason, all unvested portions of the warrant on the effective date of such termination will be forfeited. In addition, we agreed to register the shares of common stock underlying the warrant. In the event that we propose to register any of our securities under the Securities Act after June 20, 2008 by filing any form of registration statement (other than on Form S-4 or Form S-8 or any successor forms thereof) that would legally permit the inclusion of the shares of common stock underlying the warrant, we must provide written notice to ARC China, Inc. of our intention to do so and provide ARC China, Inc. an opportunity to include in such registration statement the shares of common stock underlying the warrant. ARC China, Inc. has one piggyback registration right and a registration does not count as a piggyback registration until it has become effective and includes 100% of the shares of common stock underlying the warrant requested by ARC China, Inc. to be included in the registration statement. Adam Roseman is the chief executive officer of ARC China, Inc. and a member of our advisory board. On June 20, 2008, Mr. Roseman, along with entities affiliated with Mr. Roseman and after taking into account the shares of common stock issuable upon exercise of the warrant vested upon execution, owned or controlled approximately 10% of the outstanding shares of our common stock.

Effective as of January 9, 2008, the Company issued an Amended and Restated Senior Secured Promissory Note in the principal amount of $250,000 to Tapirdo Enterprises, LLC. The note is due on demand and must be repaid by the issuance of 1,666,667 shares of our common stock. We granted Tapirdo Enterprises, LLC demand and piggyback registration rights for the shares of our common stock underlying the promissory note. On January 9, 2008, we repaid the note in full by the issuance of 1,666,667 shares of our common stock. The registration rights survive conversion of the promissory note. We do not expect to make future payments or otherwise transfer consideration under the terms of the registration rights. Tapirdo Enterprises, LLC is owned and controlled by Adam Roseman who on January 9, 2008, along with entities affiliated with Mr. Roseman and after taking into account the shares of common stock issuable upon conversion of the Amended and Restated Senior Secured Promissory Note, owned or controlled approximately 49% of the outstanding shares of the Company’s common stock.

On January 25, 2008, we entered into and closed an Asset Purchase Agreement with MMA Acquisition Company, a Delaware corporation, pursuant to which we sold substantially all of our assets to MMA Acquisition Company in exchange for MMA Acquisition Company’s assuming a substantial majority of our outstanding liabilities. The transferred assets consisted of letters of intent for the proposed acquisitions of each of MMAWeekly.com, dated June 9, 2007, and Blackbelt TV, Inc., dated July 16, 2007, and all shares of common stock in Blackbelt TV, Inc. we owned, among other things. The total book value of the assets acquired was approximately $317,000. The assumed liabilities consist of accounts payable, convertible debt, accrued expenses and shareholder advances of approximately $360,000. MMA Acquisition is owned by ARC Investment Partners, LLC, one of our significant stockholders, and MMA Acquisition’s sole director and officer is Michael Kurdziel, who was also our sole director and our Chief Executive Officer at the time of the closing of the sale. ARC Investment Partners, LLC is controlled by Adam Roseman who, along with entities affiliated with Mr. Roseman, including ARC Investment Partners, LLC, owned or controlled approximately 28% of our outstanding shares of common stock at the time of the sale. Michael Kurdziel is a Managing Director of ARC Investment Partners, LLC and owned or controlled approximately 6% of our outstanding shares of common stock at the time of the sale.

On January 24, 2008, we entered into a Consulting Agreement with ARC Investment Partners, LLC pursuant to which we engaged ARC Investment Partners, LLC to provide the Company with various sales, marketing and other advisory services in connection with the Share Exchange and Financing, among others. As compensation for the services to be rendered by ARC Investment Partners, LLC under the Consulting Agreement, we agreed to: (a) issue to ARC Investment Partners, LLC a warrant to purchase 2,084,976 shares of our common stock at an exercise price of $2.16 per share; and (b) pay to ARC Investment Partners, LLC a one-time cash fee of $500,000 upon the successful listing of our company on NASDAQ or the American Stock Exchange on or before the first anniversary of the date of the Consulting Agreement, so long as we have received a total equity investment of at least $20 million following the execution of the Consulting Agreement and prior to the first anniversary of the date of the Consulting Agreement. ARC Investment Partners, LLC’s relationship to the Company is described above. On March 31, 2008, the parties agreed to terminate the Consulting Agreement with immediate effect and cancel the warrant.

On January 18, 2008, we entered into a registration rights agreement with a total of 18 stockholders who acquired their shares at different times while we were still a shell company in private transactions exempt from registration under the Securities Act. Two out of the 18 stockholders were related parties at the time: RA Roseman Holdings, LLC, an entity wholly-owned by Adam Roseman, and Kaman Ventures, LLC and entity wholly-owned by Michael Kurdziel. We have described their respective relation to us above. Pursuant to the terms of the registration rights agreement, the stockholders have demand registration rights pursuant to which we are obligated to register shares of our common stock (and additional shares of our common stock issuable with respect of such registrable shares of common stock upon stock splits, etc.) on Form S-3 (or on such other form appropriate for such purpose) within 30 days after receipt of a request. We are obligated to effect one demand registration on behalf of the investors. In addition, in the event that we propose to register any of our securities under the Securities Act after January 18, 2008 by filing any form of registration statement (other than on Form S-4 or Form S-8 or any successor forms thereof) that would legally permit the inclusion of the shares subject to the registration rights agreement, we must provide written notice to the parties to the registration rights agreement of our intention to do so and shall provide such parties an opportunity to include in such registration statement all shares of common stock subject to the registration rights agreement. These piggy-back registration rights are subject to certain exceptions and conditions. Each party to the registration rights agreement has one piggyback registration right and a registration does not count as a piggyback registration until it has become effective and includes 100% of the shares of common stock subject to the agreement requested by such stockholder to be included in the registration statement. We do not expect to make future payments or otherwise transfer consideration under the term of the registration rights agreement.

On December 18, 2007, Shanghai Engineering entered into a Loan and Transaction Expense Agreement with RMK Emerging Markets, LLC, a Delaware limited liability company controlled by Adam Roseman. At the time of entering into the Loan and Transaction Expense Agreement, Mr. Roseman was a related party. Mr. Roseman’s relationship to the Company, by virtue of Mr. Roseman’s affiliation with Tapirdo Enterprises, LLC and ARC Investment Partners, LLC, is described above. Under the agreement, RMK Emerging Markets, LLC extended a short-term bridge loan to Shanghai Engineering in an amount of $725,000. Pursuant to the terms of the agreement, Shanghai Engineering is required to repay the loan in an amount equal to 1.75 times the principal amount ($1,268,750) upon the earlier to occur of Shanghai Engineering’s sale, next financing or going public event of at least $5 million as long as such sale, financing or going public event involves a party that is not a 100% domestic company in China. Because Shanghai Engineering is a functional subsidiary of Poise (through contractual relationships and by its status as a variable interest entity), the closing of the Company’s 2008 share exchange and the Financing triggered repayment of the loan.

On April 15, 2008, the Company, Shanghai Engineering and RMK Emerging Markets, LLC entered into a Loan Conversion Agreement pursuant to which the parties agreed to convert the December 18, 2007 loan from RMK Emerging Markets, LLC to Shanghai Engineering into a subscription for the Company’s Series A Convertible Preferred Stock and warrants in the aggregate amount of $1,268,750 in the Financing. The parties agreed that such subscription should be credited towards satisfying the minimum amount of the Financing required under the Share Exchange Agreement. Therefore, upon the closing of the Financing, the Company issued to RMK Emerging Markets, LLC 1,174,769 shares of the Company’s Series A Convertible Preferred Stock and warrants to purchase 293,692 shares of the Company’s common stock at $2.58 per share in full satisfaction of the repayment and conversion of the loan to RMK Emerging Markets, LLC. As described above, RMK Emerging Markets, LLC and Mr. Roseman were related parties at the time of entering into the Loan Conversion Agreement.

Director Independence

Our board of directors currently consists of three directors, Mr. Qinghuan Wu, Mr. Qi Chen and Mrs. Jialing Zhou. Our board of director follows the standards of independence established under the NASDAQ rules in determining if directors are independent and has determined that Mr. Wu, Mr. Chen and Mrs. Zhou are not independent. As our business grows, we anticipate ensuring that our board of directors has the necessary composition for purposes of meeting the independence requirements of the SEC and the market on which our common stock in the future is quoted, listed or trading, if any, and as necessary to instill investor confidence in us.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is derived from our Amended and Restated Certificate of Incorporation and Bylaws as well as relevant provisions of applicable law.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of July 25, 2008, there were 26,934,886 shares of our common stock outstanding held by approximately 125 holders of record and 6,670,537 shares of our Series A Convertible Preferred Stock outstanding held by 25 holders of record.

Description of Common Stock

Except as otherwise required by law or provided in any designation of rights of preferred stock, the holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of preferred stock, amendments to our Amended and Restated Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Description of Preferred Stock

Pursuant to the terms of our Amended and Restated Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such series and as may be permitted by the General Corporation Law of the State of Delaware. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, if any, unless a vote of any such holders is required pursuant to the terms of such preferred stock.

Pursuant to the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Company’s Series A Convertible Preferred Stock filed with the Delaware Secretary of State on April 15, 2008 in connection with the Financing, our board of directors has designated 10,000,000 shares of preferred stock as Series A Convertible Preferred Stock, $0.001 par value per share. The holders of our Series A Convertible Preferred Stock are entitled to notice of any stockholders’ meeting and to vote together with the holders of our common stock as a single class. Each holder of our Series A Convertible Preferred Stock is entitled to a number of votes equal to the whole number of shares of common stock into which such holders’ aggregate number of shares of Series A Convertible Preferred Stock are convertible immediately after the close of business on the applicable record date.

Each share of our Series A Convertible Preferred Stock is initially convertible at any time into one share of our common stock (subject to adjustment as described below). The conversion of our Series A Convertible Preferred Stock is subject to anti-dilutive adjustments for (a) certain issuances of additional securities by the Company without consideration or for consideration per share less than the conversion price of the Series A Convertible Preferred Stock in effect immediately prior to the issuance of such additional securities and (b) any future stock splits, stock combinations, reclassifications, reorganizations, stock dividends or similar transactions affecting our common stock. Accordingly, as a result of our April 16, 2008 1-for-2 reverse stock split, each share of our Series A Convertible Preferred Stock is currently convertible into one half of one share of our common stock.

Upon any liquidation, dissolution or winding up, after payment or provision for payment of our debts and other liabilities, before any distribution or payment is made to the holders of any other equity securities, the holders of our Series A Convertible Preferred Stock are entitled to be paid out of our assets available for distribution to our stockholders an amount equal to $2.16 per share (subject to adjustment as described above) plus any declared and accrued but unpaid dividends thereon. After payment has been made to the holders of the Series A Convertible Preferred Stock, the holders of our common stock are entitled to share ratably in the Company’s remaining assets. The definition of “liquidation” includes any merger, consolidation, business combination, reorganization or recapitalization of the Company in which the Company is not the surviving entity or in which the Company’s stockholders immediately prior to such transaction own capital stock representing less than 50% of the Company’s voting power immediately after such transaction or any transaction or series of related transactions in which capital stock representing in excess of 50% of the Company’s voting power is transferred, and a sale of all or substantially all of the Company’s assets.

Description of Warrants to Purchase Common Stock

We issued warrants to purchase our common stock to ARC China, Inc. on June 20, 2008, to investors in the Financing, and to a party that provided us with bridge financing on August 27, 2007.

The following table sets forth the number of underlying shares of our common stock, the exercise price and the expiration date of all warrants outstanding as of July 25, 2008:

Number of shares underlying warrants	Exercise Price	Expiration Date
57,870	$2.16	August 27, 2010
1,968,561	$2.58	April 15, 2013
500,000	$2.16	June 20, 2013

The warrant issued to ARC China, Inc. is exercisable in a cash-less manner and subject to vesting according to the following schedule: (a) warrants to purchase 250,000 shares of our common stock vested and became exercisable upon execution of the Consulting Agreement, (b) warrants to purchase 5,000 shares of shares of our common stock will vest and be exercisable on the date of our receipt of each $1,000,000 in gross proceeds in each financing during the term of the Consulting Agreement, up to a maximum of 250,000 shares of our common stock (provided that warrants shall not vest for increments of less than $1,000,000 in gross proceeds received in a financing), and (c) warrants to purchase 250,000 shares of our common stock will vest and become exercisable upon a transfer of the quotation of our common stock from the OTC BB to the NASDAQ Stock Market or the American Stock Exchange. ARC China, Inc. exercised the vested portion of the warrant on June 23, 2008 in a cash-less manner and we issued 195,454 shares of our common stock to ARC China, Inc. on such date. In the event that we terminate the Consulting Agreement for any reason or for no reason, all unvested portions of the warrant on the effective date of such termination will become fully vested and immediately exercisable. In the event ARC China, Inc. terminates the Consulting Agreement for any reason, all unvested portions of the warrant on the effective date of such termination will be forfeited. In addition, we agreed to register the shares of common stock underlying the warrant.

The warrants issued in the Financing are exercisable at any time beginning six months after April 15, 2008 (the closing date of the Financing) and until their expiration date. The exercise price of these warrants is subject to anti-dilutive adjustments for (a) certain issuances of additional securities by the Company without consideration or for consideration per share less than the exercise price of the warrants in effect immediately prior to the issuance of such additional securities and (b) any future stock splits, stock combinations, reclassifications, reorganizations, stock dividends or similar transactions affecting our common stock. Pursuant to the terms of the Securities Purchase Agreement, we are required to register the common stock underlying the warrants issued to the investors in the Financing with the SEC for resale by the investors.

The warrants issued to the bridge lender on August 27, 2007 are exercisable at any time prior to their expiration date. The exercise price of these warrants is subject to anti-dilutive adjustments for any future stock splits, stock combinations, reclassifications, reorganizations, stock dividends or similar transactions affecting our common stock.

Change in Control Provisions

Our board of directors, without further stockholder approval, may issue preferred stock, with such terms as the board of directors may determine, that could have the effect of delaying or preventing a change in control. The issuance of preferred stock could also adversely affect the voting powers of the holders of our common stock, including the loss of voting control to others. The described provision and the issuance of preferred stock could discourage or prevent a takeover even if an acquisition would be beneficial to our stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders consist of (i) 3,937,122 shares of common stock issued or issuable upon conversion of Series A Convertible Preferred Stock issued in the Financing, (ii) 1,968,561 shares of common stock issuable upon exercise of warrants issued in the Financing, (iii) 57,870 shares of common stock underlying warrants issued to a bridge lender to the Company, and (iv) 4,957,776 shares of common stock. The shares of common stock were originally issued in the securities issuances and on the terms as follows:

(a)
As a condition to and simultaneously with the closing of the Share Exchange, the Company entered into securities purchase agreements with 25 accredited investors pursuant to which the Company issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08, with each unit consisting of one share of the Company's Series A Convertible Preferred Stock and one warrant to purchase one-half of one share of the Company's common stock at an exercise price of $2.58 per share. Thus, at the closing of the Financing on April 15, 2008, the Company issued 7,874,241 shares of Series A Convertible Preferred Stock (which are convertible into 3,937,122 shares of common stock) and warrants for the purchase of an aggregate of 1,968,561 shares of common stock for an aggregate purchase price of $8,504,181. In connection with the Financing, the Company entered into registration rights agreements with each of the investors pursuant to which the Company agreed to register the re-sale of 5,905,683 shares of common stock underlying the Series A Convertible Preferred Stock and warrants.

(b)
On August 27, 2007, the Company issued a $250,000 Senior Secured Convertible Promissory Note (the "Bridge Note") to an accredited investor. The Bridge Note was payable 90 days from the date of issue with 20% cash interest of the aggregate principal amount. Pursuant to the terms of the Bridge Note, the Company agreed to issue to the noteholder 6,945 shares of common stock and the number of three year warrants determined by a fraction, the numerator of which is 50% of the principal amount of the Bridge Note and the denominator of which is the price per security of the “Next Financing”. The “Next Financing” means the issuance and sale of equity or equity-linked securities by the Company following the date of the warrant with gross proceeds to the Company of at least $8,000,000. Each warrant allows the holder to buy one share of the Company’s common stock at a price equal to the price per security of the Next Financing. Based on the price per Series A Convertible Preferred Stock offered in the Financing, the warrant is exercisable into 57,870 shares of common stock at $2.16 per share. The Company is registering the re-sale of 57,870 shares of common stock underlying the warrant.

(c)
Effective January 9, 2008, Tapirdo Enterprises, LLC purchased the Bridge Note from the investor and converted the Bridge Note into 1,666,667 shares of common stock. Pursuant to the terms of the Bridge Note, the Company agreed to register the shares of common stock underlying the Bridge Note. Accordingly, the Company is registering the resale of 671,161 shares of common stock acquired upon conversion of the Bridge Note held by various stockholders (including Tapirdo Enterprises, LLC) that were initially issued to Tapirdo Enterprises, LLC.

(d)
Between October 2007 and February 2008, the Company issued an aggregate of 718,056 shares of common stock to consultants who agreed to provide advisory and consulting services to the Company pursuant to investor relations and consulting agreements. The Company is registering the re-sale of 718,056 shares of common stock held by these consultants.

(e)
On April 13, 2006, ARC Investment Partners, LLC and its affiliates purchased an aggregate of 2,814,671 shares of common stock from the Company for $48,603.38 in cash. The Company is registering the re-sale of 2,568,559 shares of common stock held by various stockholders (including ARC Investment Partners, LLC) that were initially issued to ARC Investment Partners, LLC and its affiliates.

(f)	1,000,000 shares issued in the Share Exchange.

We have used the letter designations in the list above in the selling stockholder table below to identify for each selling stockholder the source(s) of the shares of the Company’s common stock being registered hereby.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock owned by each of the selling stockholders. We determined beneficial ownership in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise indicated, we believe that the persons or entities named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable. The term “selling stockholders” includes the selling stockholders and their transferees, pledgees, donees or successors. We will file a prospectus supplement to name successors to any named selling stockholders who are able to use this prospectus to resell the securities. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of our common stock, the Series A Convertible Preferred Stock and warrants, as of July 25, 2008, assuming conversion of all shares of Series A Convertible Preferred Stock and exercise of all warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. Because the conversion price of the Series A Convertible Preferred Stock and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

None of the selling stockholders is a registered broker-dealer and/or affiliated with a registered broker-dealer. To prevent dilution to the selling stockholders, the following numbers may change because of stock splits, stock dividends or similar events involving our common stock. We have not paid any compensation fees under financing arrangements with the selling stockholders, nor are we currently obligated to make such payments in the future, and, other than as indicated below, the selling stockholders have not had any material relationship with us within the past three years other than through ownership of our securities.

Name of Selling Stockholder	Number of shares owned prior to offering	Maximum number of shares to be sold pursuant to this prospectus	Number of shares owned after offering
Adam Agron (1), (d)	55,556	55,556	0
ARC Investment Partners, LLC (2), (e)	10,948	10,948	0
Carol Ann Albi (3), (e)	62,500	62,500	0
American Capital Ventures, Inc. (4), (d)	40,000	40,000	0
Ancora Greater China Fund, LP (5), (a)	347,223	347,223	0
Aran Asset Management SA (6), (e)	444,444	200,000	244,444
Arlington Special Situations Fund Ltd. (7), (a)	173,612	173,612	0
Attleboro Partners, LLC (8), (e)	81,997	81,997	0
Aviatech, LLC (9), (d)	12,500	12,500	0
Bank Sal. Oppenheim Jr. & Cie. (Switzerland) Ltd. (10), (e)	444,444	200,000	244,444
BB Trust (11), (a)	694,445	694,445	0
Anthony Bobulinski (12), (e)	73,371	73,371	0
Giancarlo Calderini (13), (a)	35,250	35,250	0
Wendy Caledon (14), (a)	35,250	35,250	0
Jeffrey Dash (15), (c)	76,389	76,389	0
David & Angella Nazarian Family Trust (16), (e)	73,371	73,371	0
Dexamenos Developpement (17), (a)	142,500	142,500	0
FP Ventures, LLC (18), (e)	23,940	23,940	0
Dominic Frisby (19), (a)	35,250	35,250	0
Michael Hampton (20),(a)	35,250	35,250	0
Jake Hattan (21), (e)	14,529	14,529	0
Jayhawk Private Equity Co-Invest Fund, L.P. (22), (a)	20,600	20,600	0
Jayhawk Private Equity Fund, L.P. (23), (a)	326,655	326,655	0
Jared Kaban (24), (a), (b)	99,537	92,592	6,945
Kaman Ventures LLC (25), (e)	186,484	120,000	66,484
Philip Kenny (26), (a)	35,250	35,250	0
Loeb Enterprises, LLC (27), (e)	581,141	350,000	231,141
Maplehurst Investment Group, LLC (28), (d)	35,000	35,000	0
Michael Scott Maquire (29), (a)	62,500	62,500	0
MarketByte, LLC (30), (d)	100,000	100,000	0
NACRE Limited (31), (a)	150,000	150,000	0
Neptune Media LLC (32), (d)	25,000	25,000	0
Nia Chloe Enterprises (33), (e)	96,174	96,174	0
Randall Oser (34), (a)	34,722	34,722	0
Pacific Shores Investments LLC (35), (d)	50,000	50,000	0
PR Financial Marketing, LLC (36), (d)	175,000	175,000	0
R.A. Roseman Holdings, LLC (37), (e)	680,056	680,056	0
Range Global Fund LLP (Nominee: Gerlach & Co.) (38), (a)	902,778	902,778	0
RMK Emerging Markets, LLC (39), (a)	881,076	881,076	0
ROAR (40), (e)	11,500	11,500	0
Safire Partners (41), (e)	21,793	21,793	0
Sam Nazarian Trust (42), (e)	48,959	48,959	0
Schroder & Co Bank AG (43), (a)	187,500	187,500	0
Canaccord Capital Corp. f/b/o Reinhard Schu (44), (a)	15,000	15,000	0
Jeffrey Seabold (45), (e)	19,333	19,333	0
Semper Gestion S.A. (46), (a)	450,000	450,000	0
Sequoia Diversified Growth Fund Ltd. (47), (a)	750,000	750,000	0
SGM Capital, LLC (48), (e)	165,080	100,000	65,080
Stara Zagora Holdings, LLC (49), (d)	25,000	25,000	0
Stockwire Research Group, Inc. (50), (d)	100,000	100,000	0
Sugarman Enterprises, Inc. (51), (e)	12,925	12,925	0
Tapirdo Enterprises, LLC (52), (a), (c)	514,216	514,216	0
TGR Group LLC (53), (d)	100,000	100,000	0

Ye Tian (54), (c), (f)	1,150,000	1,150,000	0
The China Mantou Master Fund (55), (a)	208,350	208,350	0
Whalehaven Capital Fund Limited (56), (a)	243,056	243,056	0
Wilshire Investments, LLC (57), (e)	186,292	186,292	0
Hamish Woodward (58), (a)	35,250	35,250	0
Woodwest Investment, LLC (59), (e)	62,500	62,500	0
Younes & Sorarya Nazarian Revocable Trust (60), (e)	73,371	73,371	0
Lipei Zhang (61) (e)	20,000	20,000	0
Manli Zhao (62) (e)	25,000	25,000	0

*
Represents 1.29% of our outstanding common stock as of July 25, 2008. All other selling stockholders who will own shares of our common stock after the offering will own less than 1% of our outstanding common stock.

(1)
Mr. Adam Agron is a partner in the law firm Brownstein Hyatt Farber Schreck, LLP, which firm is our outside legal counsel. The address for this stockholder is: 410 Seventeenth Street, Suite 2200, Denver, CO 80202.

(2)
Mr. Adam Roseman, as the CEO of ARC Investment Partners, LLC, has dispositive and voting control over the securities. Mr. Roseman disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. Before the Share Exchange, Mr. Roseman, along with entities affiliated with Mr. Roseman, including ARC Investment Partners, LLC, R.A. Roseman Holdings, LLC and Tapirdo Enterprises, LLC, owned or controlled up to 49% of our outstanding shares of common stock to a varying degree at different times. Mr. Roseman is currently the beneficial owner of 8.18% of our common stock and a member of our advisory board. The address for this stockholder is: 9440 Little Santa Monica Boulevard, Suite 401, Beverly Hills, CA 90210.

(3)	The address for this stockholder is: 3167 Wynsum Avenue, Merrick, NY 11566.
(4)
Mr. Howard Gostfrand, as the CEO of American Capital Ventures, has dispositive and voting control over the securities. Mr. Gostfrand disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 2875 N.E. 191st Street, Suite 904, Aventura, FL 33180.

(5)
Includes 231,482 shares of common stock underlying Series A Preferred Stock and 115,741 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. John Micklitsch, as the Managing Partner of Ancora Greater China Fund, LP, has dispositive and voting control over the securities. Mr. Micklitsch disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: One Chagrin Highlands, 2000 Auburn Drive, #300, Cleveland, OH 44122.

(6)
Mr. Michael Thalmann, as the Chairman and CEO of Aran Asset Management SA, has dispositive and voting control over the securities. Mr. Thalmann disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: Bahnhofplatz, 6304 Zug, Switzerland.

(7)
Includes 115,741 shares of common stock underlying Series A Preferred Stock and 57,871 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Charlie Cannon-Brookes, as the Authorized Signatory of Arlington Special Situations Fund Ltd., has dispositive and voting control over the securities. Mr. Cannon-Brookes disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: c/o CIBC Bank & Trust Company, DR Roys Drive, P.O Box 694 6T, Grand Cayman, Cayman Islands.

(8)
Mr. Michael Smith, as the Manager of Attleboro Partners, LLC, has dispositive and voting control over the securities. Mr. Smith disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 1215 Spruce Street, Suite 200, Boulder, CO 80302.

(9)
Mr. Greg Anton, as the President and COO of Aviatech, LLC, has dispositive and voting control over the securities. Mr. Anton disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 4350 Executive Drive, Suite 200, San Diego, CA 92121.

(10)
Mr. Christopher Nestel, as the Vice President of Bank Sal. Oppenheim Jr. & Cie. (Switzerland) Ltd., has dispositive and voting control over the securities. Mr. Nestel disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: Uraniastrasse 28, CH-8022, Zurich, Switzerland.

(11)
Includes 462,963 shares of common stock underlying Series A Preferred Stock and 231,482 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Richard Rock, as the Trustee of BB Trust, has dispositive and voting control over the securities. Mr. Rock disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 1770 Phantom Avenue, San Jose, CA 95125.

(12)	The address for this stockholder is: 1801 Century Park West, 5th Floor, Los Angeles, CA 90067.
(13)
Includes 23,500 shares of common stock underlying Series A Preferred Stock and 11,750 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. The address for this stockholder is: Flat 8, 4547 Courtfield Road, London, United Kingdom SW7 4DB.

(14)
Includes 23,500 shares of common stock underlying Series A Preferred Stock and 11,750 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. The address for this stockholder is: Flat 14, 26 Lowndes Street, London, United Kingdom SW1 X9JD.

(15)	Mr. Jeffrey Dash is a former consultant to the Company. The address for this stockholder is: 2121 Arpeggio Avenue, Henderson, NV 89052.

(16)
Mr. David Nazarian, as the Trustee of the David & Angella Nazarian Family Trust, has dispositive and voting control over the securities. Mr. Nazarian disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 1801 Century Park West, 5th Floor, Los Angeles, CA 90067.

(17)
Includes 95,000 shares of common stock underlying Series A Preferred Stock and 47,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Nichelle Dellosse and Mr. Henri Grisius, as the Directors of Dexamenos Developpement, have dispositive and voting control over the securities. Mr. Dellosse and Mr. Grisius disclaim beneficial ownership in the securities to the extent that they do not have a pecuniary interest therein. The address for this stockholder is: 3-5, Place Winston Churchill, L-1340, Luxembourg RCS N 51.914.

(18)
Ms. Catherine Paura, as a Partner of FP Ventures, LLC, has dispositive and voting control over the securities. Ms. Paura disclaims beneficial ownership in the securities to the extent that she does not have a pecuniary interest therein. The address for this stockholder is: 500 S. Buena Vista, Old Animation Building 2-C, Burbank, CA 91521.

(19)
Includes 23,500 shares of common stock underlying Series A Preferred Stock and 11,750 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. The address for this stockholder is: 66A Ellerton Road, London, United Kingdom SW18 3NN.

(20)
Includes 23,500 shares of common stock underlying Series A Preferred Stock and 11,750 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. The address for this stockholder is: Flat 57A, Tower 16, Caribbean Coast, No 1 Kin Tung Road, Tung Chung, Lantau Island, Hong Kong.

(21)	The address for this stockholder is: 7600 S. Rainbow Blvd., Unit 2138, Las Vegas, NV 89139
(22)
Includes 13,733 shares of common stock underlying Series A Preferred Stock and 6,867 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Michael Schmitz, as the CFO of the General Partner of the General Partner of Jayhawk Private Equity Co-Invest Fund, L.P., has dispositive and voting control over the securities. Mr. Schmitz disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 5410 West 61st Place, Suite 100, Mission, KS 66205.

(23)
Includes 217,770 shares of common stock underlying Series A Preferred Stock and 108,885 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Michael Schmitz, as the CFO of the General Partner of the General Partner of Jayhawk Private Equity Fund, L.P., has dispositive and voting control over the securities. Mr. Schmitz disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 5410 West 61st Place, Suite 100, Mission, KS 66205.

(24)
Includes 23,148 shares of common stock underlying Series A Preferred Stock and 11,574 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Also includes 57,870 shares of common stock issuable upon exercise of warrants at an exercise price of $2.16 per share and 6,945 shares of common stock currently outstanding that the Company is not registering for resale. Mr. Kaban is a former lender to the Company. The address for this stockholder is: One Columbus Place, Apt. #S7F, New York, NY 10019.

(25)
Michael Kurdziel, as the Managing Member of Kaman Ventures LLC, has sole dispositive and voting control over the securities. Mr. Kurdziel served as our CEO and sole director between April 2007 and April 2008. Also, Mr. Kurdziel is a Managing Director of ARC Investment Partners, LLC and (without taking into account any securities owned or controlled by ARC Investment Partners, LLC) owned and controlled 6% of our outstanding shares of common stock prior to the Share Exchange. The address for this stockholder is: 1127 Pacific Street, Santa Monica, CA 90405.

(26)
Includes 23,500 shares of common stock underlying Series A Preferred Stock and 11,750 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. The address for this stockholder is: 25 Gerald Road, London, United Kingdom SW13 9RQ.

(27)
Mr. Rich Vogel, as the COO of Loeb Enterprises, LLC, has dispositive and voting control over the securities. Mr. Vogel disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 590 Madison Avenue, 26th Floor, New York, NY 10022.

(28)
Mr. Howard Gostfrand, as the manager of Maplehurst Investment Group, LLC, has dispositive and voting control over the securities. Mr. Gostfrand disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 2875 N.E. 191st Street, Suite 904, Aventura, FL 33180.

(29)
Includes 41,667 shares of common stock underlying Series A Preferred Stock and 20,833 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. The address for this stockholder is: 19-23 Palace Court, London W2 4LP, United Kingdom.

(30)
Mr. Larry Isen, as the CEO of MarketByte, LLC has dispositive and voting control over the securities. Mr. Isen disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 4653 Carmel Mountain Road, Suite 308, San Diego, CA 92130.

(31)
Includes 100,000 shares of common stock underlying Series A Preferred Stock and 50,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Phillip Hedley Evans, as the Director of NACRE Limited, has dispositive and voting control over the securities. Mr. Evans disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: P.O. Box 737 Pirouet House, Union Street, St. Helier Jersey, JE4 8ZQ, Channel Islands.

(32)
Mr. Alvin Estevez, as President of Neptune Media LLC, has dispositive and voting control over the securities. Mr. Estevez disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 150 Southfield Avenue, Suite 1432, Stamford, CT 06902.

(33)
Mr. Sol Khazani, as the manager of Nia Chloe Enterprises, LLC, has dispositive and voting control over the securities. Mr. Khazani disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 1628 W. 139th Street, Gardena, CA 90249.

(34)
Includes 23,148 shares of common stock underlying Series A Preferred Stock and 11,574 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. The address for this stockholder is: 20 Washington Avenue, White Plains, NY 10603.

(35)
Mr. Robert Gleckman, as the President of Pacific Shores Investments LLC, has dispositive and voting control over the securities. Mr. Gleckman disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 15233 Ventura Boulevard, Suite 310, Sherman Oaks, CA 91403.

(36)
Mr. Jim Blackman, as the CEO of PR Financial Marketing, LLC, has dispositive and voting control over the securities. Mr. Blackman disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 6311 Indiangrass Court, Katy, TX 77494.

(37)
Mr. Adam Roseman, as the Manager of R.A. Roseman Holdings, LLC, has sole dispositive and voting control over the securities. Before the Share Exchange, Mr. Roseman, along with entities affiliated with Mr. Roseman, including ARC Investment Partners, LLC, R.A. Roseman Holdings, LLC and Tapirdo Enterprises, LLC, owned or controlled up to 49% of our outstanding shares of common stock to a varying degree at different times. Mr. Roseman is currently the beneficial owner of 8.18% of our common stock and a member of our advisory board. The address for this stockholder is: 9440 Little Santa Monica Boulevard, Suite 401, Beverly Hills, CA 90210.

(38)
Includes 601,852 shares of common stock issued upon conversion of Series A Preferred Stock and 300,926 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Frode Aschim, as the Partner of Range Global Fund LLP, has dispositive and voting control over the securities. Mr. Aschim disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: c/o UBS Fund Services, 1 Georges Quay Plaza, Dublin 2.

(39)
Includes 587,384 shares of common stock underlying Series A Preferred Stock and 293,692 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Adam Roseman, as the CEO of RMK Emerging Markets, LLC, has dispositive and voting control over the securities. Mr. Roseman disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. RMK Emerging Markets, LLC is a former lender to the Company. Before the Share Exchange, Mr. Roseman, along with entities affiliated with Mr. Roseman, including ARC Investment Partners, LLC, R.A. Roseman Holdings, LLC and Tapirdo Enterprises, LLC, owned or controlled up to 49% of our outstanding shares of common stock to a varying degree at different times. Mr. Roseman is currently the beneficial owner of 8.18% of our common stock and a member of our advisory board. The address for this stockholder is: 9440 Little Santa Monica Boulevard, Suite 401, Beverly Hills, CA 90210.

(40)
Mr. Greg Suess, as Partner of ROAR, has dispositive and voting control over the securities. Mr. Suess disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 9701 Wilshire Boulevard, 8th Floor, Beverly Hills, CA  90212

(41)
Mr. Todd Gitlin, as CEO and Founder of Safire Partners, LLC, has dispositive and voting control over the securities. Mr. Gitlin disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 301 N. Canon Drive, Suite 228, Beverly Hills, CA 90210.

(42)
Mr. Sam Nazarian, as Trustee of the Sam Nazarian Trust, has dispositive and voting control over the securities. Mr. Nazarian disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 1801 Century Park West, 5th Floor, Los Angeles, CA 90067.

(43)
Includes 125,000 shares of common stock underlying Series A Preferred Stock and 62,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. C. Defeyes and Mr. TH Gut, as the Associate Director and Manager, respectively, of Schroder & Co Bank AG, have dispositive and voting control over the securities. Mr. Defeyes and Mr. Gut disclaim beneficial ownership in the securities to the extent that they do not have a pecuniary interest therein. The address for this stockholder is: Central 2, Postfach 1820, 8021 Zurich, Switzerland.

(44)
Includes 10,000 shares of common stock underlying Series A Preferred Stock and 5,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Reinhard Schu has dispositive and voting control over the securities. The address for this stockholder is: 4 Conant Mews, London, El 8RZ, United Kingdom.

(45)	The address for this stockholder is: 9595 Wilshire Blvd., #801, Beverly Hills, CA 90212.
(46)
Includes 300,000 shares of common stock underlying Series A Preferred Stock and 150,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Henri de Raemy, as the Director of Semper Gestion S.A., has dispositive and voting control over the securities. Mr. de Raemy disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: Route de Malagnou 40A, CH-1208, Geneva, Switzerland.

(47)
Includes 500,000 shares of common stock underlying Series A Preferred Stock and 250,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Olivier Couriol, as the Director of Sequoia Diversified Growth Fund Ltd., has dispositive and voting control over the securities. Mr. Couriol disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: c/o Semper Gestion S.A., Route de Malagnou 40A, CH-1208, Geneva, Switzerland.

(48)
Mr. Steve Magami, as Managing Member of SGM Capital, LLC, has dispositive and voting control over the securities. Mr. Magami disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. Mr. Magami is a Managing Director of ARC Investment Partners, LLC, which prior to the Share Exchange, owned or controlled a substantial portion of the outstanding shares of our common stock. The address for this stockholder is: 875 Comstock Avenue, 14C, Los Angeles, CA 90024.

(49)
Mr. Alvin Estevez, as President of Strata Zagora Holdings, LLC, has dispositive and voting control over the securities. Mr. Estevez disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 150 Southfield Avenue, Suite 1432, Stamford, CT 06902.

(50)
Mr. Adrian James, as President of Stockwire Research Group, Inc, has dispositive and voting control over the securities. Mr. James disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 4653 Carmel Mountain Road, Suite 308, San Diego, CA 92130.

(51)
Mr. Ainslie Sugarman, as President of Sugarman Enterprises, Inc., has dispositive and voting control over the securities. Mr. Sugarman disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 250 23rd Street, Santa Monica, CA 90402.

(52)
Includes 46,296 shares of common stock underlying Series A Preferred Stock and 23,148 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Also includes 444,772 shares of common stock acquired upon conversion of the Bridge Note.  Mr. Adam Roseman, as the manager and sole member of Tapirdo Enterprises, LLC, has sole dispositive and voting control over the securities. Before the Share Exchange, Mr. Roseman, along with entities affiliated with Mr. Roseman, including ARC Investment Partners, LLC, R.A. Roseman Holdings, LLC and Tapirdo Enterprises, LLC, owned or controlled up to 49% of our outstanding shares of common stock to a varying degree at different times. Mr. Roseman is currently the beneficial owner of 8.18% of our common stock and a member of our advisory board. The address for this stockholder is: 9440 Little Santa Monica Boulevard, Suite 401, Beverly Hills, CA 90210.

(53)
Mr. Arthur Kang, as President of TGR Group LLC, has dispositive and voting control over the securities. Mr. Kang disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 4653 Carmel Mountain Road, Suite 308, San Diego, CA 92130.

(54)	The address for this stockholder is: 11F, Tower A, Building No. 1 GT International Center, Jia 3 Yongandongli, Jianguomenwai Avenue, Chaoyang District, Beijing, China 100022.
(55)
Includes 138,900 shares of common stock underlying Series A Preferred Stock and 69,450 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Andy Mantel, as the Director of The China Mantou Master Fund, has dispositive and voting control over the securities. Mr. Mantel disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: Two Pacific Place, Suite 2412, 88 Queensway, Admiralty, Hong Kong.

(56)
Includes 162,037 shares of common stock underlying Series A Preferred Stock and 81,019 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. Mr. Mazzella, as the CFO of Whalehaven Capital Fund Limited, has dispositive and voting control over the securities. Mr. Mazzella disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 160 Summit Avenue, Montvale, NJ 07645.

(57)
Mr. Kenneth Rickel, as President of Wilshire Investments, LLC, has dispositive and voting control over the securities. Mr. Rickel disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 301 N. Canon Drive, Suite 228, Beverly Hills, CA 90210.

(58)
Includes 23,500 shares of common stock underlying Series A Preferred Stock and 11,750 shares of common stock issuable upon exercise of warrants at an exercise price of $2.58 per share. The address for this stockholder is: Priors Ledge, Richmond Hill, Apt. 7, Richmond, Surrey, United Kingdom TW10 6BB.

(59)
Mr. Sim Farar, as Manager of Woodwest Investment LLC, has dispositive and voting control over the securities. Mr. Sim Farar disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 914 Westwood Blvd., #809, Los Angeles, CA 90024.

(60)
Mr. Younes Nazarian, as Trustee of the Younes & Sorarya Nazarian Revocable Trust, has dispositive and voting control over the securities. Mr. Nazarian disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The address for this stockholder is: 1801 Century Park West, 5th Floor, Los Angeles, CA 90067.

(61)	The address for this stockholder is: No. 2 Section 3, Ren Min Road South, Wuhou District, Chengdu City, Sichuan, China 610041.
(62)	The address for this stockholder is: Apt. 10 Building No. 118, 125th Street, Gangdu Garden, Qingshan District, Wuhan, Hubei Province, China 430081.

PLAN OF DISTRIBUTION

We are registering shares of common stock on behalf of certain selling stockholders. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale.

•	In the over-the-counter market.

•	In transactions otherwise than on these exchanges or systems or in the over-the-counter market.

•	Through the writing of options, whether such options are listed on an options exchange or otherwise.

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account.

•	An exchange distribution in accordance with the rules of the applicable exchange.

•	Privately negotiated transactions.

•	Short sales.

•	Sales pursuant to Rule 144 under the Securities Act.

•	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share.

•	A combination of any such methods of sale.

•	Any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Any broker-dealer participating in the distribution of the shares of common stock are “underwriters” within the meaning of the Securities Act and, therefore, Rule 144 under the Securities Act is unavailable for resale of the shares held by them. Any commission paid, or any discounts or concessions allowed to, any such broker-dealer will be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, estimated to be $200,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Our common stock is quoted on the OTC BB under the symbol “CGYV.OB.” The selling stockholders will sell their shares at prevailing market prices or privately negotiated prices.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado, passed on the validity of the securities being offered in this prospectus. One of the members of Brownstein Hyatt Farber Schreck, LLP owns 55,556 shares of our common stock, all of which shares are being registered under the registration statement, of which this prospectus forms a part.

EXPERTS

We included the statements of operations, stockholders equity (deficit) & cash flows for the twelve months ended December 31, 2006 and for the period May 31, 1998 (date of inception) to December 31, 2006 of China Energy Recovery, Inc., formerly MMA Media Inc. and Commerce Development Corp. Ltd., in this prospectus in reliance on the report of Lawrence Scharfman CPA P.A., an independent registered public accountant, given on the authority of said accountant as an expert in accounting and auditing in issuing such reports.

We included the China Energy Recovery, Inc., formerly MMA Media Inc., (a development stage company) Consolidated Financial Statements for the year ended December 31, 2007 in this prospectus in reliance on the report of AJ Robbins, P.C., an independent registered public accounting firm, given on the authority of said firm as an expert in accounting and auditing in issuing such reports.

We included the Poise Profit International Limited and Subsidiaries Consolidated Financial Statements for the years ended December 31, 2007 and 2006 in this prospectus in reliance on the report of Moore Stephens Wurth Frazer and Torbet, LLP, an independent registered public accounting firm, given on the authority of said firm as an expert in accounting and auditing in issuing such reports.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Effective July 19, 2007, our board of directors approved a resolution dismissing our then independent registered public accounting firm, Lawrence Scharfman & Co., CPA P.C., and retaining in its place the accounting firm AJ Robbins P.C. Our relationship with Lawrence Scharfman & Co. ended on July 19, 2007. We have not and do not expect to use the services of Lawrence Scharfman & Co. thereafter.

Lawrence Scharfman & Co. issued its report on our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005. Neither report contained an adverse opinion nor disclaimer of opinion or was modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the interim period through July 19, 2007, we did not have any disagreements with Lawrence Scharfman & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.
Also effective July 19, 2007, our board of directors approved a resolution to retain AJ Robbins as our new independent registered public accounting firm. During our two most recent fiscal years and through July 19, 2007, we did not consult with AJ Robbins regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. During our two most recent fiscal years and through July 19, 2007, we have not consulted with AJ Robbins regarding any matter that was either subject to a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Effective June 11, 2008, our board of directors approved a resolution dismissing AJ Robbins as our independent registered public accounting firm and retaining in its place the accounting firm Moore Stephens Wurth Frazer & Torbet, LLP. Our relationship with AJ Robbins ended on June 11, 2008.

AJ Robbins's report on the Company's financial statements for the fiscal year ended December 31, 2007 did not contain an adverse opinion nor disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. However, the report contained an explanatory paragraph relating to our ability to continue as a going concern.

During the two most recent fiscal years (we retained AJ Robbins on July 19, 2007) and the interim period through June 11, 2008, the date of dismissal, we did not have any disagreements with AJ Robbins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

Also effective June 11, 2008, our board of directors approved a resolution to retain Moore Stephens Wurth Frazer &Torbet as our new independent registered public accounting firm. During our two most recent fiscal years and through June 11, 2008, we did not consult with Moore Stephens Wurth Frazer &Torbet regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. During the two most recent fiscal years and through June 11, 2008, we have not consulted with Moore Stephens Wurth Frazer &Torbet regarding any matter that was either subject to a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K. Moore Stephens Wurth Frazer & Torbet also serves as the independent accountant engaged as the principal accountant to audit the financial statements of our wholly-owned subsidiary Poise, a position it has held since January 10, 2008.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AVAILABLE INFORMATION

We are a reporting registrant under the Exchange Act. Our website address is http://www.chinaenergyrecovery.com. The information included on our website is not included as a part of, or incorporated by reference into, this prospectus or the registration statement on Form S-1 of which it is part. We will make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have filed or furnished such material to the SEC.

You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov. Furthermore, we will provide electronic or paper copies of filings free of charge upon written request to our chief financial officer or investor relations representative.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Page No.

Report of Independent Registered Public Accounting Firms	F-2 and F-3

Consolidated Balance Sheet at December 31, 2007	F-4

Consolidated Statements of Operations for the Years Ended December 31, 2007 and 2006 and for the Period May 13, 1998 (Date of Inception) Through December 31, 2007	F-5

Consolidated Statement of Stockholders' Equity (Deficit) for the Period May 13, 1998 (Date of Inception) Through December 31, 2007	F-6

Consolidated Statements of Cash Flows for the Years Ended December 31, 2007 and 2006 and for the Period May 13, 1998 (Date of Inception) Through December 31, 2007	F-7

Notes to Consolidated Financial Statements	F-8

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
China Energy Recovery, Inc., formerly MMA Media Inc.
Beverly Hills, California

We have audited the accompanying consolidated balance sheet of China Energy Recovery, Inc., formerly MMA Media Inc., (a development stage company) as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Energy Recovery, Inc., formerly MMA Media Inc., as of December 31, 2007, and the results of its consolidated operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company is in the development stage, has not commenced operations, has a net working capital deficit, and has a net capital deficit that raises substantial doubt about the entity’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
March 11, 2008

INDEPENDENT AUDITOR’S REPORT

Lawrence Scharfman & Co., CPA P.C.
Certified Public Accountants

18 E. SUNRISE HIGHWAY, #203	9608 HONEY BELL CIRCLE
FREEPORT, NY 11520	BOYNTON BEACH, FL 33437
TELEPHONE: (516) 771-5900	TELEPHONE: (561) 733-0296
FACSIMILE: (516) 771-2598	FACSIMILE: (561) 740-0613

To the Board of Directors and Stockholders
China Energy Recovery, Inc., formerly MMA Media Inc. and Commerce Development Corp. Ltd.

We have audited the accompanying statements of operations, stockholders equity (deficit) & cash flows for the twelve months ended December 31, 2006 and for the period May 31, 1998 (Date of Inception) to December 31, 2006 of China Energy Recovery, Inc., formerly MMA Media Inc. and Commerce Development Corp. Ltd. These statements are the responsibility of Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The company has had difficulty in generating sufficient cash flow to meet its obligations, and is dependent on management's ability to develop profitable operations.  These factors, among others may raise substantial doubt about their ability to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects the related results of operations and cash flows for the twelve months ended December 31, 2006 and for the period May 31, 1998 (Date of Inception) to December 31, 2006 of China Energy Recovery, Inc., formerly MMA Media Inc. and Commerce Development Corp. Ltd in conformity with generally accepted accounting principles.

/S/ Lawrence Scharfman

Lawrence Scharfman CPA
Boynton Beach, FL
March 30, 2007

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET

DECEMBER 31,
2007
ASSETS
SUBSTANTIALLY PLEDGED
Current Assets
Cash and cash equivalents	$1,427
Deferred acquisition costs	91,592
Deposit for acquisition	225,000
Total current assets	$318,019

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$383,477
Liabilities to be settled in equity	41,717
Shareholder advances	25,124
Convertible debt	250,000
Total Current Liabilities	700,318

Commitments and Contingencies	-

Stockholders' Equity (Deficit)
Preferred stock, $0.001 par value: 50,000,000 shares authorized none outstanding
Common stock, $0.001 par value: 100,000,000 shares authorized; 5,991,334 shares issued and outstanding	5,990
Additional paid in capital	632,232
Deficit accumulated during development stage	(1,020,521)
Total Stockholders' Equity (Deficit)	(382,299)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$318,019

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006	For the Period May 13, 1998 (Date of Inception) to December 31, 2007
Revenue:
Consulting Fees	$-	$-	$36,000

Cost of Sales	-	-	16,248

Gross Profit	-	-	19,752

Operating Expenses:
General and administrative expenses	302,731	97,219	1,026,798
Depreciation and amortization	-	468	27,896
Total Operating Expenses	302,731	97,687	1,054,694

Other Income (Expenses)	(73,876)	14,265	14,421

Income Tax Expense	-	-	-

Net Loss	$(376,607)	$(83,422)	$(1,020,521)

Loss per common share (Basic and Diluted)	$(0.06)	$(0.02)

Weighted average common shares outstanding	5,991,334	4,543,547

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD MAY 13, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2007

	Common Shares	Stock Amount	Additional Paid-In Capital	Common Stock Subscription	Deficit Accumulated During Development Stage	Total
Shares issued at date of inception (May 13,1998) to parent company	4,076	$4	$1,996	$-	$-	$2,000
Net loss	-	-	-	-	(35,202)	(35,202)
Net transfer with Majestic	-	-	35,432	-	-	35,432
Balance at December 31, 1998	4,076	4	37,428	-	(35,202)	2,230
Net loss	-	-	-	-	(70,727)	(70,727)
Net transfer with Majestic	-	-	33,266	-	-	33,266
Balance at December 31, 1999	4,076	4	70,694	-	(105,929)	(35,231)
Net loss	-	-	-	-	(178,138)	(178,138)
Net transfer with Majestic	-	-	56,056	-	-	56,056
Balance at December 31, 2000	4,076	4	126,750	-	(284,067)	(157,313)
Net loss	-	-	-	-	2,711	2,711
Net transfer with Majestic	-	-	37,287	-	-	37,287
Balance at December 31, 2001	4,076	4	164,037	-	(281,356)	(117,315)
Shares issued to consultants in May 2002 in exchange for services rendered at $3.270 per share	1,458	1	42,899	-	-	42,900
Shares issued to employees and consultants in September 2002 in exchange for services rendered at $0.327 per share	35,235	35	103,765	-	-	103,800
Shares issued in September 2002 in connection with acquisition of USM Financial Solutions, Inc., valued at $0.327 per share	1,631	2	4,798	-	-	4,800
Common stock subscription	-	-	-	87,250	-	87,250
Net loss	-	-	-	-	(126,043)	(126,043)
Net transfer with Majestic	-	-	6,591	-	-	6,591
Balance at December 31, 2002	42,400	42	322,090	87,250	(407,399)	1,983
Shares issued to sophisticated investors in February 2003 for cash at $27.50 per share	356	-	88,000	-	-	88,000
Common stock issued in February 2003 at $27.266 per share for common stock subscription proceeds received in December 2002	356	-	87,250	(87,250)	-	-
Net loss	-	-	-	-	(131,520)	(131,520)
Balance at December 31, 2003	43,112	42	497,340	-	(538,919)	(41,537)
Common Stock issued for services rendered at $1.359 SH in Apr 2004	409	-	5,001	-	-	5,001
Net loss	-	-	-	-	(21,362)	(21,362)
Balance at December 31, 2004	43,521	42	502,341	-	(560,281)	(57,898)
Net loss	-	-	-	-	(211)	(211)
Balance at December 31, 2005	43,521	42	502,341	-	(560,492)	(58,109)
Common stock issued to accredited investors for cash in January 2006 at $0.063 per share	146,653	147	82,686	-	-	82,833
Shares issued to consultants in January 2006 in exchange for services rendered at $0.063 per share	10,018	10	5,648	-	-	5,658
Common stock issued to accredited investors in April 2006 for cash at $.001 per share	5,791,142	5,791	44,209	-	-	50,000
Write-Down of PP&E			(2,652)			(2,652)
Net loss	-	-	-		(83,422)	(83,422)
Balance at December 31, 2006	5,991,334	5,990	632,232	-	(643,914)	(5,692)
Net loss					(376,607)	(376,607)
Balance at December 31, 2007	5,991,334	$5,990	$632,232	$-	$(1,020,521)	$(382,299)

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006	For the period May 13, 1998 (Date of Inception) through December 31, 2007

Cash Flows From (To) Operating Activities
Net loss	$(376,607)	$(83,422)	$(1,020,521)
Adjustments to reconcile net loss
to net cash provided by (used in) operating activities
Common stock issued in exchange for services rendered	-	5,658	157,358
Adjustment for common stock issued to Majestic, in connection with stock splits in March and August 2002	-	-	2,000
Liabilities settled in equity	41,717		41,717
Adjustments for expenses previously paid by Majestic on the Company's behalf	-	-	168,632
Common stock issued in connection with acquisition of USM Financial	-	-	4,800
Extinguishment of debt to Majestic	-	-	(107,419)
Depreciation and amortization	-	468	27,895
Loss on disposal of assets	-	-	212,088
Increase (decrease) in:
Accounts payable and accrued liabilities	383,477	(36,321)	383,477

Net cash provided by (used in) operating activities	48,587	(113,617)	(129,973)

Cash Flows From (To) Investing Activities
Deposit for acquisition	(225,000)	-	(225,000)
Payment of deferred acquistion costs	(91,592)		(91,592)
Acquisition of property, plant, and equipment	-	-	(242,634)
Net cash used in investing activities	(316,592)	-	(559,226)

Cash Flows From (To) Financing Activities
Proceeds from sale of common stock and stock subscription, net of costs	-	132,833	308,083
Proceeds from issuance of convertible debt	250,000	-	250,000
Proceeds from (repayment to) shareholder loans	19,432	(20,819)	25,124
Due to related parties, net	-	-	107,419
Net cash provided by financing activities	269,432	112,014	690,626

NET INCREASE (DECREASE) IN CASH	1,427	(1,603)	1,427

CASH, BEGINNING OF PERIOD	-	1,603	-

CASH, END OF PERIOD	$1,427	$-	$1,427

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for taxes	-	-	-
Cash paid during the year for interest	-	-	-
Adjustment for common stock issued to Majestic, in connection with stock splits in March and August 2002	-	-	2,000
Common stock issued for services rendered	-	5,658	157,358
Acquisition:
Assets acquired, net	-	-
Acquisition costs	-	-	4,800
Liabilities assumed, net	-	-
Common stock issued	-	-	(4,800)
Net cash paid for acquisition	$-	$-	$-

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A — SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

China Energy Recovery, Inc. (the “Company”), formerly MMA Media Inc. and Commerce Development Corporation Ltd., was incorporated under the laws of the State of Maryland in May 1998. From inception to March 31, 2002, the Company was a wholly-owned subsidiary of The Majestic Companies, Ltd. (“Majestic”, the “Parent”). In March 2002, Majestic’s Board of Directors approved a plan to spin-off the Company to an entity controlled by Majestic’s former Chief Executive Officer and to Majestic’s stockholders. The Company is a development stage company, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”), and the Company’s year end is December 31.

In the past the Company was engaged in the limited origination and servicing of new modular building leases. This activity was conducted primarily in the state of California. All of the leases into which the Company entered were accounted for as operating leases. The Company ceased entering into new leases in 2000.

On September 24, 2002, the Company acquired USM Financial Solutions, Inc. (“USM Financial”), a wholly owned subsidiary of U.S. Microbics, Inc., through a Stock Exchange Agreement (“Agreement”). Pursuant to the Agreement, USM Financial became a wholly-owned subsidiary of the Company (Note C). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, USM Financial Solutions, Inc. USM Financial is dormant. All significant intercompany balances and transactions have been eliminated in consolidation.

On April 7, 2006, the Company entered into an Agreement and Plan of Merger with its wholly-owned Delaware subsidiary, Commerce Development Corporation, Ltd., a Delaware corporation (“CDPC Delaware”), for purposes of changing the Company’s state of incorporation from Maryland to Delaware.

On June 5, 2007, the Company amended its Certificate of Incorporation to change its name from “Commerce Development Corporation, Ltd.” to “MMA Media, Inc.” and on August 14, 2007, the Company launched its website announcing the Company’s entry into a new line of business.  Prior to this announcement, the Company provided business management and capital acquisition solutions.  The Company intended to seek to capitalize on the growth of mixed martial arts (“MMA”) by creating a comprehensive media company dedicated to the sport. The Company planned to distribute third party and proprietary mixed martial arts media content, goods and services through multiple media platforms such as the internet, television and print.  These media platforms were expected to be secured through acquisitions and strategic partnerships. On July 16, 2007, the Company entered into a non-binding Letter of Intent with Blackbelt TV, Inc., a cable network dedicated to martial arts programming, for the acquisition of all or substantially all of the assets or all of the stock of Blackbelt TV. The acquisition of Blackbelt TV was expected to be the foundation of the Company’s strategic plan, however as part of a restructuring, management terminated its plan to enter into the MMA media industry. In order to complete its restructuring, management has agreed to sell to a related party, the rights to acquire Blackbelt TV and the deferred acquisition costs associated with the purchase in exchange for the assumption of approximately $360,000 in liabilities that consisted of accounts payable, accrued expenses, and shareholder advances. (See Note K).

On January 24, 2008, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Poise Profit International, Ltd., a private British Virgin Islands corporation (“Priveco”), and the shareholders of Priveco. Pursuant to the terms of the Share Exchange Agreement, the Company agreed to acquire all of the issued and outstanding shares of Priveco’s common stock in exchange for the issuance of 41,514,179 shares of the Company’s common stock (on a post-stock split basis) to the shareholders of Priveco. Priveco will become a wholly-owned subsidiary of the Company. The transaction will be treated as a reverse merger for reporting purposes and subsequent to the closing of the transaction, the historical financial results of the Company will be those of Priveco.

On February 5, 2008, the Company’s Certificate of Incorporation was amended and restated, in addition to changing the Company’s name to “China Energy Recovery, Inc.”.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Going Concern and Plan of Operations

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has negative working capital, negative stockholders’ equity, and has not earned any substantial revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern. For the period from inception through December 31, 2007, the Company has accumulated losses of $1,020,521.

The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, complete the merger with Poise Profit International, Ltd. (See Note K), and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Stock Splits and Increase in Authorized Shares

On April 7, 2006, the Company conducted a 1-for-2,184 reverse stock split and on June 5, 2007, the Company affected a 40 for 1 forward stock split. In addition, on February 5, 2008, the Company affected a 1 for 9 reverse stock split (See Note K). All share and per share data have been retroactively restated.

On June 5, 2007, the Company increased the number of authorized shares of its common stock, par value $0.001, from 50,000,000 to 100,000,000, increased the number of authorized shares of its preferred stock, $0.001 par value, from 5,000,000 to 50,000,000.

Revenue Recognition

The Company will follow a policy of recognizing revenue in the period the services are provided or when products are delivered to customers. The Company did not generate sales revenue from the MMA industry.

Deferred Acquisition Costs

Deferred acquisition costs, consisting of legal, accounting, and consulting fees relating to a future acquisition are capitalized. The deferred acquisition costs are to be included in the sale of the rights to acquire Blackbelt TV.

Advertising and Marketing

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred no advertising costs for the fiscal years ended December 31, 2007 and 2006.

Debt Issuance Costs

The costs associated with the issuance of debt are capitalized and expensed over the term of the debt.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (seven years for furniture, fixtures and equipment).

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.”  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.

Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48 (FIN 48), “ Accounting for Uncertainty in Income Taxes .”. FIN 48 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  Under FIN 48, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. The Company did not make any adjustment to opening retained earnings as a result of the implementation.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2004 through 2006 for U.S. Federal Income Tax and for the tax years ending December 31, 2003 through 2007 for the State of California Income Tax, the tax years which remain subject to examination by major tax jurisdictions as of December 31, 2007.

The Company does not have any unrecognized tax benefits as of January 1, 2007 or December 31, 2007 which if recognized would affect the Company’s effective income tax rate.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or incur any accrual for interest and penalties relating to income taxes as of January 1, 2007 or December 31, 2007.

Earnings Per Share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At December 31, 2007, the only potential dilutive securities were 3,333,333 shares of common stock issuable upon the conversion of outstanding convertible debentures..  At December 31, 2006, there were no potential dilutive securities outstanding.

Impairment of Long-Lived Assets

In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  No impairment loss was recorded in 2007 or 2006.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Stock Based Compensation

The Company adopted Statements of Financial Accounting Standards No. 123 (Revised 2004) (SFAS 123R)) “Share Based Payment,” under the modified-prospective transition method on January 1, 2006.  SFAS 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS 123R for all share-based payments granted after January 1, 2006. SFAS 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees,” and allowed under the original provisions of SFAS 123.  Prior to the adoption of SFAS 123R, the Company would have accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB  25 and related interpretations. The Company has not granted any options to employees.

Stock Based Compensation to Other Than Employees

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with Statement of Financial Accounting Standards No. 123 (SFAS 123), “Accounting for Stock-Based Compensation,” and the conclusions reached by the Emerging Issues Task Force in Issue No. 96- 18 (EITF 96-18), “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services.” Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Reclassifications

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“ FASB”) issued SFAS No. 157, “ Fair Value Measurements .” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007.  Management has not determined the effect, if any, the adoption of this statement will have on the Company’s consolidated financial statements.

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 .”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company is analyzing the potential accounting treatment.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.” This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

NOTE B — CAPITAL STOCK

The Company has 50,000,000 shares of preferred stock authorized and none outstanding.

In January 2006, 10,018 common shares were issued for services rendered which were valued at $5,658.

In April 2006, the Company issued additional 5,791,142 shares of common stock at $0.009 per share to investors and received proceeds of $50,000, net of costs and fees.

NOTE C - NON-EMPLOYEE STOCK OPTIONS

During the year ended December 31, 2007, the Company granted three year options to a consultant. The number of options will be determined by a fraction, the numerator of which is $50,000 and the denominator of which is the price per security of the “Next Financing”. The “Next Financing” means the issuance and sale of equity or equity-linked securities by the Company with gross proceeds to the Company of at least $8,000,000. Each option allows the holder to buy one share of the Company’s common stock at a price equal to the price per security of the Next Financing. As the Next Financing has not yet occurred, the Company has no basis to calculate the number of options or the fair value of the options. The Company has expensed $0 for these options during the period.

NOTE D - RELATED PARTY TRANSACTIONS

Significant shareholders of the Company have advanced funds to the Company for working capital purposes. The amount of the advances outstanding as of December 31, 2007 and 2006 was $25,124 and $5,692, respectively. They are non-interest bearing and unsecured. No formal repayment terms or arrangements exist.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company shares an office in Beverly Hills, CA with a business owned by significant shareholders. The Company has entered into a month-to-month agreement to receive office space and support services for $6,000 per month starting July 1, 2007. The agreement was terminated November 30, 2007. For the year ended December 31, 2007, the Company has expensed $30,000 and has a total accrued balance of $30,000, which is included in accrued expenses.

On July 1, 2007, the Company entered into a consulting agreement with Mr. Michael Kurdziel, the CEO of the Company. The consulting agreement provided that Mr. Kurdziel will consult with the Company on an ongoing basis. Under the terms of the agreement, Mr. Kurdziel was to be compensated at the rate of $17,586 per month as well he will be reimbursed for reasonable out-of-pocket expenses. The consulting agreement had an initial term of three months with automatic monthly renewals and the consulting agreement was terminated on November 30, 2007. The accrued expense for Mr. Kurdziel as of December 31, 2007 was $87,930, of which $17,586 has been capitalized to deferred acquisition costs. Mr. Kurdziel has deferred repayment of all travel and entertainment expenses related to his role of CEO and his work to secure funding. In 2008 all obligation to Mr. Kurdziel were assumed by MMA Acquisition (See Note K).

NOTE E - CONVERTIBLE DEBT

On August 27, 2007, the Company issued a $250,000 Senior Secured Convertible Promissory Note. The note was payable 90 days from the date of issue with 20% cash interest of the aggregate principal amount. Pursuant to the terms of the Securities Purchase Agreement, the Company was to issue to the noteholder 13,889 shares of common stock and the number of three year warrants determined by a fraction, the numerator of which is 50% of the principal amount of the note and the denominator of which is the price per security of the “Next Financing”. The “Next Financing” means the issuance and sale of equity or equity-linked securities by the Company with gross proceeds to the Company of at least $8,000,000. Each warrant allows the holder to buy one share of the Company’s common stock at a price equal to the price per security of the Next Financing. As the Next Financing has not yet occurred, the Company has no basis to calculate number of warrants or the fair value of the options. Of the total amount received, the Company allocated $222,222 to the note, $27,778 to the shares to be issued and $0 to the warrants. The allocation of funds to the shares resulted in a discount on the note, which was amortized to interest expense over the life of the note.  The discount has been fully amortized as of December 31, 2007. The Company did not issue the 13,889 shares of common stock pursuant to the loan agreement and the amounts have been recorded as a liability in the accompanying financial statements as liabilities to be settled in equity. This note was in default at December 31, 2007. In January 2008 this note was purchased by Tapirdo Enterprises, LLC, and was converted into shares of common stock (See Note K).

NOTE F - CONVERTIBLE DEBT ISSUANCE COSTS

On August 27, 2007, the Company issued a $250,000 Senior Secured Convertible Promissory Note. The total issuance cost for the note were $25,000. The cost was capitalized as deferred financing costs and was amortized to general and administrative over the term of the note. For the year ended December 31, 2007, the Company amortized $25,000 of the deferred financing costs into general and administrative expense.

NOTE G - DEPOSIT ON BUSINESS ACQUISTION

On July 16, 2007, the Company signed a non-binding Letter of Intent for the acquisition of all or substantially all of the assets or all of the stock of Blackbelt TV, Inc., a cable television network dedicated to martial arts programming. On September 4, 2007, the Letter of Intent was amended to extend the exclusivity period and a deposit of $225,000 was made to Blackbelt TV. The deposit is to be credited against the purchase price if the transaction is completed. The $225,000 deposit is irrevocable. This transaction has not been completed as of December 31, 2007. Subsequent to year end, the Company sold the rights pursuant to the deposit, to a related party. (See Note K)

NOTE H- CONSULTING AGREEMENTS

During the year ended December 31, 2007, the Company entered into two consulting agreements. On July 1, 2007, the Company entered into a consulting agreement whereby it agreed to pay $15,000 per month for general management services which was subsequently canceled. The second agreement, entered into on September 1, 2007, agreed to pay $15,000 per month in cash and 20,000 shares of common stock per month to the consultant in exchange for consulting services related to accounting and due diligence. The consulting agreement can be terminated with thirty 30 days notice. This agreement was terminated effective November 30, 2007. All the unpaid obligations under this agreement have been assumed by MMA Acquisition (See Note K).

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accordingly, the Company, for the year ended December 31, 2007, has recorded $30,000 in accrued expenses, of which $6,000 has been capitalized as deferred acquisition costs and $24,000 has been recorded as general and administrative expense for the cash consideration portion and $3,800 in liabilities to be settled in equity, $760 as deferred acquisition costs and $3,040 recorded as general and administrative expense for the common stock issued to be issued.

On October 5, 2007, the Company entered into a two year consulting agreement whereby the Company agreed to issue a total of 111,111 shares to the consultant. The Company will issue 4,630 shares to the consultant on a monthly basis. As of December 31, 2007, no shares were issued; however, the Company has reported the fair value of the 13,890 shares due the consultant of $6,667 as a liability in the accompanying balance sheet under liabilities to be settled in equity. In January 2008, as a result of the Asset Purchase Agreement with MMA Acquisition Company (See Note K), the Company agreed to issue the remaining 97,221 shares to the consultant.

NOTE I — INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

The Company’s aggregate net operating loss during 2007 was approximately ($376,607) which results in a net loss carryforward of ($128,046) that expires through 2023, subject to limitations of Section 382 of the Internal Revenue Code, as amended. Due to significant changes in the Company’s ownership, the Company’s future use of its existing net operating losses may be limited. Accordingly, the Company has provided a valuation reserve against the full amount of the net operating loss benefit.

Components of deferred tax assets as of December 31, 2007 are as follows:

Non Current:

Net operating loss carryforward	$334000
Valuation allowance	(334,000)
Net deferred tax asset	$0

NOTE J — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE K — SUBSEQUENT EVENTS

On January 9, 2008, the Company entered into an Amended and Restated Senior Secured Promissory Note in the principal amount of $250,000 with Tapirdo Enterprises, LLC.  The Note was due on demand. The Note was secured by a lien on all of the assets of the Company.  The Note was originally issued on August 27, 2007 in the principal amount of $250,000.  On January 7, 2008, Tapirdo purchased the Note from the original holder thereof.  On January 9, 2008, Tapirdo converted the Note into 3,333,333 shares of the Company’s common stock.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 24, 2008, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Poise Profit International, Ltd., a private British Virgin Islands corporation (“Poise”), and the shareholders of Poise. Poise, through its Chinese subsidiary HAIE High-Tech Engineering (Hong Kong) Co., Ltd. (“High-Tech”), is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy to reuse in industrial processes or to produce electricity and thermal power. High-Tech has installed more than 100 energy recovery systems and has deployed its systems throughout China and in a variety of international markets including in Egypt, Turkey, Korea, Vietnam and Malaysia. Pursuant to the terms of the Share Exchange Agreement, the Company agreed to acquire all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of 41,514,179 shares of the Company’s common stock to the shareholders of Poise. Pursuant to the terms of the Share Exchange Agreement, upon the closing of the transaction, if any, Poise will become a wholly-owned subsidiary of the Company and Poise's shareholders will (a) own up to 70% of the Company's outstanding common stock (subject to reduction by 6% in accordance with the escrow arrangements described below and in the Share Exchange Agreement), (b) designate two of the five members of the Company's board of directors and (c) appoint the Company's executive officers.

Following is a brief description of certain material terms and conditions of the Share Exchange Agreement:

•                  On or prior to the closing of the Share Exchange Agreement, the Company must complete an equity financing of at least $8,500,000 (the “Financing”) by issuing Series A preferred stock at a price of $1.08 per share and warrants to purchase the Company’s common stock at an exercise price of $1.29 per share;
•                  At the closing, we will place 3,558,358 shares of the Company’s common stock issuable to the Poise shareholders at the closing into an escrow account with an escrow agent mutually acceptable to us and the Poise shareholders to be released to either:  (a) the Poise shareholders if High-Tech meets certain financial targets for the period ending December 31, 2008; or (b) to the investors in the Financing described above if High-Tech does not meet the financial targets; and
•                  Poise must deliver to the Company audited financial statements for its last two fiscal years, prepared in accordance with U.S. GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

On January 25, 2008, in connection with and as a condition to closing the Share Exchange Agreement, the Company entered into and closed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MMA Acquisition Company, a Delaware corporation (“MMA Acquisition”), pursuant to which the Company sold substantially all of its assets to MMA Acquisition in exchange for MMA Acquisition’s assuming a substantial majority of the Company's outstanding liabilities. Accordingly, the Company has abandoned the MMA line of business in light of its entry into the Share Exchange Agreement (as defined below) and currently has no business operations, customers or revenue. Accordingly, until the closing of the Share Exchange Agreement (which cannot be assured), the Company remains a "shell company." The total book value of the assets acquired totaled approximately $317,000. The assumed liabilities consist of accounts payable, convertible debt, accrued expenses, and shareholder advances that totaled approximately $360,000.

On January 29, 2008, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with ARC Investment Partners, LLC (“ARC”) pursuant to which the Company engaged ARC to provide the Company with various sales, marketing and other advisory services in connection with the Share Exchange Agreement and the Financing, among others. ARC is an entity controlled by Mr. Roseman and Michael Kurdziel, or sole officer and director, is a Managing Director of ARC and currently (without taking into account any securities held by ARC) owns or controls approximately 3.5% of the Company’s outstanding shares of common stock. The term of the Consulting Agreement expires on July 31, 2008. As compensation for the services to be rendered by ARC under the Consulting Agreement, the Company agreed to: (a) issue to ARC a warrant (the “Warrant”) to purchase 4,169,951 shares of the Company’s common stock at an exercise price of $1.08 per share; and (b) pay to ARC a one-time cash fee of $500,000 upon the successful listing of the company on NASDAQ or the American Stock Exchange on or before the first anniversary of the date of the Consulting Agreement, so long as the Company has received a total equity investment of at least $20 million following the execution of the Consulting Agreement and prior to the first anniversary of the date of the Consulting Agreement. The Warrant will vest and be exercisable on the last day of each calendar month during the term of the Consulting Agreement commencing on February 29, 2008 in five equal installments of 694,991 shares per month with the balance of 694,996 shares vesting on July 31, 2008 so that all shares are fully vested and exercisable on such date. If the Company terminates the Consulting Agreement, all unvested portions of the Warrant on the effective date of such termination will become fully vested and immediately exercisable but if ARC terminates the Consulting Agreement, all unvested portions of the Warrant will be forfeited.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, on February 5, 2008, the Company conducted a nine-for-one reverse stock split of the Company's issued and outstanding common stock in anticipation of the Share Exchange Agreement in which every nine shares of the Company’s common stock was converted into one share of the Company's common stock and the Company’s Certificate of Incorporation was amended and restated to, among other things, change the Company's name to “China Energy Recovery, Inc.” in anticipation of the closing of the Share Exchange Agreement.

In connection with the Company's name change, the Company has been assigned a new stock symbol. The Company’s common stock was previously quoted on the OTC Bulletin Board under the stock symbol “MMAI.OB”, and is now quoted on the OTC Bulletin Board under the stock symbol “CRCV.OB”.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED MARCH 31, 2008 AND DECEMBER 31, 2007

Page No.

Consolidated Balance Sheet as of March 31, 2008 (unaudited) and December 31, 2007	FF-1

Consolidated Statements of Operations for the Three Months ended March 31, 2008 and 2007 (unaudited) and for the Period May 13, 1998 (Date of Inception) to March 31, 2008 (unaudited)	FF-2

Consolidated Statements of Stockholders' Equity (Deficit) for the Period May 13, 1998 (Date of Inception) Through March 31, 2008 (unaudited)	FF-3

Consolidated Statements of Cash Flows for the Three Months ended March 31, 2008 and 2007 (unaudited)	FF-4

Notes to Consolidated Financial Statements Three Months ended March 31, 2008 (unaudited)	FF-5

	MARCH 31,	DECEMBER 31,
	2008	2007
ASSETS	(Unaudited)
SUBSTANTIALLY PLEDGED
Current Assets
Cash and cash equivalents	$119	$1,427
Deferred acquisition costs	-	91,592
Deposit for acquisition	-	225,000
Total current assets	$119	$318,019

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$108,410	$383,477
Shareholder advances	15,900	25,124
Liabilities to be settled in equity	41,717	41,717
Convertible debt	-	250,000
Total Current Liabilities	166,027	700,318

Commitments and Contingencies	-	-

Stockholders' Equity (Deficit)
Preferred stock, $0.001 par value: 50,000,000 shares authorized none outstanding	-	-
Common stock, $0.001 par value: 100,000,000 shares authorized; 4,662,334 and 2,995,667 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	4,662	2,996
Additional paid in capital	1,183,560	635,226
Deficit accumulated during development stage	(1,354,130)	(1,020,521)
Total Stockholders' Equity (Deficit)	(165,908)	(382,299)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$119	$318,019

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

			For the Period May 13,
	For the Three	For the Three	1998 (Date of Inception)
	Months Ended	Months Ended	to March 31,
	March 31, 2008	March 31, 2007	2008
Revenue:	(Unaudited)	(Unaudited)	(Unaudited)
Consulting Fees	$-	$-	$36,000

Cost of Sales	-	-	16,248

Gross Profit	-	-	19,752

Operating Expenses:
General and administrative expenses	125,619	9,293	1,152,417
Depreciation and amortization	-	-	27,896
Total Operating Expenses	125,619	9,293	1,180,313

Other Income (Expenses)	(207,990)	-	(193,569)

Income Tax Expense	-	-	-

Net Loss	$(333,609)	$(9,293)	$(1,354,130)

Loss per common share (Basic and Diluted)	$(0.08)	$(0.01)

Weighted average common shares outstanding	4,094,568	1,348,050

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD MAY 13, 1998 (DATE OF INCEPTION) THROUGH MARCH 31, 2008

	Common Shares	Stock Amount	Additional Paid-In Capital	Common Stock Subscription	Deficit Accumulated During Development Stage	Total
Shares issued at date of inception (May 13,1998) to parent company	2,038	$2	$1,998	$-	$-	$2,000
Net loss	-	-	-	-	(35,202)	(35,202)
Net transfer with Majestic	-	-	35,432	-	-	35,432
Balance at December 31, 1998	2,038	2	37,430	-	(35,202)	2,230
Net loss	-	-	-	-	(70,727)	(70,727)
Net transfer with Majestic	-	-	33,266	-	-	33,266
Balance at December 31, 1999	2,038	2	70,696	-	(105,929)	(35,231)
Net loss	-	-	-	-	(178,138)	(178,138)
Net transfer with Majestic	-	-	56,056	-	-	56,056
Balance at December 31, 2000	2,038	2	126,752	-	(284,067)	(157,313)
Net loss	-	-	-	-	2,711	2,711
Net transfer with Majestic	-	-	37,287	-	-	37,287
Balance at December 31, 2001	2,038	2	164,039	-	(281,356)	(117,315)
Shares issued to consultants in May 2002 in exchange for services rendered at $3.270 per share	729	1	42,899	-	-	42,900
Shares issued to employees and consultants in September 2002 in exchange for services rendered at $0.327 per share	17,617	18	103,782	-	-	103,800
Shares issued in September 2002 in connection with acquisition of USM Financial Solutions, Inc., valued at $0.327 per share	816	1	4,799	-	-	4,800
Common stock subscription	-	-	-	87,250	-	87,250
Net loss	-	-	-	-	(126,043)	(126,043)
Net transfer with Majestic	-	-	6,591	-	-	6,591
Balance at December 31, 2002	21,200	22	322,110	87,250	(407,399)	1,983
Shares issued to sophisticated investors in February 2003 for cash at $27.50 per share	178	-	88,000	-	-	88,000
Common stock issued in February 2003 at $27.266 per share for common stock subscription proceeds received in December 2002	178	-	87,250	(87,250)	-	-
Net loss	-	-	-	-	(131,520)	(131,520)
Balance at December 31, 2003	21,556	22	497,360	-	(538,919)	(41,537)
Common Stock issued for services rendered at $1.359 SH in Apr 2004	204	-	5,001	-	-	5,001
Net loss	-	-	-	-	(21,362)	(21,362)
Balance at December 31, 2004	21,760	22	502,361	-	(560,281)	(57,898)
Net loss	-	-	-	-	(211)	(211)
Balance at December 31, 2005	21,760	22	502,361	-	(560,492)	(58,109)
Common stock issued to accredited investors for cash in January 2006 at $0.063 per share	73,327	73	82,760	-	-	82,833
Shares issued to consultants in January 2006 in exchange for services rendered at $0.063 per share	5,009	5	5,653	-	-	5,658
Common stock issued to accredited investors in April 2006 for cash at $.001 per share	2,895,571	2,896	47,104	-	-	50,000
Write-Down of PP&E			(2,652)			(2,652)
Net loss	-	-	-		(83,422)	(83,422)
Balance at December 31, 2006	2,995,667	2,996	635,226	-	(643,914)	(5,692)
Net loss					(376,607)	(376,607)
Balance at December 31, 2007	2,995,667	2,996	635,226	-	(1,020,521)	(382,299)
Value of beneficial conversion feature			250,000			250,000
Common stock issued for conversion of convertible debt on January 9, 2008 at $.18 per share	1,597,223	1,597	248,403			250,000
Common stock issued for conversion of accrued interest on January 9, 2008 at $.72 per share	69,444	69	49,931			50,000
Net loss					(333,609)	(333,609)
Balance at March 31, 2008	4,662,334	$4,662	$1,183,560	$-	$(1,354,130)	$(165,908)

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the period May 13,
	For the Three Months	For the Three Months	1998 (Date of Inception)
	Ended March 31,	Ended March 31,	through March 31,
	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)
Cash Flows From (To) Operating Activities
Net loss	$(333,609)	$(9,293)	$(1,354,130)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Common stock issued in exchange for services rendered	-	-	157,358
Adjustment for common stock issued to Majestic, in connection with stock splits in March and August 2002	-	-	2,000
Liabilities settled in equity	-		41,717
Adjustments for expenses previously paid by Majestic on the Company's behalf	-	-	168,632
Common stock issued in connection with acquisition of USM Financial	-	-	4,800
Extinguishment of debt to Majestic	-	-	(107,419)
Depreciation and amortization	-	-	27,895
(Gain) Loss on disposal of assets	(42,010)	-	170,078
Amortization of benefical conversion feature	250,000		250,000
Increase (decrease) in:
Accounts payable and accrued liabilities	63,558	567	447,035

Net cash provided by (used in) operating activities	(62,061)	(8,726)	(192,034)

Cash Flows From (To) Investing Activities
Deposit for acquisition	-	-	(225,000)
Payment of deferred acquistion costs	-		(91,592)
Acquisition of property, plant, and equipment	-	-	(242,634)
Net cash used in investing activities	-	-	(559,226)

Cash Flows From (To) Financing Activities
Proceeds from sale of common stock and stock subscription, net of costs	-	-	308,083
Proceeds from issuance of convertible debt	-	-	250,000
Proceeds from (repayment to) shareholder loans	60,753	8,726	85,877
Due to related parties, net	-	-	107,419
Net cash provided by financing activities	60,753	8,726	751,379

NET INCREASE (DECREASE) IN CASH	(1,308)	-	119

CASH, BEGINNING OF PERIOD	1,427	-	-
CASH, END OF PERIOD	$119	$-	$119

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for taxes	-	-	-
Cash paid during the year for interest	-	-	-
Adjustment for common stock issued to Majestic, in connection with stock splits in March and August 2002	-	-	2,000
Common stock issued for services rendered	-	5,658	157,358
Debt and accrued interest converted to common shares	300,000	-	300,000
Acquisition:
Acquisition costs	-	-	4,800
Common stock issued	-	-	(4,800)

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

Note 1 - Organization and Basis of Presentation

The unaudited consolidated financial statements have been prepared by China Energy Recovery, Inc. (the “Company”), pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of the Company's management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company’s Annual Report on Form 10-KSB filed with the SEC on March 28, 2008. The results for the three months ended March 31, 2008 are not necessarily indicative of the results to be expected for the full year ending December 31, 2008.

Organization and Line of Business

China Energy Recovery, Inc. (the “Company”), formerly MMA Media Inc. and Commerce Development Corporation Ltd., was incorporated under the laws of the State of Maryland in May 1998. From inception to March 31, 2002, the Company was a wholly-owned subsidiary of The Majestic Companies, Ltd. (“Majestic”, the “Parent”). In March 2002, Majestic’s Board of Directors approved a plan to spin-off the Company to an entity controlled by Majestic’s former Chief Executive Officer and to Majestic’s stockholders. The Company is a development stage company, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”), and the Company’s year end is December 31.

In the past the Company was engaged in the limited origination and servicing of new modular building leases. This activity was conducted primarily in the state of California. All of the leases into which the Company entered were accounted for as operating leases. The Company ceased entering into new leases in 2000.

On September 24, 2002, the Company acquired USM Financial Solutions, Inc. (“USM Financial”), a wholly owned subsidiary of U.S. Microbics, Inc., through a Stock Exchange Agreement (“Agreement”). Pursuant to the Agreement, USM Financial became a wholly-owned subsidiary of the Company. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, USM Financial. USM Financial is dormant. All significant intercompany balances and transactions have been eliminated in consolidation.

On April 7, 2006, the Company entered into an Agreement and Plan of Merger with its wholly-owned subsidiary, Commerce Development Corporation, Ltd., a Delaware corporation (“CDPC Delaware”), for purposes of changing the Company’s state of incorporation from Maryland to Delaware.

On June 5, 2007, the Company amended its Certificate of Incorporation to change its name from “Commerce Development Corporation, Ltd.” to “MMA Media Inc.” and on August 14, 2007, the Company launched its website announcing the Company’s entry into a new line of business.  Prior to this announcement, the Company provided business management and capital acquisition solutions.  The Company intended to seek to capitalize on the growth of mixed martial arts (“MMA”) by creating a comprehensive media company dedicated to the sport. The Company planned to distribute third party and proprietary mixed martial arts media content, goods and services through multiple media platforms such as the Internet, television and print.  These media platforms were expected to be secured through acquisitions and strategic partnerships. On July 16, 2007, the Company entered into a non-binding Letter of Intent with Blackbelt TV, Inc., a cable network dedicated to martial arts programming, for the acquisition of all or substantially all of the assets or all of the stock of Blackbelt TV, Inc. The acquisition of Blackbelt TV, Inc. was expected to be the foundation of the Company’s strategic plan, however as part of a restructuring, management terminated its plan to enter the MMA media industry. In order to complete its restructuring, the Company sold to a related party the rights to acquire Blackbelt TV, Inc., the deferred acquisition costs associated with the purchase and securities in Blackbelt TV, Inc. in exchange for the assumption of approximately $360,000 in liabilities that consisted of accounts payable, accrued expenses, and shareholder advances.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

On January 24, 2008, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Poise Profit International, Ltd., a private British Virgin Islands corporation (“Poise”), and the shareholders of Poise. Pursuant to the terms of the Share Exchange Agreement, the Company agreed to acquire all of the issued and outstanding shares of Poise’s common stock in exchange for the issuance of 20,757,090 shares of the Company’s common stock (on a post 1-for-9 reverse stock split basis) to the shareholders of Poise.

On February 5, 2008, the Company’s Certificate of Incorporation was amended and restated, and the Company changed its name to “China Energy Recovery, Inc.”

On April 15, 2008, the Company closed the Share Exchange Agreement pursuant to which it acquired all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of 20,757,090 shares of the Company’s common stock to Poise's stockholders. Upon the closing of the transaction, Poise became the Company’s wholly-owned subsidiary. The transaction has been treated as a reverse merger for reporting purposes and subsequent to the closing of the transaction, the historical financial results of the Company will be those of Poise.

On April 16, 2008, the Company conducted a 1-for-2 reverse stock split of its issued and outstanding common stock pursuant to which each two shares of the Company’s common stock issued and outstanding on the record date of April 15, 2008 was converted into one share of the Company’s common stock. The Company had 50,950,160 shares of common stock issued and outstanding immediately prior to the stock split and 25,475,080 shares thereafter.

Upon closing of the share exchange on April 15, 2008, through Poise's Chinese subsidiary, HAIE Hi-tech Engineering (Hong Kong) Company, Limited (“Hi-tech”), the Company became engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy for reuse in industrial processes or to produce electricity and thermal power.

The Company is headquartered in Shanghai, China and it have manufactured and installed over 100 energy recovery systems in China and internationally. The accompanying consolidated financial statements are those of the shell company prior to the share exchange.

Going Concern and Plan of Operations

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has negative working capital, negative stockholders’ equity, and has not earned any substantial revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern. For the period from inception through March 31, 2008, the Company has accumulated losses of $1,354,130.

The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, successfully integrate with Poise Profit International, Ltd. and ultimately achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 - Summary of Significant Accounting Policies

Stock Splits and Increase in Authorized Shares

On April 7, 2006, the Company conducted a 1-for-2,184 reverse stock split and on June 5, 2007, the Company affected a 40-for-1 forward stock split. In addition, on February 5, 2008, the Company affected a 1-for-9 reverse stock split.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

On June 5, 2007, the Company increased the number of authorized shares of the its common stock, par value $0.001, from 50,000,000 to 100,000,000 and increased the number of authorized shares of its preferred stock, $0.001 par value, from 5,000,000 to 50,000,000.

On April 16, 2008, the Company conducted a 1-for-2 reverse stock split of its issued and outstanding common stock pursuant to which each two shares of the Company’s common stock issued and outstanding on the record date of April 15, 2008 was converted into one share of the Company’s common stock.

All share and per share data have been retroactively restated to reflect the three stock splits mentioned above.

Revenue Recognition

The Company recognizes revenues in accordance with SEC SAB 104 ("SAB 104"), “Revenue Recognition.” SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions.

The Company will follow a policy of recognizing revenue in the period the services are provided or when products are delivered to customers. The Company did not generate sales revenue from the MMA industry.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes.” Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes.” FIN 48 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  Under FIN 48, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. The Company did not make any adjustment to opening retained earnings as a result of the implementation.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2004 through December 31, 2006 for U.S. Federal Income Tax and for the tax years ending December 31, 2003 through December 31, 2007 for the State of California Income Tax, the tax years which remain subject to examination by major tax jurisdictions as of December 31, 2007.

The Company does not have any unrecognized tax benefits as of January 1, 2007 or March 31, 2008 which if recognized would affect the Company’s effective income tax rate.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or incur any accrual for interest and penalties relating to income taxes as of January 1, 2007 or March 31, 2008.

Earnings Per Share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At March 31, 2008, there were no potential dilutive securities outstanding.

Impairment of Long-Lived Assets

In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  No impairment loss was recorded in 2008 or 2007.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted SFAS No. 157 (“SFAS 157”), “Fair Value Measurements.” SFAS 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.  The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

As of March 31, 2008, the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value.

Stock Based Compensation

The Company adopted Statements of Financial Accounting Standards No. 123 (Revised 2004) (“SFAS 123R”), “Share Based Payment,”under the modified-prospective transition method on January 1, 2006.  SFAS 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation”, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS 123R for all share-based payments granted after January 1, 2006. SFAS 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees,” and allowed under the original provisions of SFAS 123.  Prior to the adoption of SFAS 123R, the Company would have accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB  25 and related interpretations. The Company has not granted any options to employees.

Stock Based Compensation to Other Than Employees

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96- 18 (EITF 96-18), “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services.” Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Reclassifications

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159 ("SFAS 159"), “The Fair Value Option for Financial Assets and Financial Liabilities". SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Based on current conditions, the adoption of SFAS 159 did not have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007) ("SFAS No. 141R"), “Business Combinations.” SFAS No. 141R changes how a reporting enterprise accounts for the acquisition of a business. SFAS No. 141R requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, and applies to a wider range of transactions or events. SFAS No. 141R is effective for fiscal years beginning on or after December 15, 2008 and early adoption and retrospective application is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

In December 2007, the FASB issued SFAS No. 160 ("SFAS No. 160"), “Noncontrolling Interests in Consolidated Financial Statements,” which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

Note 3 – Capital Stock

The Company has 50,000,000 shares of preferred stock authorized and none outstanding.

Note 4 – Non-Employee Stock Warrants

During the year ended December 31, 2007, the Company granted three year warrants to a consultant. The number of warrants will be determined by a fraction, the numerator of which is $50,000 and the denominator of which is the price per security of the “Next Financing”. The Next Financing means the issuance and sale of equity or equity-linked securities by the Company with gross proceeds to the Company of at least $8,000,000. Each warrant allows the holder to buy one share of the Company’s common stock at a price equal to the price per security of the Next Financing. As the Next Financing did not occur as of March 31, 2008, the Company has no basis to calculate the number of warrants or the fair value of the warrants. See Note 8 for consummation of the Next Financing on April 15, 2008. The Company has expensed $0 for these warrants during the period.

Note 5 – Related Party Transactions

Significant shareholders of the Company have advanced funds to the Company for working capital purposes. The amount of the advances outstanding as of March 31, 2008 was $15,900. They are non-interest bearing and unsecured. No formal repayment terms or arrangements exist.

On January 18, 2008, the Company entered into a registration rights agreement with a total of 18 stockholders who acquired their shares at different times while the Company was still a shell company in private transactions exempt from registration under the Securities Act. Two out of the 18 stockholders were related parties at the time: RA Roseman Holdings, LLC, an entity wholly-owned by Adam Roseman, and Kaman Ventures, LLC and entity wholly-owned by Michael Kurdziel. At the time of this transaction, Mr. Roseman, through affiliated entities he controls, beneficially owned more than 10% of the Company’s outstanding common stock and Mr. Kudziel was the Company’s sole director, chief executive officer and chief financial officer. Pursuant to the terms of the registration rights agreement, the stockholders have demand registration rights pursuant to which the Company is obligated to register shares of the Company’s common stock (and additional shares of the Company’s common stock issuable with respect of such registrable shares of common stock upon stock splits, etc.) on Form S-3 (or on such other form appropriate for such purpose) within 30 days after receipt of a request. The Company is obligated to effect one demand registration on behalf of the investors. In addition, in the event that the Company proposes to register any of its securities under the Securities Act after January 18, 2008 by filing any form of registration statement (other than on Form S-4 or Form S-8 or any successor forms thereof) that would legally permit the inclusion of the shares subject to the registration rights agreement, the Company must provide written notice to the parties to the registration rights agreement of the Company’s intention to do so and shall provide such parties an opportunity to include in such registration statement all shares of common stock subject to the registration rights agreement. These piggy-back registration rights are subject to certain exceptions and conditions. Each party to the registration rights agreement has one piggyback registration right and a registration does not count as a piggyback registration until it has become effective and includes 100% of the shares of common stock subject to the agreement requested by such stockholder to be included in the registration statement.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

Note 6 - Convertible Debt

On August 27, 2007, the Company issued a $250,000 Senior Secured Convertible Promissory Note. The note was payable 90 days from the date of issue with 20% cash interest of the aggregate principal amount. Pursuant to the terms of the Securities Purchase Agreement, the Company was to issue to the noteholder 6,945 shares of common stock and the number of three year warrants determined by a fraction, the numerator of which is 50% of the principal amount of the note and the denominator of which is the price per security of the “Next Financing”. The “Next Financing” means the issuance and sale of equity or equity-linked securities by the Company with gross proceeds to the Company of at least $8,000,000. Each warrant allows the holder to buy one share of the Company’s common stock at a price equal to the price per security of the Next Financing. As the Next Financing did not occur as of March 31, 2008, the Company has no basis to calculate the number of shares of the Company’s common stock issuable upon exercise of the warrants. See Note 8 for consummation of the Next Financing on April 15, 2008. Of the total amount received, the Company allocated $222,222 to the note, $27,778 to the shares to be issued and $0 to the warrants. The allocation of funds to the shares resulted in a discount on the note, which was amortized to interest expense over the life of the note.  The discount has been fully amortized as of December 31, 2007. The Company did not issue the 6,945 shares of common stock pursuant to the loan agreement and the amounts have been recorded as a liability in the accompanying financial statements as liabilities to be settled in equity. This note was in default at December 31, 2007. Effective January 9, 2008, the Company issued an amended and restated senior secured promissory note in the principal amount of $250,000 to Tapirdo Enterprises, LLC. The note was due on demand and was repaid by the issuance of 1,666,667 shares (including $50,000 for accrued interest) of the Company’s common stock (on a post 1 for 2 reverse stock split basis). Tapirdo Enterprises, LLC is owned and controlled by Adam Roseman who on January 9, 2008, along with entities affiliated with Mr. Roseman and after taking into account the shares of common stock issuable upon conversion of the amended and restated senior secured promissory note, owned or controlled approximately 49% of the outstanding shares of the Company's common stock. On January 9, 2008, the Company repaid the note and accrued interest in full by the issuance of 1,666,667 shares of its common stock (on a post 1-for-2 reverse stock split basis). The Company recognized the beneficial conversion feature of $250,000 related to the Amended and Restated Senior Secured Promissory Note, which was fully amortized during the three months ended March 31, 2008.

Note 7 – Disposal of Assets

On January 25, 2008, the Company entered into and closed an Asset Purchase Agreement with MMA Acquisition Company, a Delaware corporation, pursuant to which the Company sold substantially all of its assets to MMA Acquisition Company in exchange for MMA Acquisition Company's assuming a substantial majority of the Company’s outstanding liabilities. The transferred assets consisted of letters of intent for the proposed acquisitions of MMAWeekly.com, dated June 9, 2007, and Blackbelt TV, Inc., dated July 16, 2007, and all shares of common stock in Blackbelt TV, Inc. the Company owned, among other things. The total book value of the assets acquired was approximately $317,000. The assumed liabilities consist of accounts payable, convertible debt, accrued expenses and shareholder advances of approximately $360,000. MMA Acquisition Company is owned by ARC Investment Partners, LLC, one of the Company’s significant stockholders, and MMA Acquisition Company's sole director and officer is Michael Kurdziel, who was also the Company’s sole director and the Company’s Chief Executive Officer at the time of the closing of the sale. ARC Investment Partners, LLC is controlled by Adam Roseman who, along with entities affiliated with Mr. Roseman, including ARC Investment Partners, LLC, owned or controlled approximately 28% of the Company’s outstanding shares of common stock at the time of the sale. Michael Kurdziel is a Managing Director of ARC Investment Partners, LLC and owned or controlled approximately 6% of the Company’s outstanding shares of common stock at the time of the sale. The Company has recognized a gain on disposal of assets for the three month period ending March 31, 2008 in the accompanying financial statements for $42,010.

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

Note 8 – Subsequent Events

On April 15, 2008, the Company consummated the transaction contemplated by the Share Exchange Agreement entered into with Poise and the stockholders of Poise as previously disclosed in the Company's Current Report on Form 8-K filed on April 21, 2008. Pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of 20,757,090 (on a post-stock split basis) shares of the Company’s common stock to Poise's stockholders. Upon the closing of the transaction, Poise became the Company’s wholly-owned subsidiary and Poise's stockholders became the owners of approximately 81.5% of the Company’s outstanding common stock (subject to reduction by certain escrow arrangements).

Poise, through its Chinese subsidiary, Hi-tech, is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy for reuse in industrial processes or for the production of electricity and thermal power. Hi-tech has installed more than 100 energy recovery systems and has deployed and is deploying its systems throughout China and in a variety of international markets including in Egypt, Turkey, Korea, Vietnam and Malaysia.

Simultaneously with the closing of the share exchange, the Company completed an equity financing (the "Financing") of $8,504,181 by issuing an aggregate of 7,874,241 shares of its Series A Convertible Preferred Stock at a price of $1.08 per share and warrants to purchase 1,968,561 shares of its common stock at an exercise price of $2.58 per share. At the closing of the share exchange, the Company placed 1,779,180 shares of its common stock, representing approximately 7% of the Company’s currently outstanding common stock, issued to the Poise stockholders at the closing into an escrow account to be released to either: (a) the Poise stockholders if Hi-tech meets certain financial targets described below for the period ending December 31, 2008; or (b) to the investors in the Financing if Hi-tech does not meet the financial targets. All share amounts reflect the effects of the Company’s April 16, 2008 1-for-2 reverse stock split.

On April 15, 2008 and as a condition to closing of the share exchange, the Company entered into a securities purchase agreement (the "Securities Purchase Agreement") with 25 accredited investors pursuant to which the Company issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08 with each unit consisting of one share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase one-half of one share of the Company’s common stock at an exercise price of $1.29 per share. Thus, at the closing, the Company issued 7,874,241 shares of its Series A Convertible Preferred Stock to the investors and the Company also issued warrants to the investors for the purchase of an aggregate of 1,968,561 shares (on a post-stock split basis) of its common stock for an aggregate purchase price of $8,504,181.

The closing of the Financing was expressly conditioned upon: (a) completion of the purchase and sale of shares of the Company’s Series A Convertible Preferred Stock and warrants of not less than $8,500,000 and (b) the Company's execution and delivery of registration rights agreements, as further described below. Part of the minimum amount required in the Financing under the Share Exchange Agreement was satisfied by the conversion of a loan to Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd ("Shanghai Engineering"), a Variable Interest Entity of Poise, into a subscription for the Company's Series A Convertible Preferred Stock and warrants.

Pursuant to the terms of the Securities Purchase Agreement, the Company is required to register the common stock underlying the Series A Convertible Preferred Stock and the common stock underlying the warrants issued to the investors in the Financing with the SEC for resale by the investors. After commissions, legal fees and transaction expenses, the Company received net proceeds of approximately $6.6 million upon closing the Financing (after taking into account the conversion of the loan to Shanghai Engineering).

CHINA ENERGY RECOVERY, INC.
FORMERLY MMA MEDIA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

Pursuant to the Share Exchange Agreement and in connection with the Financing, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the investors. Pursuant to the Registration Rights Agreement, the Company has agreed to register for re-sale all of the shares of common stock underlying the Series A Convertible Preferred Stock and all of the common stock underlying the warrants issued to the investors in the Financing, except that if the SEC limits the number of shares of common stock that may be registered in the registration statement, then the number of shares to be registered shall be reduced accordingly on a pro rata basis to each investor to comply with any such limitation imposed by the SEC.

The Company's authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. Before the closing of the Share Exchange and Financing and on a pre-split basis, there were 9,451,889 shares of common stock and no shares of preferred stock outstanding. The Company issued 41,514,179 shares of common stock in the Share Exchange and 7,874,241 shares of Series A Convertible Preferred Stock and warrants to purchase 3,937,121 shares of common stock in the financing on a pre-split basis.

Immediately upon completion of the Share Exchange and the Financing and after taking into account the Company’s April 16, 2008 1-for-2 reverse stock split, the former Poise stockholders own 20,757,090 shares of the Company’s common stock, representing approximately 81.5% of its issued and outstanding shares of common stock after the closing (including the shares escrowed in the share exchange). The Company's pre-share exchange stockholders own 4,725,945 shares of the Company’s common stock, representing approximately 18.5% of the Company’s issued and outstanding shares of common stock after the closing. The foregoing percentages do not reflect any conversion or exercise of the Series A Preferred Stock or warrants, respectively, issued to the investors in the financing. The following table shows the Company’s share ownership immediately after giving effect to the share exchange, on an actual and a fully-diluted basis:

Owner	Shares, pre-conversion or exercise (post-split)	Shares, fully-diluted (post-split)
Pre-share exchange stockholders of the Company	4,725,945	4,783,815
New Poise stockholders	20,757,090	20,757,090
New preferred stock investors	—	5,614,043

Effective as of the closing of the Share Exchange, Mr. Kurdziel resigned from all his positions as a director and an executive officer of the Company.

On May 6, 2008, the Company filed a Registration Statement on Form S-1 to register common stock pursuant to the registration right agreement.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Page No.

Poise Profit International Limited and Subsidiaries Report of Independent Registered Public Accounting Firms	FFF-2

Poise Profit International Limited and Subsidiaries Consolidated Balance Sheets for the years ended December 31, 2007 and 2006	FFF-3

Poise Profit International Limited and Subsidiaries Consolidated Statements of Income and Other Comprehensive Income for the years ended December 31, 2007 and 2006	FFF-4

Poise Profit International Limited and Subsidiaries Consolidated Statements of Shareholders' Equity for the years ended December 31, 2007 and 2006	FFF-5

Poise Profit International Limited and Subsidiaries Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006	FFF-6

Poise Profit International Limited and Subsidiaries Notes to the Consolidated Financial Statements	FFF-7

FFF-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Poise Profit International Limited and Subsidiaries

We have audited the accompanying consolidated balance sheets of Poise Profit International Limited and Subsidiaries as of December 31, 2007 and 2006, and the related statements of income and other comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2007. Poise Profit International Limited and Subsidiaries’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Poise Profit International Limited and Subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
April 16, 2008

FFF-2

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

ASSETS

	2007	2006
CURRENT ASSETS:
Cash	$395,265	$147,605
Accounts receivable, net of allowance for doubtful accounts of $237,475
and $61,948 as of December 31, 2007 and 2006, respectively	577,005	2,053,839
Accounts receivable - related parties	572,036	-
Notes receivable	351,799	132,613
Inventories	5,262,329	2,684,521
Costs and estimated earnings in excess of billings	1,155,909	-
Other receivables	37,852	98,829
Advances on inventory purchases	1,995,345	669,001
Total current assets	10,347,540	5,786,408

PLANT AND EQUIPMENT, net	649,392	417,814

OTHER ASSETS:
Long term investment	-	1,442,250
Deferred expense	-	1,179
Long term accounts receivable, retainage	588,433	-
Due from shareholder	463,663	1,250,547
Total assets	$12,049,028	$8,898,198

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,196,508	$1,851,796
Other payables	275,591	262,146
Other payables - related parties	60,819	417,864
Accrued liabilities	27,850	2,774
Customer deposits	8,052,570	2,655,986
Customer deposits - related parties	-	185,174
Taxes payable	719,132	538,341
Deferred revenue	930,546	710,859
Total current liabilities	12,263,016	6,624,940

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Common stock ($1 par value, 1,000 shares authorized, issued
and outstanding as of December 31, 2007 and 2006)	1,000	1,000
Paid-in-capital	1,102,300	3,818,150
Contribution receivables	(1,000)	(1,000)
Accumulated deficit	(1,480,921)	(1,871,567)
Statutory reserves	204,758	165,241
Accumulated other comprehensive (loss) income	(40,125)	161,434
Total shareholders' equity	(213,988)	2,273,258
Total liabilities and shareholders' equity	$12,049,028	$8,898,198

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

FFF-3

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES
Third parties	$10,923,338	$5,456,683
Related parties	923,554	-
Total revenue	11,846,892	5,456,683

COST OF SALES	9,718,424	4,471,900

GROSS PROFIT	2,128,468	984,783

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,365,321	1,014,458

INCOME (LOSS) FROM OPERATIONS	763,147	(29,675)

OTHER (EXPENSE) INCOME, NET
Non-operating income, net	11,259	53,736
Interest expense, net	(42,446)	(40,219)
Total other (expense) income, net	(31,187)	13,517

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	731,960	(16,158)

PROVISION FOR INCOME TAXES	91,041	47,413

NET INCOME (LOSS)	640,919	(63,571)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(201,560)	74,961

COMPREHENSIVE INCOME	$439,359	$11,390

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

					Accumulated deficit		Accumulated other
	Common stock		Paid-in	Contribution		Statutory	comprehensive
	Shares	Par value	capital	receivable	Unrestricted	reserves	income	Totals

BALANCE, January 1, 2006	1,000	$1,000	$3,754,250	$(1,000)	$(1,555,185)	$109,661	$86,473	$2,395,199

Shareholder contribution			63,900					63,900
Shareholder distribution					(197,231)			(197,231)
Adjustment to statutory reserve					(55,580)	55,580		-
Net loss					(63,571)			(63,571)
Foreign currency translation gain							74,961	74,961
BALANCE, December 31, 2006	1,000	$1,000	$3,818,150	$(1,000)	$(1,871,567)	$165,241	$161,434	$2,273,258

Shareholder contribution			67,150					67,150
Owner capital withdraw			(2,783,000)					(2,783,000)
Shareholder distribution					(210,756)			(210,756)
Adjustment to statutory reserve					(39,517)	39,517		-
Net income					640,919			640,919
Foreign currency translation loss							(201,559)	(201,559)
BALANCE, December 31, 2007	1,000	$1,000	$1,102,300	$(1,000)	$(1,480,921)	$204,758	$(40,125)	$(213,988)

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$640,919	$(63,571)
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	51,715	55,667
Bad debt expense	164,445	-
Change in operating assets and liabilities
Accounts receivable	1,390,834	(801,181)
Accounts receivable - long term retainage	(565,128)	46,335
Accounts receivable - related parties	(549,380)	1,087,271
Notes receivable	(201,663)	323
Inventories	(2,296,726)	(608,742)
Costs and estimated earnings in excess of billings	(1,110,127)	-
Other receivables	65,151	(79,986)
Advances on inventory purchases	(1,229,206)	(33,903)
Other assets	1,211	293
Accounts payable	207,592	(1,132,424)
Other payables	(4,565)	60,027
Other payables - Related Party	(370,764)	25,225
Accrued liabilities	23,899	6,069
Customer deposits	5,005,764	1,079,202
Customer deposits - related parties	(190,186)	181,375
Taxes payable	137,740	(129,515)
Deferred revenue	163,590	142,307
Net cash provided by (used in) operating activities	1,335,115	(165,228)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase plant and equipment	(246,264)	(56,032)
Repayments of loan to a shareholder	(707,003)	64,150
Net cash (used in) provided by investing activities	(953,267)	8,118

CASH FLOWS FINANCING ACTIVITIES:
Capital contribution	67,150	63,900
Dividend distribution	(210,756)	(197,231)
Cash proceeds of short term bank loans	282,040	-
Repayment of short term bank loans	(298,980)	(279,840)
Net cash used in financing activities	(160,546)	(413,171)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	26,358	12,708

INCREASE (DECREASE) IN CASH	247,660	(557,573)

CASH, beginning of year	147,605	705,178

CASH, end of year	$395,265	$147,605

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest expense	$19,287	$16,031

Cash paid for income taxes	$8,647	$9,496

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

FFF-6

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
Note 1 - Organization

Poise Profit International Limited (“Poise Profit”) was incorporated on November 23, 2007, under the laws of the British Virgin Islands. The majority shareholders of Poise Profit are Chinese citizens who own 100% of HAIE Hi-tech Engineering (Hong Kong) Company Limited (“Hi-tech”).

Hi-tech was incorporated in Hong Kong on January 4, 2002. Hi-tech has a registered capital of HK$10,000 (approximately $1,000). The majority shareholders of Hi-tech are Chinese citizens who own 100% of Shanghai Hai Lu Kun Lun Hi-Tech Engineering Co., Ltd. (“Shanghai Engineering”). Hi-tech, through its variable interest entities located in the People’s Republic of China (“PRC”), design, develop, manufacture and market waste heat boilers and pressure vessels in the fields of chemical industry, petrochemical industry, oil refinery, fine chemicals, water and power conservancy, metallurgical, environmental protection, waste heat utilization and power generation from waste heat recovery.

Shanghai Engineering was established in July 1999 and has a registered capital of RMB 6,500,000 (approximately $805,000). The owners of Shanghai Engineering are Mr. Qinghuan Wu (60%) and Mrs. Jialing Zhou (40%). Mr. Wu is the executive director of Shanghai Engineering. Mr. Wu and Mrs. Zhou are husband and wife.

On December 28, 2005 and effective January 1, 2006, Hi-tech entered into a series of contractual arrangements (the “Contractual Arrangements”) with Shanghai Engineering and its shareholders in which Hi-tech takes over management of the business activities of Shanghai Engineering and holds a 100% variable interest in Shanghai Engineering. The Contractual Arrangements are comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which Hi-tech has the right to advise, consult, manage and operate Shanghai Engineering, and collect and own all of its respective net profits. Additionally, Shanghai Engineering’s shareholders have granted their voting rights over Shanghai Engineering to Hi-tech. In order to further reinforce Hi-tech’s rights to control and operate Shanghai Engineering, Shanghai Engineering and its shareholders have granted Hi-tech, the exclusive right and option to acquire all of their equity interests in Shanghai Engineering or, alternatively, all of the assets of Shanghai Engineering. Further, Shanghai Engineering shareholders have pledged all of their rights, titles and interests in Shanghai Engineering to Hi-tech. As both companies are under common control, this has been accounted for as reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Shanghai Engineering’s results, assets and liabilities in its financial statements.

On December 28, 2005 and effective January 1, 2006, Hi-tech entered into a series of contractual arrangements (the “Contractual Arrangements”) with Shanghai Xin Ye Environmental Protection Engineering Technology Co., Ltd (“Shanghai Environmental”) and its shareholders in which Hi-tech takes over management of the business activities of Shanghai Environmental and holds a 100% variable interest in Shanghai Environmental. The Contractual Arrangements are comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which Hi-tech has the right to advise, consult, manage and operate Shanghai Environmental, and collect and own all of their respective net profits. Additionally, Shanghai Environmental’s shareholders have granted their voting rights over Shanghai Environmental to Hi-tech. In order to further reinforce Hi-tech”s rights to control and operate Shanghai Environmental, Shanghai Environmental and its shareholders have granted Hi-tech, the exclusive right and option to acquire all of their equity interest in Shanghai Environmental or, alternatively, all of the assets of Shanghai Environmental. Further Shanghai Engineering's shareholders have pledged all of their rights, titles and interests in Shanghai Environmental to Hi-tech. As both companies are under common control, this has been accounted for as reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Shanghai Environmental’s results, assets and liabilities in its financial statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

On May 1, 2003, the Shanghai Engineering entered into a cooperative manufacturing agreement with a state-owned enterprise, Shanghai Si Fang Boiler Factory (“Shanghai Si Fang”). Pursuant to the agreement, Shanghai Si Fang leases one of its manufacturing facilities, Shanghai Si Fang Boiler Factory-Vessel Works Division (“Vessel Works Division”) to Shanghai Engineering. Vessel Works Division is a separate legal entity. The agreement is renewed every one to two years and expires on December 31, 2009. According to the agreement, Shanghai Engineering has the following rights: (i) complete control over the operations of Vessel Works Division; (ii) right of use for the property, plant and equipment of Vessel Works Division; (iii) use of “Si Fang” brand name and license for pressure vessels; and (iv) entitled to the net profit of Vessel Works Division. Shanghai Si Fang provides quality control for the manufactured products. Shanghai Engineering pays Shanghai Si Fang rent and a management fee. Although Shanghai Engineering owns none of the outstanding equity interests in Vessel Works Division, the agreement provides Shanghai Engineering control over Vessel Works Division, and the risks and rewards associated with equity ownership.

Shanghai Zhuyi Industry Co. Ltd. (“Zhuyi”) was incorporated in Shanghai on April 10, 2006. The business scope of Zhuyi was trading construction materials, metal materials, mechanical equipment, computers hardware, and providing mechanical equipment design and consultation services. Zhuyi had a registered capital of approximately $63,900 (RMB 500,000). The owners of Zhuyi are Mr. Qi Chen (60%) and Mrs. Jialing Zhou (40%). According to the meeting of shareholders and the revised bylaws dated November 8, 2006, the registered capital was increased to RMB 1,000,000. Zhuyi was closed in July 2007 .

Shanghai Haiyin Hi-Tech Engineering Co. Ltd. (“Haiyin”) was incorporated in Shanghai on December 3, 2003 with registered capital of approximately $2,904,000 (RMB 24,000,000). The owners of Haiyin are Mr. Qinghuan Wu (60%) and Mrs. Jialing Zhou (40%). Haiyin was engaged in Four Technology Services (Development, Transfer, Consultation and other services regarding technologies) in chemical engineering, energy saving, computer and other professional technical fields. Haiyin also was engaged in processing, selling and installation of computer hardware, heat recovery boiler and auxiliary equipment, and chemical engineering devices. In accordance with a shareholders meeting and revision of the company bylaws, the registered capital was decreased to approximately $1,452,000 (RMB 12,000,000) on February 28, 2007 and approximately $121,000 (RMB 1,000,000) on May 28, 2007, separately. Haiyin’s application about closing business was approved by the Chinese government authority in December 2007. Haiyin was closed in February 2008.

Shanghai Environmental was incorporated in Shanghai on May 23, 2007. Shanghai Environmental has a registered capital of approximately $ 67,150(RMB 500,000). The owners of Shanghai Environmental are Mr. Chenqi (60%) and Mrs. Liu Yajun (40%). According to the share transfer meeting on November 6, 2007, the shares of Mr. Qi Chen were transferred to Mr. Qinghuan Wu. Shanghai Environmental is engaged in technical services and business consultation in specific areas of energy resources, environmental protection facilities and computer science.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Through Hi-tech, Poise Profit operates and controls Shanghai Engineering and Shanghai Environmental through the Contractual Arrangements. The reasons that Poise Profit used the Contractual Arrangements to acquire control of Shanghai Engineering and Shanghai Environmental, instead of using a complete acquisition of Shanghai Engineering and Shanghai Environmental’s assets or equity to make Shanghai Engineering and Shanghai Environmental a wholly-owned subsidiary of Poise Profit, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires Shanghai Engineering and Shanghai Environmental be acquired for cash and Poise Profit was not able to raise sufficient funds to pay the full appraised value of Shanghai Engineering and Shanghai Environmental’s assets or shares as required under PRC law.

As all the above entities are under common control, this has been accounted for as a reorganization of entities and the financials statements have been prepared as if the reorganization had occurred retroactively. Poise Profit, Hi-tech, Shanghai Engineering, Shanghai Si Fang Boiler Factory-Vessel Works Division, Zhuyi, Haiyin and Shanghai Environmental are hereinafter referred to as (“the Company”).

Note 2 - Summary of Significant Accounting Policies

(a) Consolidation of variable interest entities

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN 46R"), variable interest entities (VIEs) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin and Shanghai Environmental are VIEs and the Company is the primary beneficiary. Under the requirements of FIN 46R, the Company consolidated the financial statements of Hi-tech, Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin and Shanghai Environmental. As all companies are under common control (see Note 1). The financial statements have been prepared as if the transaction had occurred retroactively. Intercompany items have been eliminated.

(b) Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and allowance for doubtful accounts receivable. Actual results could differ from those estimates.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

(c) Cash and concentration of risk

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC.

Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions or state owned banks within the PRC and in banks located in the Hong Kong which no amounts are covered by insurance. As of December 31, 2007 and 2006, the Company had deposits totaling $395,265 and $147,605 that are not covered by insurance, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the country, and by the general state of the country’s economy. The Company's operations in PRC are subject to specific considerations and significant risks not typically associated with companies in the United States. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

(d) Allowance for doubtful accounts

Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when they believe collection of amounts due are at risk. Accounts considered uncollectible are written off. As of December 31, 2007 and 2006, management concluded its allowance for bad debts in the amount of $237,475 and $61,948, respectively, were sufficient.

(e) Inventories

Inventories are comprised of raw materials and work in progress and are stated at the lower of cost or market value. Costs of work in progress include direct labor, direct materials, and production overhead before the goods are ready for sale.

(f) Plant and equipment, net

Fixed assets are stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs, which do not improve or extend the expected useful lives of the assets, are expensed to operations while major repairs are capitalized.

Management considers that the Company has a 5% residual value for equipment. The estimated useful lives are as follows:

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Transportation equipment	10 years
Machinery equipment	10 years
Office equipment	5-10 years

The gain or loss on disposal of fixed assets is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations.

(g) Impairment of assets

In accordance with Statement of Financial Accounting Standards (‘SFAS”) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized. As of December 31, 2007, management believes there are no impairments of long-lived assets.

(h) Income taxes

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

The Company reviewed the differences between the tax bases under PRC tax laws and financial reporting under US GAAP, and no material differences were found, thus, there were no deferred tax assets or liabilities as of December 31, 2007 and 2006.

Under current PRC tax laws, no tax is imposed in respect to distributions paid to owners except for individual income tax.

(i) Revenue recognition

The Company derives revenues principally from (a) sales of energy recovery systems, (b) provision of design services, and (c) provision of Engineering, Procurement and Construction (“EPC”) services, which are essentially turnkey contracts where the Company provides all services in the whole construction process from design, development, engineering, manufacturing to installation. In providing design services, the Company designs energy recovery systems and other related systems based on a customer's requirements and the deliverable consists of engineering drawings. The customer may elect to engage the Company to manufacture the designed system or choose to present the Company's drawings to other manufacturers for manufacturing and installation. In contrast, when providing EPC services, the customer is purchasing a turnkey energy recovery system and the Company is involved throughout the entire process from design to installation.

Sales of the Company's energy recovery systems and related products are essentially product sales. The products consist mainly of waste heat boilers and other related equipment manufactured according to specific customers’ specifications. Once manufactured, the Company ships the products to its customers in their entirety in one batch. The Company generally recognize revenues from product sales when (i) persuasive evidence of an arrangement exists, which is generally represented by a contract between the Company and the customer; (ii) products are shipped; (iii) title and risk of ownership have passed to the customer, which generally occurs at the time of delivery; (iv) the customer accept the products upon quality inspection performed by them; (v) the purchase price is agreed to between the Company and the customer; and (vi) collectability is reasonably assured. Net revenues represent the invoiced value of products, less returns and discount and net of value-added tax.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

The Company recognizes revenues from design services when the services are provided , the design drawings are delivered, invoices are issued and collectability is reasonably assured. The Company generally delivers the drawings in one batch.

EPC contracts are long-term, complex contracts involving multiple elements, such as design, manufacturing and installation, which all form one integral EPC project. The energy recovery system involved in an EPC project is highly customized to the specific customer's facilities and essentially not transferable to any other facilities without significant modification and cost. It would be difficult, if not impossible, to beneficially use a single element of a specific EPC project on a standalone basis other than in connection with the facilities for which it was intended. Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (1981) issued by the American Institute of Certified Public Accountants ("SOP 81-1") requires use of the percentage of completion method in lieu of the completed contract method when: (a) it is possible to make reasonably reliable estimates of revenue and costs for the construction project; (b) the contract specifies the parties’ rights as to the goods, consideration to be paid and received, and the resulting terms of payment or settlement; (c) the purchaser has the ability and expectation to perform all contractual duties; and (d) the contractor has the same ability and expectation to perform. In contrast, SOP 81-1 provides that the completed contract method should be used in rare circumstances where: (a) the contract is of a short duration; (b) the contract violates any one of the prongs described above for the percentage of completion method; or (c) the project involves documented extraordinary, nonrecurring business risks. EPC contracts are by nature long-term construction-type contracts, usually lasting more than one accounting period, and the Company is able to reasonably estimate the progress toward completion, including contracts revenues and contracts costs. EPC contacts specify the customers' rights to the goods, the consideration to be paid and received, and the terms of payment. Specifically, the Company has the right to require a customer to make progress payments upon completion of determined stages of the project which serve as evidence of the customer’s approval and acceptance of the work completed to date as complying with the terms of the particular EPC contract and upon which we recognize revenue. The risks and rewards of ownership of the installed goods pass to the customer upon completion of each stage of the project. Hence, EPC contracts involve a continuous sale and transfer of ownership rights that occurs as the work progresses as described in paragraph 22 of SOP 81-1. Further, a customer has the right to require specific performance of the contract and the contracts do not involve any documented extraordinary nonrecurring business risks. Finally, according to Accounting Research Bulletin Opinion No. 45, Long-Term Construction-Type Contracts ("ARB 45"), paragraph 15, the percentage of completion method is preferable when recognizing revenue when the estimates of costs of completion and the extent of progress toward completion of long-term contracts are reasonably dependable. For the above-mentioned reasons, the Company recognizes revenues from EPC contracts using the percentage of completion method based on the guidance provided by SOP 81-1 and on the percentage of actual costs incurred to date in relation to total estimated costs for each contract in accordance with ARB 45.

The Company offers a limited warranty to its customers pursuant to which the customers retain between 5% and 10% of the particular contract price as retainage during the limited warranty period (usually one to two years). Pursuant to paragraph 14 of FASB Interpretation No. 45, "Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", when disclosing product warranties, the guarantor is required to disclose: (i) the guarantor’s accounting policy and methodology used in determining its liability for product warranties, and (ii) a tabular reconciliation of the changes in the guarantor’s aggregate product warranty liability for the reporting period. The Company record the retainage as deferred revenue until the customers pay it after the warranty period expires, at which time the Company recognizes it as revenue. The Company has presented a tabular reconciliation of the changes in the Company’s aggregate product warranty liability for the reporting period in Note 9.

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs which totaled $130,789 and $158,070 for the years ended December 31, 2007 and 2006, respectively,

(j) Foreign currency translations

The reporting currency of the Company is the U.S. dollar. Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin and Shanghai Environmental use its local currency, Renminbi (“RMB”) as its functional currency. Hi-tech uses its local currency, Hong Kong dollar (”HK$”) as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the years ended December 31, 2007 and 2006, foreign currency translation (loss) gain was amounted to ($201,559) and $74,961, respectively.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to ($40,125) and $161,434 as of December 31, 2007 and 2006, respectively. The balance sheet accounts with the exception of equity at December 31, 2007 were translated at RMB7.29 to $1.00 or HK$7.80 to $1.00. The average translation rates applied to income and cash flow statement amounts for the year ended December 31, 2007 were RMB7.59 to $1.00 or HK$7.78 to $1.00.

(k) Fair value of financial instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

For certain financial instruments, including cash, accounts, related party and other receivables, accounts payable, other payables and accrued expenses, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. For long-term debt, the carrying amount is assumed to be approximate fair value based on the current rates at which the Company could borrow funds with similar remaining maturities.

(l) Investment

Investments held in companies other than subsidiaries or variable interest entities were usually accounted for by either the cost method or the equity method.

Under both cost method and equity method, an investor records an investment in the stock of an investee at cost. Under the cost method, dividends received are recognized as investment income. Under the equity method, the carrying amount of the investment would be adjusted to reflect the investor's share of the earnings or losses of the investee.

(m) Costs and estimated earnings in excess of billings

The current assets, “Costs and estimated earnings in excess of billings”, represent revenue recognized in excess of amounts bills for the EPC contracts whose revenue are recognized under percentage of completion method.

	2007	2006
Contracts costs incurred plus recognized profits less recognized losses to date	$2,991,865	$-
Less progress billings	1,835,956	-
Costs and estimated earnings in excess of billings	$1,155,909	$-

(n) Recent accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is expected to have no material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 159 is expected to have no material impact on the Company’s consolidated financial statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS No. 141R will have on its financial statements.

Note 3 - Supplemental disclosure of cash flow information

Non-cash transactions for the year ended December 31, 2007 consist of transactions related to the planned dissolution of Haiyin (see note 1). The plan to dissolve Haiyin was approved by Haiyin's shareholders at a shareholder’s meeting and by the relevant Chinese government authority.

Haiyin decreased its registered capital from approximately $2,904,000 (RMB 24,000,000) twice in 2007 in an aggregate amount of approximate $3,028,000 (RMB23, 000,000) pursuant to a plan to dissolve Haiyin gradually by first decreasing its registered capital to a minimum amount. In lieu of paying cash to Haiyin's shareholders as a return of the shareholders' capital upon the first decrease of Haiyin's capital of approximately $1,452,000 (RMB 12,000,000), Haiyin transferred its entire non-controlling interest in Zhejiang Jia Hua Industry Park Investment Development Co. Ltd., valued at approximately $1.4 million (RMB11,250,000), to its shareholders. The amount payable upon the second decrease of approximately $1,330,994 (RMB 11,000,000) was offset against receivables from the shareholders.

No material non-cash transactions occurred in 2006.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 4 - Accounts receivables

The following table presents rollforward for allowance for bad debts in 2006 and 2007:

Allowance for bad debt, 1/1/2006	$74,490
Addition	-
Recovery	(17,134)
Translation adjustment	4,592
Allowance for bad debt, 12/31/2006	$61,948
Addition	171,556
Recovery	(7,111)
Translation adjustment	11,082
Allowance for bad debt, 12/31/2007	$237,475

As of December 31, 2007 and 2006, accounts receivable consisted of the following:

	2007	2006
Accounts receivable	$1,402,913	$2,115,787
Allowance for bad debts	(237,475)	(61,948)
Accounts receivable, net	1,165,438	2,053,839
Long term accounts receivable, retainage	(588,433)	-
Account receivable - current, net	$577,005	$2,053,839

The Company offers a limited warranty to its customers pursuant to which the customers retain between 5% and 10% of the particular contract price as retainage for pending completion of quality inspection during the limited warranty period. Generally, the Company provides most of its customers with a limited one to two years warranty period during which to complete the quality inspection. The Company records the retainage as deferred revenue (see note 9). When the sold products pass the quality inspection or the warranty period expires, customers pay the retainage fee and the Company recognizes sales revenue.

In 2006, the aging of all the retainage amounts contained in the respective accounts receivable did not exceed 12 months. Therefore, in 2006, the Company did not reclassify any retainage amounts as long term accounts receivable, retainage.

As of December 31, 2007 and 2006, amounts billed under contracted retainage provisions were $930,546 and $710,859, respectively. These amounts are included in deferred revenue until earned.

The following table consists of long term accounts receivable, retainage expected to be collected for the year ended December 31, 2008.

For the year ended December 31,	Amount
2008	$588,433
Thereafter	-
Total	$588,433

Note 5 - Related Party Transactions

As of December 31, 2007 and 2006, the Company had the following amounts due from/to Mr.Wu, the shareholder of Poise Profits and all its VIEs, and Zhejiang JiaHua industry Co., Ltd. the controlling shareholder of Zhejiang Jia Hua Industry Park Investment Development Co. Ltd., in which the Company had non-controlling ownership before May 28, 2007.

	2007	2006

Loan to shareholder, Mr. Wu	$463,663	$1,250,547
Zhejiang Jiahua industry Co. Ltd. ,
Account receivable	$572,036	$-
Customer deposit	$-	$185,174
Other payable	$60,819	$417,864

All due from/to related parties were for convenience purpose and will be settled on demand with cash.

In 2005, Shanghai Engineering entered into agreements with the son of Mr. Wu to lease an office. For the years ended December 31, 2007 and 2006, the Company incurred and paid $8,000 each year to Mr. Wu for rental expense.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 6 - Inventories

As of December 31, 2007 and 2006, inventories consist of the following:

	2007	2006
Raw materials	$1,228,140	$1,177,567
Work in progress	4,034,189	1,506,954
Total	$5,262,329	$2,684,521

There was no allowance for potential losses on inventories as of December 31, 2007 and 2006.

Note 7 - Plant and equipment, Net

As of December 31, 2007 and 2006, plant and equipment consist of following:

	2007	2006
Machinery equipment	$461,466	$282,838
Transportation equipment	232,871	194,290
Office equipment	232,514	149,784
Subtotal:	926,851	629,912
Accumulated depreciation:	(277,459)	(209,098)
Plant and equipment, net	$649,392	$417,814

Depreciation expense for the years ended December 31, 2007 and 2006 were $51,715 and $55,667, respectively.

Note 8 - Investment

On January 17, 2003, the Company invested approximately $1.4 million (RMB11, 250,000) in Zhejiang Jia Hua Industry Park Investment Development Co. Ltd., (“Jia Hua Investment”) and had 7.5% non-controlling ownership interest at December 31, 2006. The investment was recorded under the cost method according to APB opinion No. 18 “The Equity Method of Accounting for Investments in Common stock”.

On May 23, 2007, the Company transferred its entire non-controlling interest in Jia Hua Investment to Mr. Qinghuan Wu and Mrs. Jialing Zhou.

No dividend was declared or paid to the Company in 2006 and 2007.

Note 9 - Deferred revenue

The Company's revenue recognition policy and methodology used in determining its liability for product warranties is disclosed in note 2(i) to these consolidated financial statements and a tabular reconciliation of the changes in the Company’s aggregate product warranty liability for the reporting period is included below.

Deferred revenue represents the retainage held by customers for quality inspection process. When the products pass the inspection, customers pay the retainage fee and the Company recognizes sales revenue (See note 4). As of December 31, 2007 and 2006, deferred revenue amounted to $930,546 and $710,859, respectively. The following table presents rollforward for deferred revenue in 2006 and 2007:

Deferred revenue, 1/1/2006	$547,043
Addition	314,693
Collection	(172,390)
Translation adjustment	21,513
Deferred revenue, 12/31/2006	$710,859
Addition	532,220
Collection	(368,626)
Translation adjustment	56,093
Deferred revenue, 12/31/2007	$930,546

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 10 - Commitments and Contingencies

Operating lease

As of December 31, 2007, the Company had commitments under operating lease with Mr. Wu (see Note 5) for office premises, requiring annual minimum future rentals as follows:

For years ended December 31,	Amount
2008	$8,000
2009	8,000
Total	$16,000

As of December 31, 2007 and 2006, the Company did not have any contingent liabilities.

Note 11 - Taxation

Pursuant to the PRC Income tax laws, Shanghai Engineering is subject to enterprise income tax at a statutory rate of 15% as a high technology entity.

Vessel Works Division is subject to enterprise income tax at a statutory rate of 33%. No provision for taxation has been made for Hi-tech for the year ended December 31, 2007 and 2006, as they did not generate any taxable profits during the periods.

Zhuyi is subject to enterprise income tax at a statutory rate of 6% of design service revenue and 0.6% of products revenue.

Haiyin is subject to enterprise income tax at a statutory rate of 4% of service revenue and 0.5% of products revenue.

Shanghai Environmental enjoyed a tax exemption from June 2007 to December 2008 according to tax bureau declaration.

	2007	2006
Provision for China Income Tax	$82,764	$43,103
Provision for China Local Tax	8,277	4,310
Total provision for taxes	$91,041	$47,413

The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended December 31, 2007 and 2006.

	2007	2006
China income taxes	33.0	33.0
China income tax exemption	(12.5)	(19.9)
Effective tax rate	20.5%	13.1%

The estimated tax savings from the tax exemptions for the years ended December 31, 2007 and 2006 amounted to $170,028 and $72,001, respectively.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Value added tax

VAT on sales and VAT on purchases in amounted to $2,999,140 and $1,922,615 for the year ended December 31, 2007 and $1,300,070 and $906,169 for the year ended December 31, 2006, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes payable at December 31, 2007 and 2006 consisted of the following:

	2007	2006

VAT tax	$490,875	$492,973
Other taxes	228,257	45,368
Total tax payable	$719,132	$538,341

Note 12 - Segment Information and Concentrations of Credit Risk

The Company has three major types of revenue (i) manufacture and sale of products; (ii) design services and (iii) EPC contracts that involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. Revenue by the above categories for the years ended December 31, 2007 and 2006 are summarized as follows:

	2007	2006
Revenue:
Product	$8,196,163	$5,168,984
Services	439,745	287,699
EPC contracts	3,210,984	-
Totals	$11,846,892	$5,456,683

For the year ended December 31, 2007, the top five customers counted for 66.7% of the Company’s total income. For the year ended December 31, 2006, 66.7% of the Company’s total sales were from seven customers. Receivables from those customers were 61.5% and 43.1% of total account receivables at December 31, 2007 and 2006, respectively.

There was no change of revenue arrangements from 2006 to 2007 except that the Company entered into an EPC contract with one customer at its request in 2007 while the Company did not enter into any EPC contract in 2006. The Company is among the few players who have the engineering capacity to offer EPC services in China and EPC services are usually provided only upon customers' request.

Note 13 - Retirement Benefits

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company and its PRC subsidiary are required to maintain a defined contribution retirement plan for all of its employees who are residents of the PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributes to a state sponsored retirement plan approximately 22% of the base salary of each of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable for all past and present employees.

The Company made $60,423 and $58,584 contributions of employment benefits, including pension in the period ended December 31, 2007 and 2006, respectively.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 14 - Statutory reserve

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company and its PPC subsidiary are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the Company is required to allocate 15% (10% starting from January 1, 2007) its profits after taxes, as determined in accordance with the PRC accounting standards applicable to the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the Company.

The transfer to this reserve must be made before distribution of any dividend to shareholders. For the year ended December 31, 2007 and 2006, the Company transferred $39,517 and $55,580, respectively, representing 10% of the year’s net income determined in accordance with PRC accounting rules and regulations, to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Note 15 - Contribution receivables

Contribution receivables represented receivables from the shareholders of Hi-tech. As of December 31, 2007, contribution receivables amounted to $1,000.

Note 16 - Subsequent events

Shanghai Haiyin Hi-Tech Engineering Co. Ltd. was closed in January 2008.

On January 24, 2008, Poise Profit and its shareholders entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with China Energy Recovery, Inc (formerly known as MMA Media Inc.) (“CER”). Pursuant to the terms of the Share Exchange Agreement, CER agreed to acquire all of the issued and outstanding shares of Poise Profit’s common stock in exchange for 20,757,090 shares of CER’s common stock on a post-stock split basis (the “Share Exchange”). The Share Exchange closed on April 15, 2008.

On April 15, 2008 and as a condition to closing of the Share Exchange, CER entered into Securities Purchase Agreements with 25 accredited investors pursuant to which CER issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08 with each unit consisting of one share of CER's Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase one-half of one share of CER's common stock at an exercise price of $2.58 per share on a post-stock split basis.

On April 16, 2008, CER conducted a 1-for-2 reverse stock split pursuant to which each two shares of CER’s common stock issued and outstanding on the record date of April 15, 2008 was converted into one share of CER’s common stock. As a result, the total number of shares of common stock issuable upon conversion of CER's Series A Convertible Preferred Stock and warrants became 5,905,683 on April 16, 2008 on a post-split basis for $8,504,181.

CER was a shell company with limited activities prior to the closing of the Share Exchange. At the closing of the Share Exchange, the shareholders of Poise Profit received 81.5% of CER's issued and outstanding common stock, thus holding the majority of the voting rights in CER, and were granted the right to designate four directors out of the five members of CER's board of directors and to appoint CER's executive officers. Therefore, the Share Exchange transaction is deemed to be a reverse acquisition and recapitalization. Upon the closing of the transaction, Poise Profit became a wholly-owned subsidiary of CER.

In accordance with Section F, “Reverse Acquisition - Accounting Issues,” of the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the Securities and Exchange Commission, CER is considered the accounting acquiree and Poise Profit the accounting acquirer in the Share Exchange. Further, Pursuant to Paragraph 17 of SFAS No. 141R, in business combinations, the acquirer shall classify or designate the identifiable assets acquired and liabilities assumed as necessary to subsequently apply other GAAP as of the acquisition date. The acquirer shall make those classifications or designations on the basis of the contractual terms, economic conditions, its operating or accounting policies, and other pertinent conditions as they exist at the acquisition date. Thus, the consolidated financial statements of the combined entity will be in substance those of Poise Profit, with the assets and liabilities, and revenues and expenses of CER being included effective from the date of the consummation of the Share Exchange. CER is deemed to be a continuation of Poise Profit's business. The shares of CER’s common stock outstanding before the Share Exchange will be accounted for at their net book value and no goodwill will be recognized. The new common stock issued to the Poise Profit shareholders will be accounted for at their net book value as well.

On March 5, 2008, Hi-tech and Shanghai Engineering jointly formed Shanghai Engineering Investment Consultation Co., Ltd (“JV Entity”) under laws of the People’s Republic of China; JV Entity is 10% owned by Shanghai Engineering and 90% owned by Hi-tech with registered capital of approximately $8.9 million (RMB 65,000,000). On March 21, 2008, JV Entity received the Enterprise Corporation Business License from Shanghai Administration for Industry and Commerce.

On April 24, 2008, $6 million was contributed to JV Entity as its registered capital.
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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED MARCH 31, 2008 AND DECEMBER 31, 2007

Page No.

Poise Profit International Limited and Subsidiaries Consolidated Balance Sheets as of March 31, 2008 (unaudited) and December 31, 2007	FFFF-2

Poise Profit International Limited and Subsidiaries Consolidated Statements of Income and Other Comprehensive Income for the Three Months ended March 31, 2008 and 2007 (unaudited)	FFFF-3

Poise Profit International Limited and Subsidiaries Consolidated Statements of Shareholders' Equity for the Three Months ended March 31, 2008 and 2007 (unaudited)	FFFF-4

Poise Profit International Limited and Subsidiaries Consolidated Statements of Cash Flows for the Three Months ended March 31, 2008 and 2007 (unaudited)	FFFF-5

Poise Profit International Limited and Subsidiaries Notes to the Consolidated Financial Statements (unaudited)	FFFF-6

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007

ASSETS

	March 31,	December 31,
	2008	2007
	UNAUDITED
CURRENT ASSETS:
Cash	$406,375	$395,265
Accounts receivable, net of allowance for doubtful accounts of $164,782
and $237,475 as of March 31, 2008 and December 31, 2007, respectively	5,047,713	577,005
Accounts receivable - related parties	-	572,036
Notes receivable	541,001	351,799
Inventories	6,048,251	5,262,329
Costs and estimated earnings in excess of billings	-	1,155,909
Other receivables	17,674	37,852
Advances on inventory purchases	1,819,625	1,995,345
Total current assets	13,880,639	10,347,540

PLANT AND EQUIPMENT, net	682,410	649,392

OTHER ASSETS:
Deferred expense	1,571	-
Long term accounts receivable, retainage	59,119	588,433
Due from shareholder	511,501	463,663
Total assets	$15,135,240	$12,049,028

LIABILITIES AND SHAREHOLDER S' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,597,346	$2,196,508
Other payables	416,924	275,591
Other payables - related parties	63,348	60,819
Accrued liabilities	70,873	27,850
Customer deposits	9,023,848	8,052,570
Customer deposits - related parties	346,661	-
Taxes payable	995,174	719,132
Deferred revenue	1,171,751	930,546
Short term loan payable	371,280	-
Total current liabilities	15,057,205	12,263,016

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Common stock ($1 par value, 1,000 shares authorized, issued
and outstanding as of March 31, 2008 and December 31, 2007)	1,000	1,000
Paid-in-capital	10,204,650	1,102,300
Contribution receivables	(9,231,000)	(1,000)
Accumulated deficit	(1,088,417)	(1,480,921)
Statutory reserves	251,350	204,758
Accumulated other comprehensive loss	(59,548)	(40,125)
Total shareholders' equity	78,035	(213,988)
Total liabilities and shareholders' equity	$15,135,240	$12,049,028

The accompanying notes are an integral part of these consolidated statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

	2008	2007

REVENUES	$4,182,472	2,027,202

COST OF SALES	3,132,996	1,797,906

GROSS PROFIT	1,049,476	229,296

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	195,519	271,724

INCOME (LOSS) FROM OPERATIONS	853,957	(42,428)

OTHER (EXPENSE) INCOME, NET
Non-operating income, net	1,607	1,573
Interest expense, net	(1,573)	(14,556)
Total other income (expense), net	34	(12,983)

INCOME (LOSS) FROM OPERATIONS BEFORE
PROVISION FOR INCOME TAXES	853,991	(55,411)

PROVISION FOR INCOME TAXES	141,280	6,326

NET INCOME (LOSS)	712,711	(61,737)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(19,423)	20,501

COMPREHENSIVE INCOME (LOSS)	$693,288	$(41,236)

The accompanying notes are an integral part of these consolidated statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

					Accumulated deficit		Accumulated other
	Common stock		Paid-in	Contribution		Statutory	comprehensive
	Shares	Par value	capital	receivable	Unrestricted	reserves	income	Totals

BALANCE, January 1, 2007	1,000	$1,000	$3,818,150	$(1,000)	$(1,871,567)	$165,241	$161,434	$2,273,258

Shareholder distribution from VIE					(210,756)			(210,756)
Adjustment to statutory reserve					(7,378)	7,378		-
Net loss					(61,737)			(61,737)
Foreign currency translation gain							20,501	20,501
BALANCE, March 31, 2007, Unaudited	1,000	$1,000	$3,818,150	$(1,000)	$(2,151,438)	$172,619	$181,935	$2,021,266

Shareholder contribution			67,150					67,150
Owner capital withdraw			(2,783,000)					(2,783,000)
Adjustment to statutory reserve					(32,139)	32,139		-
Net income					702,656			702,656
Foreign currency translation loss							(222,060)	(222,060)
BALANCE, December 31, 2007	1,000	$1,000	$1,102,300	$(1,000)	$(1,480,921)	$204,758	$(40,125)	$(213,988)

Shareholder distribution from VIE					(236,064)			(236,064)
Distribution from discontinued VIE			(127,650)		(12,652)	(24,899)	(8,794)	(173,995)
Registered capital to be received			9,230,000	(9,230,000)
Adjustment to statutory reserve					(71,491)	71,491		-
Net income					712,711			712,711
Foreign currency translation loss							(10,629)	(10,629)
BALANCE, March 31, 2008, Unaudited	1,000	$1,000	$10,204,650	$(9,231,000)	$(1,088,417)	$251,350	$(59,548)	$78,035

The accompanying notes are an integral part of these consolidated statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$712,711	$(61,737)
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	26,055	15,323
Change in allowance for uncollectible accounts	(80,814)	-
Change in operating assets and liabilities
Accounts receivable	(3,729,524)	(69,381)
Accounts receivable - related parties	583,176	-
Notes receivable	(170,872)	116,452
Inventories	(555,104)	(415,169)
Costs and estimated earnings in excess of billings	1,178,419	-
Other receivable	21,291	396
Advances on inventory purchases	253,186	(478,669)
Other assets	(1,537)	(685)
Accounts payable	302,952	135,672
Other payables	127,119	(8,063)
Other payables - related parties	-	10,391
Accrued liabilities	40,975	61,093
Customer deposits	622,983	791,574
Customer deposits - related parties	339,306	186,765
Taxes payable	240,921	(143,613)
Deferred revenue	198,220	20,949
Net cash provided by operating activities	109,463	161,298

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase plant and equipment	(31,944)	(16,235)
Proceeds received from shareholder	-	48,485
Net cash (used in) provided by investing activities	(31,944)	32,250

CASH FLOWS FINANCING ACTIVITIES:
Repayment of a loan from a shareholder	(27,954)	-
Distribution from discontinued VIE	(139,770)	-
Shareholder distribution from VIE	(236,064)	(210,756)
Cash proceeds from short term bank loans	361,920	282,040
Net cash (used in) provided by financing activities	(41,868)	71,284

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	(24,541)	(3,450)

INCREASE IN CASH	11,110	261,382

CASH, beginning of period	395,265	147,605

CASH, end of period	$406,375	$408,987

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$4,373	$3,995

Cash paid for income taxes	$20,583	$6,169

The accompanying notes are an integral part of these consolidated statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Note 1 - Organization

Poise Profit International Limited (“Poise Profit”) was incorporated on November 23, 2007, under the laws of the British Virgin Islands. The majority shareholders of Poise Profit are Chinese citizens. Poise Profit is an off-shore holding company and has no business activities.

Poise Profit owns 100% of HAIE Hi-tech Engineering (Hong Kong) Company, Limited (“Hi-tech”). Hi-tech was incorporated in Hong Kong on January 4, 2002. Hi-tech has a registered capital of HK$10,000 (approximately $1,000). Hi-tech, through its variable interest entities located in the People’s Republic of China (“PRC”), designs, develops, manufactures and markets, waste heat boilers and pressure vessels in the fields of chemical industry, petrochemical industry, oil refinery, fine chemicals, water and power conservancy, metallurgical, environmental protection, waste heat utilization and power generation from waste heat recovery.

Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd (“Shanghai Engineering”) was established in July 1999 and has a registered capital of RMB 6,500,000 (approximately $805,000). The owners of Shanghai Engineering are Mr. Qinghuan Wu (60%) and Mrs. Jialing Zhou (40%). Mr. Wu is the executive director of Shanghai Engineering. Mr. Wu and Mrs. Zhou are husband and wife.

On December 28, 2005 and effective January 1, 2006, Hi-tech entered into a series of contractual arrangements with Shanghai Engineering and its shareholders comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which Hi-tech has the right to advise, consult, manage and operate Shanghai Engineering, and collect and own all of its net profits. Additionally, Shanghai Engineering’s shareholders have granted their voting rights over Shanghai Engineering to Hi-tech. In order to further reinforce Hi-tech’s rights to control and operate Shanghai Engineering, Shanghai Engineering and its shareholders have granted Hi-tech the exclusive right and option to acquire all of their equity interests in Shanghai Engineering or, alternatively, all of the assets of Shanghai Engineering. Further, Shanghai Engineering shareholders have pledged all of their rights, titles and interests in Shanghai Engineering to Hi-tech. As both companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. Poise Profit consolidates Shanghai Engineering’s results, assets and liabilities in its financial statements.

On December 28, 2005 and effective January 1, 2006, Hi-tech entered into a series of contractual arrangements with Shanghai Xin Ye Environmental Protection Engineering Technology Co., Ltd (“Shanghai Environmental”) and its shareholders comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which Hi-tech has the right to advise, consult, manage and operate Shanghai Environmental, and collect and own all of its net profits. Additionally, Shanghai Environmental’s shareholders have granted their voting rights over Shanghai Environmental to Hi-tech. In order to further reinforce Hi-tech's rights to control and operate Shanghai Environmental, Shanghai Environmental and its shareholders have granted Hi-tech the exclusive right and option to acquire all of their equity interest in Shanghai Environmental or, alternatively, all of the assets of Shanghai Environmental. Further, Shanghai Engineering's shareholders have pledged all of their rights, titles and interests in the Shanghai Environmental . As both companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. Poise Profit consolidates Shanghai Environmental’s results, assets and liabilities in its financial statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

On May 1, 2003, Shanghai Engineering entered into a cooperative manufacturing agreement with a state-owned enterprise, Shanghai Si Fang Boiler Factory (“Shanghai Si Fang”). Pursuant to the agreement, Shanghai Si Fang leases one of its manufacturing facilities, Shanghai Si Fang Boiler Factory-Vessel Works Division (“Vessel Works Division”) to Shanghai Engineering. Vessel Works Division is a separate legal entity. The agreement is renewed every one to two years and expires on December 31, 2009. According to the agreement, Shanghai Engineering has the following rights: (i) complete control over the operations of Vessel Works Division; (ii) right of use of the property, plant and equipment of Vessel Works Division; (iii) use of the “Si Fang” brand name and license for pressure vessels; and (iv) right to the net profit of Vessel Works Division. Shanghai Si Fang provides quality control for the manufactured products. Shanghai Engineering pays Shanghai Si Fang rent and a management fee. Although Shanghai Engineering owns none of the outstanding equity interests in Vessel Works Division, the agreement provides Shanghai Engineering control over Vessel Works Division and the risks and rewards associated with equity ownership. Shanghai Engineering and Vessel Works Division are the primary operating entities owned or controlled by Poise Profit.

Shanghai Zhuyi Industry Co. Ltd. (“Zhuyi”) was incorporated in Shanghai on April 10, 2006. The business scope of Zhuyi was trading in construction materials, metal materials, mechanical equipment, and computers hardware, and providing mechanical equipment design and consultation services. Zhuyi had a registered capital of approximately $63,900 (RMB 500,000). The owners of Zhuyi were Mr. Qi Chen (60%) and Mrs. Jialing Zhou (40%). According to the meeting of shareholders and the revised bylaws dated November 8, 2006, the registered capital was increased to RMB 1,000,000. Zhuyi was dissolved in July 2007. Capital of $127,650 (RMB1,000,000) was returned to the owner in January 2008.

Shanghai Haiyin Hi-Tech Engineering Co. Ltd. (“Haiyin”) was incorporated in Shanghai on December 3, 2003 with registered capital of approximately $2,904,000 (RMB 24,000,000). The owners of Haiyin were Mr. Qinghuan Wu (60%) and Mrs. Jialing Zhou (40%). Haiyin was engaged in four technology services (development, transfer, consultation and other technology services) in chemical engineering, energy saving, computer and other professional technical fields. Haiyin also was engaged in processing, selling and installation of computer hardware, heat recovery boiler and auxiliary equipment, and chemical engineering devices. In accordance with a shareholders meeting and revision of the company bylaws, the registered capital was decreased to approximately $1,452,000 (RMB 12,000,000) on February 28, 2007 and approximately $121,000 (RMB 1,000,000) on May 28, 2007, separately. Haiyin’s application about closing business was approved by the Chinese government authority in December 2007. Haiyin was dissolved in January 2008. Haiyin had no business activity after December of 2007, and the remaining registered capital of $121,000 had not been returned to the owner as of March 31, 2008.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Shanghai Environmental was incorporated in Shanghai on May 23, 2007. Shanghai Environmental has a registered capital of approximately $67,150 (RMB 500,000). The owners of Shanghai Environmental are Mr. Qi Chen (60%) and Mrs. Yajun Liu (40%). According to the share transfer meeting on November 6, 2007, the shares of Mr. Qi Chen was transferred to Mr. Wu Qinghuan. Shanghai Environmental is engaged in technical services and business consultation in specific areas of energy resources, environmental protection facilities and computer science.

Through Hi-tech, Poise Profit operates and controls Shanghai Engineering and Shanghai Environmental through the contractual arrangements described above. The reasons that Poise Profit used the contractual arrangements to acquire control over Shanghai Engineering and Shanghai Environmental, instead of acquiring Shanghai Engineering and Shanghai Environmental’s assets or equity, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires Shanghai Engineering and Shanghai Environmental to be acquired for cash and Poise Profit was not able to raise sufficient funds to pay the full appraised value of Shanghai Engineering and Shanghai Environmental’s assets or equity as required under PRC law.

On March 5, 2008, Hi-tech and Shanghai Engineering jointly formed Shanghai Engineering Investment Consultation Co., Ltd. (“JV Entity”). JV Entity is 10% owned by Shanghai Engineering and 90% owned by Hi-tech with registered capital of approximately $9.23 million (RMB 65,000,000). On March 21, 2008, JV Entity received an Enterprise Corporation Business License from the Shanghai Administration for Industry and Commerce. The promised registered capital for JV Entity of $9.23 million had not been contributed as of March 31, 2008. As of March 31, 2008 and December 31, 2007, Contribution receivables amounted to $9,231,000 and $1,000, respectively.

As all the above entities are under common control, the arrangements described above have been accounted for as a reorganization of entities and the financials statements have been prepared as if the reorganization had occurred retroactively. Poise Profit, Hi-tech, Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin, Shanghai Environmental, and JV Entity are collectively hereinafter referred to as (“the Company”).

Note 2 - Summary of Significant Accounting Policies

(a) Consolidation of variable interest entities

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”), variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin, JV Entity and Shanghai Environmental are VIEs and that the Company is the primary beneficiary. Under the requirements of FIN 46R, the Company consolidated the financial statements of Hi-tech, Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin and Shanghai Environmental. As all companies are under common control (see Note 1), the financial statements have been prepared as if the arrangements described above had occurred retroactively. Intercompany items have been eliminated.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

(b) Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Management has included all normal recurring adjustments considered necessary to give a fair presentation of operating results for the periods presented. Interim results are not necessarily indicative of results for a full year. The information included in these interim financial statements should be read in conjunction with information included in the Company's financial statements for the years ended December 31, 2007 and 2006 appearing elsewhere in this prospectus and in the Company's Current Report on Form 8-K filed on April 21, 2008, as amended.

(c) Cash and concentration of risk

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC. Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions or state owned banks within the PRC and in banks located in Hong Kong which amounts are not covered by insurance. As of March 31, 2008 and December 31, 2007, the Company had deposits totaling $406,375 and $395,265 that are not covered by insurance, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the country, and by the general state of the country’s economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies carrying out operations in the United States. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

(d) Allowance for doubtful accounts

Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when they believe collection of amounts due are at risk. Accounts considered uncollectible are written off. As of March 31, 2008 and December 31, 2007, management concluded its allowance for bad debts in the amount of $164,782 and $237,475, respectively, were sufficient.

(e) Inventories

Inventories are comprised of raw materials and work in progress and are stated at the lower of cost or market value. Costs of work in progress include direct labor, direct materials, and production overhead before the goods are ready for sale.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

(f) Plant and equipment, net

Fixed assets are stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs, which do not improve or extend the expected useful lives of the assets, are expensed to operations while major repairs are capitalized.

Management considers that the Company has a 5% residual value for equipment. The estimated useful lives are as follows:

Transportation equipment	10 years
Machinery equipment	10 years
Office equipment	5-10 years

The gain or loss on disposal of fixed assets is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations.

(g) Impairment of assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company evaluates its long-lived assets to determine whether events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized. As of March 31, 2008 and December 31, 2007, management believes there are no impairments of long-lived assets.

(h) Income taxes

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

The Company reviewed the differences between the tax bases under PRC tax laws and financial reporting under US GAAP, and no material differences were found, thus, there were no deferred tax assets or liabilities as of March 31, 2008 and December 31, 2007.

Under current PRC tax laws, no tax is imposed in respect to distributions paid to owners except for individual income tax.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

(i) Revenue recognition

The Company derives revenues principally from (a) sales of energy recovery systems, (b) provision of design services, and (c) provision of Engineering, Procurement and Construction (“EPC”) services, which are essentially turnkey contracts where the Company provides all services in the whole construction process from design, development, engineering, manufacturing to installation. In providing design services, the Company designs energy recovery systems and other related systems based on a customer's requirements and the deliverable consists of engineering drawings. The customer may elect to engage the Company to manufacture the designed system or choose to present the Company's drawings to other manufacturers for manufacturing and installation. In contrast, when providing EPC services, the customer is purchasing a turnkey energy recovery system and the Company is involved throughout the entire process from design to installation.

Sales of the Company's energy recovery systems and related products are essentially product sales. The products consist mainly of waste heat boilers and other related equipment manufactured according to specific customers’ specifications. Once manufactured, the Company ships the products to its customers in their entirety in one batch. The Company generally recognize revenues from product sales when (i) persuasive evidence of an arrangement exists, which is generally represented by a contract between the Company and the customer; (ii) products are shipped; (iii) title and risk of ownership have passed to the customer, which generally occurs at the time of delivery; (iv) the customer accepts the products upon quality inspection performed by them; (v) the purchase price is agreed to between the Company and the customer; and (vi) collectability is reasonably assured. Net revenues represent the invoiced value of products, less returns and discounts, and net of value-added tax.

The Company recognizes revenues from design services when the services are provided, the design drawings are delivered, invoices are issued and collectability is reasonably assured. The Company generally delivers the drawings in one batch.

EPC contracts are long-term, complex contracts involving multiple elements, such as design, manufacturing and installation, which all form one integral EPC project. The energy recovery system involved in an EPC project is highly customized to the specific customer's facilities and essentially not transferable to any other facilities without significant modification and cost. It would be difficult, if not impossible, to beneficially use a single element of a specific EPC project on a standalone basis other than in connection with the facilities for which it was intended. Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (1981) issued by the American Institute of Certified Public Accountants ("SOP 81-1") requires use of the percentage of completion method in lieu of the completed contract method when: (a) it is possible to make reasonably reliable estimates of revenue and costs for the construction project; (b) the contract specifies the parties’ rights as to the goods, consideration to be paid and received, and the resulting terms of payment or settlement; (c) the purchaser has the ability and expectation to perform all contractual duties; and (d) the contractor has the same ability and expectation to perform. In contrast, SOP 81-1 provides that the completed contract method should be used in rare circumstances where: (a) the contract is of a short duration; (b) the contract violates any one of the prongs described above for the percentage of completion method; or (c) the project involves documented extraordinary, nonrecurring business risks. EPC contracts are by nature long-term construction-type contracts, usually lasting more than one accounting period, and the Company is able to reasonably estimate the progress toward completion, including contracts revenues and contracts costs. EPC contacts specify the customers' rights to the goods, the consideration to be paid and received, and the terms of payment. Specifically, the Company has the right to require a customer to make progress payments upon completion of determined stages of the project which serve as evidence of the customer’s approval and acceptance of the work completed to date as complying with the terms of the particular EPC contract and upon which we recognize revenue. The risks and rewards of ownership of the installed goods pass to the customer upon completion of each stage of the project. Hence, EPC contracts involve a continuous sale and transfer of ownership rights that occurs as the work progresses as described in paragraph 22 of SOP 81-1. Further, a customer has the right to require specific performance of the contract and the contracts do not involve any documented extraordinary nonrecurring business risks. Finally, according to Accounting Research Bulletin Opinion No. 45, Long-Term Construction-Type Contracts ("ARB 45"), paragraph 15, the percentage of completion method is preferable when recognizing revenue when the estimates of costs of completion and the extent of progress toward completion of long-term contracts are reasonably dependable. For the above-mentioned reasons, the Company recognizes revenues from EPC contracts using the percentage of completion method based on the guidance provided by SOP 81-1 and on the percentage of actual costs incurred to date in relation to total estimated costs for each contract in accordance with ARB 45.

The Company offers a limited warranty to its customers pursuant to which the customers retain between 5% and 10% of the particular contract price as retainage during the limited warranty period (usually one to two years). Pursuant to paragraph 14 of FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, when disclosing product warranties, the guarantor is required to disclose: (i) the guarantor’s accounting policy and methodology used in determining its liability for product warranties, and (ii) a tabular reconciliation of the changes in the guarantor’s aggregate product warranty liability for the reporting period. The Company records the retainage as deferred revenue until the customers pay it after the warranty period expires, at which time the Company recognizes it as revenue. Further, a tabular reconciliation of the changes in the company’s aggregate product warranty liability for the reporting period is included in note 7 to these consolidated financial statements.

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs which totaled $87,396 and $2,800 for the three months ended March 31, 2008 and 2007, respectively,

(j) Foreign currency translations

The reporting currency of the Company is the U.S. dollar. Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin, JV Entity and Shanghai Environmental use their local currency, Renminbi (“RMB”) as their functional currency. Hi-tech uses its local currency, Hong Kong dollar (”HK$”) as its functional currency. Results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the three months ended March 31, 2008 and 2007, foreign currency translation (loss) gain amounted to ($19,423) and $20,501, respectively.

The PRC government imposes significant currency exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to ($59,548) and ($40,125) as of March 31, 2008 and December 31, 2007, respectively. The balance sheet accounts with the exception of equity at March 31, 2008 were translated at RMB7.00 to $1.00 or HK$7.78 to $1.00, and were translated at RMB7.29 to $1.00 or HK$7.80 to $1.00 at December 31, 2007.

The average translation rates applied to income and cash flow statement amounts for the three months ended March 31, 2008 and 2007 were RMB7.10 to $1.00 or HK$7.79 to $1.00, and RMB7.75 to $1.00 or HK7.81 to $1.00, respectively.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

(k) Fair value of financial instruments

On January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measurements. The carrying amounts reported in the balance sheets for current assets and current liabilities qualify as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company’s long term accounts receivable, retainage amounted to $59,119 at March 31, 2008. Because there is no quoted or observable market price for the fair value of retainage, the Company used the level 3 inputs for its valuation methodology. The determination of the fair value was based on the contracted amount. The contracted amount of the long term accounts receivable, retainage approximated the fair value as of March 31, 2008.

The balance of Due from shareholder was $511,501 at March 31, 2008. Because Due from shareholders was expected to be collected in the near future, the Company used the level 3 inputs for its valuation methodology. The determination of the fair value was based on the carrying value. The carrying value of the Due from shareholder approximated the fair value as of March 31, 2008.

	Carrying Value as of March 31, 2008	Fair Value Measurements at March 31, 2008 Using Fair Value Hierarchy
Assets		Level 1	Level 2	Level 3

Long term accounts receivable, retainage	$59,119			$59,119

Due from shareholder	$511,501			$511,501

The Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value in accordance with SFAS No. 157.

(I) Costs and estimated earnings in excess of billings

The current assets, “Costs and estimated earnings in excess of billings”, represent revenue recognized in excess of amounts bills for the EPC contracts whose revenue are recognized under the percentage of completion method.

	March 31, 2008	December 31, 2007
	(Unaudited)
Contracts costs incurred plus recognized profits less recognized losses to date	$-	$2,991,865
Less progress billings	-	1,835,956
Costs and estimated earnings in excess of billings	$-	$1,155,909

(m) Recent accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 159 has no material impact on the Company’s consolidated financial statements.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, SFAS No. 141(R), “Business Combinations” (“SFAS 141R”), was issued. SFAS 141R replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS No. 141R will have on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - An Amendment of SFAS No. 133” (“SFAS 161”). SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, SFAS 161 requires (1) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (2) the disclosure of derivative features that are credit risk-related; and (3) cross-referencing within the footnotes. SFAS 161 is effective on January 1, 2009. The Company is in the process of evaluating the new disclosure requirements under SFAS 161.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Note 3 - Accounts receivables

Accounts receivable consisted of the following:
	March 31, 2008	December 31, 2007
	(Unaudited)
Accounts receivable	5,271,614	1,402,913
Allowance for bad debts	(164,782)	(237,475)
Accounts receivable, net	5,106,832	1,165,438
Long term account receivables, retainage	(59,119)	(588,433)
Account receivable - current, net	5,047,713	577,005

The following table presents rollforward for allowance for bad debts:

Allowance for bad debt, 1/1/2007	$61,948
Addition	171,556
Recovery	(7,111)
Translation adjustment	11,082
Allowance for bad debt, 12/31/2007	$237,475
Reduction	(64,323)
Recovery	(17,113)
Translation adjustment	8,743
Allowance for bad debt, 3/31/2008	$164,782

The Company offers a limited warranty to its customers pursuant to which the customers retain between 5% and 10% of the particular contract price as retainage for pending completion of quality inspection during the limited warranty period. Generally, the Company provides most of its customers with a limited one to two years warranty period during which to complete the quality inspection. The Company records the retainage as deferred revenue (see note 7). When the products pass the quality inspection or the warranty period expires, customers pay the retainage fee and the Company recognizes sales revenue.

As of March 31, 2008 and December 31, 2007, amounts billed under contracted retainage provisions were $1,171,751 and $930,546, respectively. These amounts are included in deferred revenue until earned.

The following table consists of Long term accounts receivable, retainage expected to be collected in 2008.
Amount
For the year ended December 31, 2008	$59,119
Thereafter	-
Total	$59,119

Note 4 - Related Party Transactions

As of March 31, 2008 and December 31, 2007, the Company had the following amounts due from/to Mr. Wu, the shareholder of Poise Profit and all its VIEs, and Zhejiang Jiahua Industry Co., Ltd. the controlling shareholder of Zhejiang Jia Hua Industry Park Investment Development Co., Ltd., in which the Company had non-controlling ownership before May 28, 2007.

	March 31, 2008	December 31 2007
	(Unaudited)
Loan to shareholder, Mr. Wu	$511,501	$463,663
Zhejiang Jiahua Industry Co. Ltd. ,
Account receivable	$-	$572,036
Customer deposit	$346,661	$-
Other payable	$63,348	$60,819

All due from/ to related parties were for convenience purpose and will be settled on demand with cash.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

In 2005, Shanghai Engineering entered into agreements with the son of Mr. Wu to lease an office. For the three months ended March 31, 2008 and 2007, the Company incurred $2,000 each quarter to Mr. Wu for rental expense.

Note 5 - Inventories

As of March 31, 2008 and December 31, 2007, inventories consist of the following:

	March 31, 2008	December 31, 2007
	(Unaudited)
Raw materials	$1,842,512	$1,228,140
Work in progress	4,205,739	4,034,189
Total	$6,048,251	$5,262,329

There was no allowance for potential losses on inventories as of March 31, 2008 and December 31, 2007.

Note 6 - Plant and equipment, Net

As of March 31, 2008 and December 31, 2007, plant and equipment consist of the following:

	March 31, 2008	December 31, 2007
	(Unaudited)
Machinery equipment	$494,818	$461,466
Transportation equipment	242,553	232,871
Office equipment	260,653	232,514
Subtotal:	998,024	926,851
Accumulated depreciation	(315,614)	(227,459)
Plant and equipment, net	$682,410	$649,392

Depreciation expense for the three months ended March 31, 2008 and 2007 were $26,055 and $15,323, respectively.

Note 7 - Deferred revenue

Deferred revenue represents the retainage held by customers during the quality inspection process. When the products pass inspection, customers pay the retainage fee and the Company recognizes sales revenue (See note 3). As of March 31, 2008 and December 31, 2007, deferred revenue amounted to $1,171,751 and $930,546, respectively. The following table presents rollforward for deferred revenue:

Deferred revenue, 1/1/2007	$710,859
Addition	532,220
Collection	(368,626)
Translation adjustment	56,093
Deferred revenue, 12/31/2007	$930,546
Addition	270,035
Collection	(72,951)
Translation adjustment	44,121
Deferred revenue, 3/31/2008	$1,171,751

Note 8 - Short term bank loans

The Company had a total of $371,280 and $0 in short term loans from one bank in China at March 31, 2008 and December 31, 2007, respectively. This loan matures on January 30, 2009. The average interest rate was approximately 7.47%. The bank loan was collateralized by Shanghai Engineering’s office building.

Interest expense for the three months ended March 31, 2008 and 2007 were $5,278 and $14,176, respectively.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Note 9 - Commitments and Contingencies

Operating lease

As of March 31, 2008, the Company had commitments under an operating lease with Mr. Wu (see Note 4) for office premises, requiring annual minimum future rentals as follows:

For years ended March 31,	Amount
2008	$6,000
2009	8,000
Total	$14,000

As of March 31, 2008 and December 31, 2007, the Company did not have any contingent liabilities.

As disclosed in Note 14, the Company is obligated to inject approximate $9.23 million (or RMB65 million) to JV Entity as registered capital.

Note 10 - Taxation

Effective January 1, 2008, the New Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”) in the PRC. The new standard EIT rate of 25% has replaced the 33% rate previously applicable to both DES and FIEs. Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

Pursuant to the PRC income tax laws, Shanghai Engineering is subject to enterprise income tax at a statutory rate of 15% as a high technology entity.

Vessel Works Division was subject to enterprise income tax at a statutory rate of 33% before January 1, 2008, and is subject to a 25% income tax rate thereafter.

No provision for taxation has been made for Hi-tech for the three months ended March 31, 2008 and 2007, as it did not generate any taxable profits during the periods.

Zhuyi was subject to enterprise income tax at a statutory rate of 6% on design service revenue and 0.6% on products revenue.

Haiyin is subject to enterprise income tax at a statutory rate of 4% on service revenue and 0.5% on products revenue.

Shanghai Environmental enjoyed a tax exemption from June 2007 to December 2008 according to a tax bureau declaration.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

	March 31, 2008	December 31, 2007
	(Unaudited)
Provision for China income tax	$128,440	$5,751
Provision for China local tax	12,840	575
Total provision for taxes	$141,280	$6,326

The following table reconciles the statutory rates to the Company’s effective tax rate for the three months ended March 31, 2008 and 2007.

	2008	2007
China income taxes	25.0	33.0
China income tax exemption	(8.5)	(25.5)
Effective tax rate	16.5%	7.5%

The estimated tax savings from the tax exemptions for the three months ended March 31, 2008 and 2007 amounted to $72,768 and $20,295, respectively.

Value added tax

Value added tax (“VAT”) on sales and VAT on purchases amounted to $1,785,982 and $1,066,468 for the three months ended March 31, 2008 and $969,253 and $500,876 for the three months ended March 2007, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday. Taxes payable at March 31, 2008 and December 31, 2007 consisted of the following:
	March 31, 2008	December 31, 2007
	(Unaudited)
VAT tax	$652,246	$490,875
Other taxes	342,928	228,257
Total tax payable	$995,174	$719,132

Note 11 - Segment Information and Concentration of Credit Risk

The Company derives revenue from the following sources (i) manufacture and sale of products; (ii) design services and (iii) EPC contracts that involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. Revenue by the above categories for the three months ended March 31, 2008 and 2007 are summarized as follows:

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

	March 31, 2008	March 31, 2007
	(Unaudited)	(Unaudited)
Revenue:
Product	$3,363,483	$1,802,417
Services	765,590	224,785
EPC contracts	53,399	-
Totals	$4,182,472	$2,027,202

For the three months ended March 31, 2008, the top three customers accounted for 74.8% of the Company’s total income. For the three months ended March 31, 2007, 82.4% of the Company’s total sales were from five customers. Receivables from the top three customers were 52.2% of total account receivables at March 31, 2008.

For the three months ended March 31, 2008, two major suppliers provided approximately 21.1% of the Company’s purchases of raw materials with each supplier individually accounting for 11.3% and 9.8%, respectively. Three suppliers provided 21.1% of the Company’s purchase of raw materials for the three months ended March 31, 2007, with each suppliers individually accounting for 9.8%, 5.7%, and 5.6%, respectively.

Note 12 - Retirement Benefits

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company and its PRC subsidiary are required to maintain a defined contribution retirement plan for all of its employees who are residents of the PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributes to a state sponsored retirement plan approximately 22% of the base salary of each of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable for all past and present employees. The Company made retirement benefits contributions of $11,430 and $9,947 for the three months ended March 31, 2008 and 2007, respectively.

Note 13 - Statutory reserve

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company and its PPC subsidiary are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the Company is required to allocate 15% (10% starting from January 1, 2007) its profits after taxes, as determined in accordance with the PRC accounting standards applicable to the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the Company.

The transfer to this reserve must be made before distribution of any dividend to shareholders. For the three months ended March 31, 2008 and 2007, the Company transferred $71,491 and $7,378, respectively, representing 10% of the year’s net income determined in accordance with PRC accounting rules and regulations, to this reserve.

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POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008
(UNAUDITED)

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 50% of the registered capital.

Note 14 - Subsequent Events

Share Exchange

On April 15, 2008, Poise Profit closed the transaction contemplated by the Share Exchange Agreement (the “Share Exchange Agreement”) among Poise Profit, its shareholders and China Energy Recovery, Inc (formerly known as MMA Media Inc.) (“CER”) entered into on January 24, 2008. At the closing, CER acquires all of the issued and outstanding shares of Poise Profit’s common stock in exchange for 20,757,090 shares of CER’s common stock on a post-stock split basis (the “Share Exchange”) making Poise Profit a wholly-owned subsidiary of CER.

On April 15, 2008 and as a condition to closing of the Share Exchange, CER entered into Securities Purchase Agreements with 25 accredited investors pursuant to which CER issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08 with each unit consisting of one share of CER's Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase one-half of one share of CER's common stock at an exercise price of $2.58 per share on a post-stock split basis.

On April 16, 2008, CER conducted a 1-for-2 reverse stock split pursuant to which each two shares of CER’s common stock issued and outstanding on the record date of April 15, 2008 was converted into one share of CER’s common stock. As a result, the total number of shares of common stock issuable upon conversion of CER's Series A Convertible Preferred Stock and warrants became 5,905,683 on April 16, 2008 on a post-split basis for $8,504,181.

CER was a shell company with limited activities prior to the closing of the Share Exchange. At the closing of the Share Exchange, the shareholders of Poise Profit received 81.5% of CER's issued and outstanding common stock, thus holding the majority of the voting rights in CER, and were granted the right to designate four directors out of the five members of CER's board of directors and to appoint CER's executive officers. Therefore, the Share Exchange transaction is deemed to be a reverse acquisition and recapitalization. Upon the closing of the Share Exchange, Poise Profit became a wholly-owned subsidiary of CER.

In accordance with Section F, “Reverse Acquisition - Accounting Issues,” of the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the Securities and Exchange Commission, CER is considered the accounting acquiree and Poise Profit the accounting acquirer in the Share Exchange. Further, Pursuant to Paragraph 17 of SFAS No. 141R, in business combinations, the acquirer shall classify or designate the identifiable assets acquired and liabilities assumed as necessary to subsequently apply other GAAP as of the acquisition date. The acquirer shall make those classifications or designations on the basis of the contractual terms, economic conditions, its operating or accounting policies, and other pertinent conditions as they exist at the acquisition date. Thus, the consolidated financial statements of the combined entity will be in substance those of Poise Profit, with the assets and liabilities, and revenues and expenses of CER being included effective from the date of the consummation of the Share Exchange. CER is deemed to be a continuation of Poise Profit's business. The shares of CER’s common stock outstanding before the Share Exchange will be accounted for at their net book value and no goodwill will be recognized. The new common stock issued to the Poise Profit shareholders will be accounted for at their net book value as well.

Series A Convertible Preferred Stock

At the closing of the Financing on April 15, 2008, the Company issued units comprising one share of the Company’s Series A Convertible Preferred Stock and one warrant to purchase one-half of one share of the Company’s common stock. The conversion price for the Series A Preferred stock was $1.08 when the common stock was selling for $2.30 on a pre-stock-split basis. The exercise price for the warrants was $1.29 on a pre-stock-split basis. Because the stock price on the issuance date of the Series A Convertible Preferred Stock was $1.22 more than the conversion price of $1.08, the Company has determined that its Series A Preferred Stock contains a beneficial conversion feature and should be accounted for using EITF 98-5 and EITF 00-27.

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According to the Paragraph 5 of EITF 98-5, “embedded beneficial conversion features present in convertible securities should be valued separately at issuance. The embedded beneficial conversion feature should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. That amount should be calculated at the commitment date as the difference between the conversion price and the fair value of the common stock multiplied by the number of shares into which the security is convertible.” After allocating the fair value of the Company's warrants to the proceeds received in the Financing, the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the Series A Convertible Preferred Stock. According to Paragraph 6 of EITF 98-5, “in those situations, the Task Force reached a consensus that the amount of the discount assigned to the beneficial conversion feature is limited to the amount of the proceeds allocated to the convertible instrument. The discount assigned to the convertible instrument, if any, should be amortized over the period to the security’s earliest conversion date. For those preferred securities that are convertible at the date of issuance, the Task Force observed that the discount would be fully amortized through retained earnings at the date of issuance.” Therefore, the Company will allocate the proceeds to the warrants and to the beneficial conversion feature up to the proceeds received with the excess being recorded to retained earnings.

In determining whether an instrument includes a beneficial conversion option, EITF 00-27 Issue 1 discusses whether an issuer should calculate the intrinsic value of a conversion option using (a) the specified conversion price in the instrument; or (b) the effective conversion price based on the proceeds received for or allocated to the convertible instrument. Paragraph 5 of EITF 00-27 states, “The Task Force reached a consensus that the effective conversion price based on the proceeds received for or allocated to the convertible instrument should be used to compute the intrinsic value, if any, of the embedded conversion option. As a result of this consensus, an issuer should first allocate the proceeds received in a financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis. Then, the Issue 98-5 model should be applied to the amount allocated to the convertible instrument, and an effective conversion price should be calculated and used to measure the intrinsic value, if any, of the embedded conversion option.” Therefore, the Company will calculate the effective conversion price in order to determine the beneficial conversion feature and allocate a portion of the proceeds to the warrants.

Warrants

In order for the warrants to be accounted for as equity, the warrants must comply with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and EITF 00-19. The warrants meet the definition of a derivative instrument in SFAS 133 and, therefore, should be accounted for as a derivative instrument. However, paragraph 11(a) of SFAS 133 provides an exemption for instruments that are (a) classified in stockholders’ equity; and (b) “indexed to the issuer’s own stock.” In order to be classified in stockholder’s equity, the warrants must meet all eight tests in EITF Issue 00-19.

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To meet test number 6 of EITF Issue 00-19, the examined contract may require net-cash settlement only in specific circumstances in which holders of shares underlying the contract also would receive cash in exchange for their shares. Further, pursuant to EITF 00-19 paragraph 27, “if an event that is not within the Company’s control would require net-cash settlement, then the contract must be classified as an asset or a liability.” Pursuant to Section 9(d) of the terms of the warrants issued in the Financing, if any Fundamental Transaction (as defined in the warrants) constitutes or results in a change of control, the Company will purchase the warrants from the holders for a purchase price equal to the Black-Scholes value of the remaining unexercised portion of the warrants.

Mr. Qinghuan Wu, the Company's Chief Executive Officer, a director and Chairman of the Board, and his wife, a member of the Company's board of directors, own approximately 73.36% of the Company's outstanding shares of common stock. The Company believes that whether a Fundamental Transaction occurs that would trigger cash settlement under the terms of the warrants is within the Company's control. That is, the Company believes that Mr. Wu and his wife would be able to block a change in control, including a hostile takeover. Therefore, the warrants meet test number 6 of EITF Issue 00-19, as well as the other tests of EITF Issue 00-19, and should be classified as equity.

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The Company used the Black Scholes model to value the warrants at the date of issuance. The following are the assumptions used in the model:

a) Number of Shares - 3,937,121 (7,874,241 warrants divided by 2)
b) Valuation Date - April 15, 2008
c) Stock Price at Valuation Date - $2.30 (on a pre-reverse-stock-split)
d) Exercise price - $1.29 (on a pre-reverse-stock-split)
e) Expected Term - 5 years
f) Volatility - 125%
g) Annual rate of quarterly dividends - 0%
h) Discount rate - 1.84%

Thus, the total value of warrants is $8,023,271 as at April 15, 2008.

The Company then used the relative value to allocate the value of the warrants and the value of the Series A Preferred Stock. Based on this method, the amount allocated to the Series A Preferred Stock and the warrants was $2,992,296 and $ 3,626,982, respectively, out of the net proceeds of $6,619,278 that the Company received in the Financing.

Other Events

On April 24, 2008, $6 million was contributed to JV Entity as its registered capital.

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CHINA ENERGY RECOVERY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet for the Year Ended December 31, 2007 (unaudited)	FFFFF-2

Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2007 (unaudited)	FFFFF-3

Unaudited Pro Forma Consolidated Balance Sheet for the Period Ended March 31, 2008 (unaudited)	FFFFF-4

Unaudited Pro Forma Consolidated Statements of Operations for the Period Ended March 31, 2008 (unaudited)	FFFFF-5

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CHINA ENERGY RECOVERY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 2007
(UNAUDITED)

ASSETS
	Poise Profit	China Energy
	International	Recovery	Pro Forma		Pro Forma
	Limited	Inc.	Adjustments		As Adjusted
CURRENT ASSETS:
Cash	$395,265	$1,427	$6,617,851	(1)+(3)	$7,014,543
Accounts receivable, NET	577,005	-	-		577,005
Accounts receivable - related parties	572,036	-	-		572,036
Notes receivable	351,799	-	-		351,799
Inventories	5,262,329	-	-		5,262,329
Costs and estimated earnings in excess of billings	1,155,909	-	-		1,155,909
Other receivables	37,852	-	-		37,852
Advances on inventory purchases	1,995,345	-	-		1,995,345
Deferred acquisition costs	-	91,592	(91,592)	(1)	-
Deposit for acquisition	-	225,000	(225,000)	(1)	-
Total current assets	10,347,540	318,019	6,301,259		16,966,818

PLANT AND EQUIPMENT, net	649,392	-	-		649,392

OTHER ASSETS:
Long term accounts receivable	588,433	-	-		588,433
Due from shareholder	463,663	-	-		463,663
Total assets	$12,049,028	$318,019	$6,301,259		$18,668,306

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,196,508	$383,477	$(383,477)	(1)	$2,196,508
Other payables	275,591	-	-		275,591
Other payables - related parties	60,819	-	-		60,819
Accrued liabilities	27,850	-	-		27,850
Customer deposits	8,052,570	-	-		8,052,570
Taxes payable	719,132	-	-		719,132
Deferred revenue	930,546	-	-		930,546
Liabilities to be settled in equity	-	41,717	(41,717)	(1)	-
Shareholder advances	-	25,124	(25,124)	(1)	-
Convertible debt	-	250,000	(250,000)	(1)	-
Total current liabilities	12,263,016	700,318	(700,318)		12,263,016

COMMITMENTS AND CONTINGENCIES	-	-	-		-

SHAREHOLDERS' EQUITY:
Preferred stock	-	-	7,874	(3)	7,874
Preferred stock - Additional Paid-in Capital	-	-	6,611,404	(3)	6,611,404
Common stock	1,000	5,990	40,514	(2)	47,504
Additional Paid-in Capital	1,102,300	632,232	(678,736)	(2)	1,055,796
Contribution receivables	(1,000)	-	-		(1,000)
Accumulated deficits	(1,480,921)	(1,020,521)	1,020,521	(1)&(3)	(1,480,921)
Statutory reserves	204,758	-	-		204,758
Accumulated other comprehensive loss	(40,125)	-	-		(40,125)
Total shareholders' equity	(213,988)	(382,299)	7,001,577		6,405,290
Total liabilities and shareholders' equity	$12,049,028	$318,019	$6,301,259		$18,668,306

(1)	In connection with the Share Exchange Agreement, the company entered into and closed an Asset Purchase Agreement with MMA Acquisition Company.
(2)
On January 24, 2008, the Company entered into a Share Exchange Agreement with Poise Profit International, Ltd. Pursuant to the agreement, the Company agreed to acquire all of the issued and outstanding shares of Poise Profit International, Ltd's common stock in exchange for the issuance of 41,514,179 shares of common stock.

(3)
On April 15, 2008, the Company entered into Securities Purchase Agreements with 25 accredited investors pursuant to which the Company issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08 with each unit consisting of one share of the Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase one-half of one share of the Company's common stock at an exercise price of $2.58 per share. Thus, at the closing, we issued 7,874,241 shares of our Series A Convertible Preferred Stock to the investors and we also issued warrants to the investors for the purchase of an aggregate of 1,968,561 shares of our common stock. After commissions, legal fees and transaction expenses, the Company received net proceeds of $6,619,278 upon closing the Financing.

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CHINA ENERGY RECOVERY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(UNAUDITED)

	Poise Profit	China Energy
	International	Recovery	Pro Forma	Pro Forma
	Limited	Inc.	Adjustments	As Adjusted

REVENUES	11,846,892	-	-	11,846,892

COST OF SALES	9,718,424	-	-	9,718,424

GROSS PROFIT	2,128,468	-	-	2,128,468

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,365,321	302,731	-	1,668,052

INCOME (LOSS) FROM OPERATIONS	763,147	(302,731)	-	460,416

OTHER (EXPENSE) INCOME, NET	(31,187)	(73,876)	-	(105,063)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	731,960	(376,607)	-	355,353

PROVISION FOR INCOME TAXES	91,041	-	-	91,041

NET INCOME	640,919	(376,607)	-	264,312

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(201,560)	-		(201,560)

COMPREHENSIVE INCOME	$439,359	$(376,607)	$-	62,752

EARNINGS PER COMMON SHARE
Basic				$0.011
Diluted				0.008

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic				23,752,757
Diluted				33,653,429

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CHINA ENERGY RECOVERY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
FOR THE PERIOD ENDED MARCH 31, 2008
(UNAUDITED)
ASSETS

	Poise Profit	China Energy
	International	Recovery	Pro Forma		Pro Forma
	Limited	Inc.	Adjustments		As Adjusted
CURRENT ASSETS:
Cash	$406,375	$119	$6,619,159	(1)&(3)	$7,025,653
Accounts receivable, net	5,047,713	-	-		5,047,713
Notes receivable	541,001	-	-		541,001
Inventories	6,048,251	-	-		6,048,251
Other receivables	17,674	-	-		17,674
Advances on inventory purchases	1,819,625	-	-		1,819,625
Total current assets	13,880,639	119	6,619,159		20,499,917

PLANT AND EQUIPMENT, net	682,410	-	-		682,410

OTHER ASSETS:
Deferred expense	1,571	-	-		1,571
Long term accounts receivable, retainage	59,119	-	-		59,119
Due from shareholder	511,501	-	-		511,501
Total assets	$15,135,240	$119	$6,619,159		$21,754,518

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,597,346	$108,410	$(108,410)	(1)	$2,597,346
Other payables	416,924	-	-		416,924
Other payables - related parties	63,348	-	-		63,348
Accrued liabilities	70,873	-	-		70,873
Customer deposits	9,023,848	-	-		9,023,848
Customer deposits - related parties	346,661	-	-		346,661
Taxes payable	995,174	-	-		995,174
Deferred revenue	1,171,751	-	-		1,171,751
Short term loan payable	371,280	-	-		371,280
Liabilities to be settled in equity	-	41,717	(41,717)	(1)	-
Shareholder advances	-	15,900	(15,900)	(1)	-
Convertible debt	-	-	-	(1)	-
Total current liabilities	15,057,205	166,027	(166,027)		15,057,205

COMMITMENTS AND CONTINGENCIES	-	-	-		-

SHAREHOLDERS' EQUITY:
Preferred stock	-	-	7,874	(3)	7,874
Preferred stock - Additional Paid-in Capital			6,611,404	(3)	6,611,404
Common stock	1,000	4,662	40,514	(2)	46,176
Additional Paid-in Capital	10,204,650	1,183,560	(1,228,736)	(2)	10,159,474
Contribution receivables	(9,231,000)	-	-		(9,231,000)
Accumulated deficits	(1,088,417)	(1,354,130)	1,354,130	(1)&(3)	(4,312,894)
Statutory reserves	251,350	-	-		251,350
Accumulated other comprehensive loss	(59,548)	-	-		(59,548)
Total shareholders' equity	78,035	(165,908)	6,785,186		6,697,313
Total liabilities and shareholders' equity	$15,135,240	$119	$6,619,159		$21,754,518

(1)	In connection with the Share Exchange Agreement, the company entered into and closed an Asset Purchase Agreement with MMA Acquisition Company.
(2)
On January 24, 2008, the Company entered into a Share Exchange Agreement with Poise Profit International, Ltd. Pursuant to the agreement, the Company agreed to acquire all of the issued and outstanding shares of Poise Profit International, Ltd's common stock in exchange for the issuance of 41,514,179 shares of common stock.

(3)
On April 15, 2008, the Company entered into Securities Purchase Agreements with 25 accredited investors pursuant to which the Company issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08 with each unit consisting of one share of the Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase one-half of one share of the Company's common stock at an exercise price of $2.58 per share. Thus, at the closing, we issued 7,874,241 shares of our Series A Convertible Preferred Stock to the investors and we also issued warrants to the investors for the purchase of an aggregate of 1,968,561 shares of our common stock. After commissions, legal fees and transaction expenses, the Company received net proceeds of $6,619,278 upon closing the Financing.

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CHINA ENERGY RECOVERY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED MARCH 31, 2008 (UNAUDITED)

	Poise Profit	China Energy
	International	Recovery	Pro Forma	Pro Forma
	Limited	Inc.	Adjustments	As Adjusted

REVENUES	4,182,472	-	-	4,182,472

COST OF SALES	3,132,996	-	-	3,132,996

GROSS PROFIT	1,049,476	-	-	1,049,476

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	195,519	125,619	-	321,138

INCOME (LOSS) FROM OPERATIONS	853,957	(125,619)	-	728,338

OTHER (EXPENSE) INCOME, NET	34	(207,990)	-	(207,956)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	853,991	(333,609)	-	520,382

PROVISION FOR INCOME TAXES	141,280	-	-	141,280

NET INCOME	712,711	(333,609)	-	379,102

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(19,423)	-		(19,423)

COMPREHENSIVE INCOME	$693,288	$(333,609)	$-	359,679

EARNINGS PER COMMON SHARE
Basic				$0.015
Diluted				0.012

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic				25,272,904
Diluted				31,236,455

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Until                      , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

40

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale of the common stock being registered. All of the amounts shown are estimated except the SEC registration fee.

Amount
SEC registration fee	$3,886.62
Printing and engraving expenses	$20,000.00
Legal fees and expenses	$100,000.00
Accounting fees and expenses	$50,000.00
Miscellaneous fees and expenses	$26,113.38

Total:	$200,000.00

Item 14. Indemnification of Directors and Officers.

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect on any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent, that the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expense.

Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s personal liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Delaware law provides, however, that a corporation cannot eliminate or limit a director’s liability for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends; or (d) for any transaction from which the director derived an improper personal benefit. Furthermore, such provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our Amended and Restated Certificate of Incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever. In addition, our Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such person as a director, subject to the limitations imposed by Delaware law as described above.

Under Delaware law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

Our Amended and Restated Certificate of Incorporation provides that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was our director, officer, employee, fiduciary or agent or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, whether or not we would have the power to indemnify such person against such liability.

 Item 15. Recent Sales of Unregistered Securities.

 On January 9, 2006, we entered into a Securities Purchase Agreement with RP Capital, LLC, a California limited liability company, and six accredited investors pursuant to which we issued 73,262 shares of our common stock in consideration for $82,833 in cash.

In January 2006, the Company issued 5,005 shares of common shares to consultants for services rendered which were valued at $5,658.

On April 13, 2006, we entered into a Securities Purchase Agreement with five accredited investors pursuant to which we issued 2,895,554 shares of our common stock in consideration for $50,000 in cash.

On August 27, 2007, the Company issued a $250,000 Senior Secured Convertible Promissory Note to an accredited investor as security for a bridge loan. The note was payable 90 days from the date of issue with 20% cash interest of the aggregate principal amount. Pursuant to the terms of the note, the Company was to issue to the noteholder 6,945 shares of common stock and the number of three year warrants determined by a fraction, the numerator of which is 50% of the principal amount of the note and the denominator of which is the price per security of the “Next Financing”. The “Next Financing” means the issuance and sale of equity or equity-linked securities by the Company following the date of the warrant with gross proceeds to the Company of at least $8,000,000. Each warrant allows the holder to buy one share of the Company’s common stock at a price equal to the price per security of the Next Financing. Based on the price per Series A Convertible Preferred Stock offered in the Financing, the warrant is exercisable into 57,870 shares of our common stock. Effective January 9, 2008, Tapirdo Enterprises, LLC purchased the note from the investor and converted it into 1,666,667 shares of common stock.

On October 5, 2007, we entered into a two-year Consulting Agreement with one of our attorneys pursuant to which we issued 55,556 shares of our common stock. Under the terms of the Consulting Agreement, the shares vested pro rata on a monthly basis during the term of the Consulting Agreement, commencing on October 31, 2007. On January 25, 2008, as a result of the closing of the Asset Purchase Agreement with MMA Acquisition Company, the Company agreed to terminate the Consulting Agreement and immediately vest the remaining unvested shares.

On January 3, 2008, we entered into a Contract - Video/Film Production Services with Aviatech, LLC pursuant to which we issued 12,500 shares of our common stock to Aviatech, LLC in consideration for services to be rendered.

On January 15, 2008, we entered into a Consulting Agreement with Stara Zagora Kompanija, LTD, a Bulgarian limited liability company, pursuant to which we issued an aggregate of 50,000 shares of our common stock to two designees of Stara Zagora Kompanija, Ltd. in consideration for public relations consulting services to be rendered.

On January 29, 2008, we issued a warrant to purchase 231,664 shares of our common stock at an exercise price of $19.44 per share to ARC Investment Partners, LLC. This warrant was subsequently cancelled.

On February 4, 2008, we entered into an Investor Relations Agreement with American Capital Ventures, Inc., a Florida corporation, pursuant to which we issued an aggregate of 70,000 shares of our common stock to American Capital Ventures, Inc. and its designee, Maplehurst Investment Group, LLC, in consideration for public relations consulting services to be rendered.

On February 5, 2008, we entered into a Consulting Agreement with Pacific Shores Investments LLC, a California limited liability company, pursuant to which we issued 50,000 shares of our common stock to Pacific Shores Investments LLC in consideration for public relations consulting services to be rendered.

 On February 5, 2008, we entered into a Stockwire Multimedia Report Consulting Agreement with Stockwire Research Group, Inc. pursuant to which we issued 100,000 shares of our common stock to Stockwire Research Group, Inc. in consideration for public relations consulting services to be rendered.

 On February 10, 2008, we entered into a Consulting Agreement with Sean Mahoney pursuant to which we agreed to grant Mr. Mahoney options to purchase 25,000 shares of our common stock at an exercise price of $2.54 equal to the fair market value on the grant date provided that (a) we adopt an equity incentive plan, (b) our board of directors approves the grant, and (c) the grant will be subject to other conditions set forth in an option agreement.

On February 10, 2008, we entered into a Consulting Agreement with MarketByte LLC, a California limited liability company, pursuant to which we issued 100,000 shares of our common stock to MarketByte LLC in consideration for public relations consulting services to be rendered.

On February 10, 2008, we entered into a Consulting Agreement with TGR Group LLC, a Nevada limited liability company, pursuant to which we issued 100,000 shares of our common stock to TGR Group LLC in consideration for public relations consulting services to be rendered.

On March 17, 2008, we entered into a Client Service Agreement with PR Financial Marketing, LLC pursuant to which we issued 175,000 shares of our common stock to PR Financial Marketing in consideration for public relations consulting services to be rendered.

On April 15, 2008, we effected the Share Exchange pursuant to which we acquired all of the issued and outstanding shares of Poise’s common stock in exchange for the issuance of 20,757,090 shares of our common stock to the stockholders of Poise.

We closed the Financing on April 15, 2008 and entered into identical Securities Purchase Agreements with 25 accredited investors pursuant to which we issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08 with each unit consisting of one share of our Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase one-half of one share of our common stock at an exercise price of $2.58 per share. Thus, at the closing, we issued 7,874,241 shares of our Series A Convertible Preferred Stock to the investors and we also issued warrants to the investors for the purchase of an aggregate of 1,968,561 shares of our common stock for an aggregate purchase price of $8,504,181. Part of the purchase price consisted of the conversion of a loan to Shanghai Engineering into a subscription for the Company’s Series A Convertible Preferred Stock and warrants. We agreed with RMK Emerging Markets, LLC to allow it to convert its loan to Shanghai Engineering in the principal amount of $1,268,750 into securities by participating in the Financing on the terms described above. Thus, at the closing of the Financing, we issued 587,384 shares of our Series A Convertible Preferred Stock and warrants to purchase an aggregate of 293,692 shares of our common stock to RMK Emerging Markets, LLC. The terms of this agreement is further described under the caption “Certain Relationships and Related Transactions, and Director Independence” above.

On April 15, 2008, we entered into a Consulting Agreement with Mr. Richard Liu, our Chief Financial Officer pursuant to which we agreed to grant Mr. Liu options to purchase 25,000 shares of our common stock at an exercise price of $2.16 equal to the fair market value on the grant date provided that (a) we adopt an equity incentive plan, (b) our board of directors approves the grant, and (c) the grant will be subject to other conditions set forth in an option agreement. When extending the term of the Consulting Agreement, we agreed to grant Mr. Liu additional options to purchase 25,000 shares of our common stock at an exercise price of $2.16 equal to the fair market value on the grant date on the same terms and conditions.

On June 20, 2008 and in connection with entering into a Consulting Agreement with ARC China, Inc., we issued to ARC China, Inc. a warrant to purchase 750,000 shares of our common stock at an exercise price of $2.16 per share. The warrant is exercisable in a cash-less manner. The warrant will vest and be exercisable according to the following schedule: (a) warrants to purchase 250,000 shares of our common stock vested and became exercisable upon execution of the Consulting Agreement, (b) warrants to purchase 5,000 shares of shares of our common stock will vest and be exercisable on the date of our receipt of each $1,000,000 in gross proceeds in each financing during the term of the Consulting Agreement, up to a maximum of 250,000 shares of our common stock (provided that warrants shall not vest for increments of less than $1,000,000 in gross proceeds received in a financing), and (c) warrants to purchase 250,000 shares of our common stock will vest and become exercisable upon a transfer of the quotation of our common stock from the OTC BB to the NASDAQ Stock Market or the American Stock Exchange. ARC China, Inc. exercised the vested portion of the warrant on June 23, 2008 in a cash-less manner and we issued 195,454 shares of our common stock to ARC China, Inc. on such date. In the event that we terminate the Consulting Agreement for any reason or for no reason, all unvested portions of the warrant on the effective date of such termination will become fully vested and immediately exercisable. In the event ARC China, Inc. terminates the Consulting Agreement for any reason, all unvested portions of the warrant on the effective date of such termination will be forfeited.

Except as noted below, the offers and sales of the securities described above were exempt from registration under Section 4(2) of the Securities Act and pursuant to the rules of Regulation D promulgated thereunder, insofar as: (a) each investor represented to us that it was accredited within the meaning of Rule 501(a); (b) we restricted the transfer of the securities in accordance with Rule 502(d); (c) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the 12 months preceding the transaction; (d) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c); (e) each investor agreed to hold the securities for its own account and not on behalf of others; and (f) each investor represented to us that it acquired the securities for investment purposes only and not with a view to sell them.

The issuance of the securities in the Share Exchange was exempt from registration under Section 4(2) of the Securities Act and Regulation S promulgated thereunder, insofar as: (a) the offer and sale was made in an offshore transaction; (b) no direct selling efforts was made in the United States; (c) we implemented necessary offering restrictions; (d) no offer and sale was made to a U.S. person or for the account or benefit of a U.S. person, and the Poise stockholders provided the necessary certifications to that effect; (e) the Poise stockholders agreed to the resale limitation imposed by Regulation S; (f) the issued securities contained the necessary restrictive legend; and (g) we provided the Poise stockholders with the necessary notice about the restrictions on offer or sale of the securities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit #	Description	Reference
2.1	Agreement and Plan of Merger, dated as of April 7, 2006, by and between the Registrant and its wholly-owned subsidiary Commerce Development Corporation, Ltd.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 13, 2006 (File No. 33-0843696).

2.2
Share Exchange Agreement made effective as of January 24, 2008 by and among the Registrant, Poise Profit International, Ltd. and the selling stockholders of Poise Profit International, Ltd. as set out in the Share Exchange Agreement
Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).

2.3	Asset Purchase Agreement dated January 25, 2008 between the Registrant and MMA Acquisition Company	Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).

2.4
First Amendment to Share Exchange Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd. and the undersigned shareholders of Poise Profit International, Ltd.
Incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 7, 2008 (File No. 333-104647).

3.2	Corrected Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of China Energy Recovery, Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 9, 2008 (File No. 333-104647).

3.3	Bylaws	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 13, 2006 (File No. 333-104647).

4.1	Form of Warrant issued under the Consulting Agreement	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).

4.2	Form of Warrant issued in the Financing	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

4.3	Registration Rights Agreement dated January 18, 2008 by and among the Registrant and certain stockholders signatory thereto	Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

4.4	Form of Registration Rights Agreement dated April 15, 2008 by and among the Registrant and the investors in the Financing	Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

4.5	Warrant issued under the Consulting Agreement between China Energy Recovery, Inc. and ARC China, Inc.	Filed herewith

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP	To be filed by amendment.

10.1	Securities Purchase Agreement, dated as of January 9, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 13, 2006 (File No. 33-0843696).

10.2	Securities Purchase Agreement, dated as of April 13, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).

10.3	Stock Purchase Agreement, dated as of April 18, 2006, by and among the selling stockholders and purchasers signatory thereto	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).

10.4	Form of Securities Purchase Agreement, dated as of April 15, 2008, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.5	Amended and Restated Senior Secured Promissory Note, dated as of January 9, 2008	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 15, 2008 (File No. 333-104647).

10.6	Escrow Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd., Qinghuan Wu and Jialing Zhou	Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.7	Loan and Transaction Expenses Agreement dated as of December 18, 2007 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and RMK Emerging Markets, LLC	Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.8	Loan Conversion Agreement dated as of April 15, 2008 between RMK Emerging Markets, LLC, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and China Energy Recovery, Inc.	Incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.9
Leasing and Operating Agreement dated as of April 22, 2004 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and Shanghai Si Fang Boiler Factory, together with Amendment dated as of November 21, 2005, Amendment dated as of December 28, 2006 and Amendment dates as of June 25, 2007
Incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.10	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.11
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.12	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.13
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.14
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.15	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.16
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.17	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.17 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.18
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.18 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.19
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.20	Employment Contract dated as of January 1, 2006 between Shanghai Hai Lu Kun Lun Hi-Tech Engineering Co., Ltd. and Qinghuan Wu	Incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.21	Consulting Agreement between China Energy Recovery, Inc. and ARC China, Inc.	Filed herewith

21.1	List of subsidiaries	Incorporated by reference to Exhibit 21.1 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

23.1	Consent of Moore Stephens Wurth Frazer and Torbet, LLP	Filed herewith.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP	Incorporated by reference to Exhibit 23.2 to the Registrant’s Registration Statement on Form S-1 filed on May 6, 2008 (File No. 333-150659).

23.3	Consent of Lawrence Scharfman CPA P.A.	Filed herewith

23.4	Consent of AJ Robbins, P.C.	Filed herewith

(b) Financial Statement Schedules

All financial statement schedules are omitted because (i) they are inapplicable, (ii) they are not required, or (iii) the information is indicated elsewhere in our financial statements or the notes thereto.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	To include any prospectus required by section 10(a)(3) of the Securities Act.

•
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

•
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

The undersigned registrant hereby also undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Finally, the undersigned registrant hereby undertakes that, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on July 31, 2008.

China Energy Recovery, Inc. Registrant

July 31, 2008	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 31, 2008.

Principal Executive Officer and Director:

/s/ Qinghuan Wu	Chief Executive Officer and Director
Qinghuan Wu

Principal Financial and Accounting Officer:

/s/ Richard Liu	Chief Financial Officer
Richard Liu

Directors:

/s/ Qi Chen	General Manager and Director
Qi Chen

/s/ Jialing Zhou	Director
Jialing Zhou

Exhibit Index

Exhibit #	Description	Reference
2.1	Agreement and Plan of Merger, dated as of April 7, 2006, by and between the Registrant and its wholly-owned subsidiary Commerce Development Corporation, Ltd.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 13, 2006 (File No. 33-0843696).

2.2
Share Exchange Agreement made effective as of January 24, 2008 by and among the Registrant, Poise Profit International, Ltd. and the selling stockholders of Poise Profit International, Ltd. as set out in the Share Exchange Agreement
Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).

2.3	Asset Purchase Agreement dated January 25, 2008 between the Registrant and MMA Acquisition Company	Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).

2.4
First Amendment to Share Exchange Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd. and the undersigned shareholders of Poise Profit International, Ltd.
Incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 7, 2008 (File No. 333-104647).

3.2	Corrected Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of China Energy Recovery, Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 9, 2008 (File No. 333-104647).

3.3	Bylaws	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 13, 2006 (File No. 333-104647).

4.1	Form of Warrant issued under the Consulting Agreement	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).

4.2	Form of Warrant issued in the Financing	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

4.3	Registration Rights Agreement dated January 18, 2008 by and among the Registrant and certain stockholders signatory thereto	Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

4.4	Form of Registration Rights Agreement dated April 15, 2008 by and among the Registrant and the investors in the Financing	Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

4.5	Warrant issued under the Consulting Agreement between China Energy Recovery, Inc. and ARC China, Inc.	Filed herewith

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP	To be filed by amendment.

10.1	Securities Purchase Agreement, dated as of January 9, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 13, 2006 (File No. 33-0843696).

10.2	Securities Purchase Agreement, dated as of April 13, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).

10.3	Stock Purchase Agreement, dated as of April 18, 2006, by and among the selling stockholders and purchasers signatory thereto	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).

10.4	Form of Securities Purchase Agreement, dated as of April 15, 2008, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.5	Amended and Restated Senior Secured Promissory Note, dated as of January 9, 2008	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 15, 2008 (File No. 333-104647).

10.6	Escrow Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd., Qinghuan Wu and Jialing Zhou	Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.7	Loan and Transaction Expenses Agreement dated as of December 18, 2007 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and RMK Emerging Markets, LLC	Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.8	Loan Conversion Agreement dated as of April 15, 2008 between RMK Emerging Markets, LLC, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and China Energy Recovery, Inc.	Incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.9
Leasing and Operating Agreement dated as of April 22, 2004 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and Shanghai Si Fang Boiler Factory, together with Amendment dated as of November 21, 2005, Amendment dated as of December 28, 2006 and Amendment dates as of June 25, 2007
Incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.10	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.11
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.12	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.13
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.14
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.15	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.16
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.17	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.17 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.18
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.18 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.19
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.20	Employment Contract dated as of January 1, 2006 between Shanghai Hai Lu Kun Lun Hi-Tech Engineering Co., Ltd. and Qinghuan Wu	Incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.21	Consulting Agreement between China Energy Recovery, Inc. and ARC China, Inc.	Filed herewith

21.1	List of subsidiaries	Incorporated by reference to Exhibit 21.1 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

23.1	Consent of Moore Stephens Wurth Frazer and Torbet, LLP	Filed herewith.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP	Incorporated by reference to Exhibit 23.2 to the Registrant’s Registration Statement on Form S-1 filed on May 6, 2008 (File No. 333-150659).

23.3	Consent of Lawrence Scharfman CPA P.A.	Filed herewith

23.4	Consent of AJ Robbins, P.C.	Filed herewith